As filed with the Securities and Exchange Commission on April 26, 2022.

Registration No. 333-261246

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

Amendment No. 7 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________

Agora Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

_____________________

Nevada	7374	87-2830596
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

145 King Street, Suite 410
Charleston,
South Carolina 29401
(800) 219-0518
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

William B. Hoagland, CFA
Chief Executive Officer
145 King Street, Suite 410
Charleston, South Carolina 29401
(800) 762-7293
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Michael D. Harris, Esq. Brian S. Bernstein, Esq. Constantine Christakis, Esq. Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410 (561) 686-3307	Robert F. Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

_____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offering only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging company See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 26, 2022

AGORA DIGITAL HOLDINGS, INC.

Units
Each Unit Consisting of
One Share of Common Stock (par value $0.001)
and
One Warrant to Purchase One Share of Common Stock
And ________ shares of Common Stock underlying the Warrants

This is an initial public offering of securities by Agora Digital Holdings, Inc. (“Agora”), a Nevada corporation and majority-owned subsidiary of Ecoark Holdings, Inc. (“Ecoark”). We are offering ____ units, each unit consisting of one share of common stock, $0.001 par value per share, and one warrant to purchase one share of common stock, of Agora.

Each warrant is immediately exercisable for one share of common stock at an exercise price of $____ per share or ____% of the price of the units sold in the offering and will expire ____ years from the date of issuance.

Prior to this offering, there has been no public market for our securities. It is currently estimated that the initial public offering price for our units will be between $____ and $____ per unit. We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “DEFY” and “DEFYW,” respectively. We will not consummate this offering unless our common stock and warrants are approved for listing on Nasdaq.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the securities from time to time to purchasers directly or through agents, through brokers in brokerage transactions on The Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

Approximately 90 days following this offering, Ecoark is expected to spin off 80% of the Agora common stock it holds, or 33,336,997 shares, to Ecoark’s securityholders as a stock dividend, and Ecoark will retain the remaining 20% of Agora common stock it holds, or 8,334,224 shares. While the stock dividend is expected to occur, we do not have a definitive agreement with Ecoark requiring Ecoark to effect the spin-off, and there is a possibility that the spin-off will not occur as expected or at all.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      See the section titled “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter the option for a period of 30 days to purchase up to an additional ____________ shares and/or an additional _______ warrants from us on the same terms as set forth, if any.

The underwriter expects to deliver the units to purchasers on or about_____________, 2022, subject to customary closing conditions.

H.C. Wainwright & Co.

Prospectus dated [•], 2022.

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different from that contained in this prospectus. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

Through and including __________, ______ (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including our financial statements and the related notes appearing elsewhere in this prospectus and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” “Agora” and the “Company” refer to the consolidated operations of Agora Digital Holdings, Inc., and its wholly owned subsidiaries.

Company Overview

Agora was organized by our parent and principal stockholder, Ecoark Holdings, Inc. (“Ecoark”) to enter the cryptocurrency mining business. Because of regulatory uncertainty over cryptocurrency being deemed to be securities, Agora’s initial focus is on mining Bitcoin which has not currently been deemed as a security. Because of regulatory concerns and the changing regulatory environment, we intend to seek opportunities to engage with cryptocurrencies that do not involve the offer or sale of any securities.

On September 22, 2021, Ecoark assigned 100% of the membership interests of Trend Discovery Holdings LLC (“Trend Discovery”) to Agora, and Trend Discovery is now a wholly-owned subsidiary of Agora. Through Trend Discovery, Agora operates the following wholly-owned subsidiaries: Bitstream Mining LLC (“Bitstream”), Barrier Crest LLC (“Barrier Crest”), Trend Discovery Capital Management LLC (“Trend Capital Management”), and Trend Discovery Exploration LLC (“Trend Exploration”). Additionally, Trend Capital Management is the general partner of Trend Discovery LP (“Trend LP”) and the manager of Trend Discovery SPV 1, LLC (“Trend SPV”), each of which is an investment fund, but is not the investment manager of either entity. Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark securities held by Trend LP nor Trend SPV since it assigned the sole power to vote and direct all investment activities which will impact the entities’ economic performance to an independent third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company. Trend Capital Management does not have the obligation to absorb losses or the right to receive benefits that could be significant as a result of the entities’ performance. Trend Capital Management does not have any ownership of or a controlling financial interest in Trend LP nor Trend SPV and therefore management has concluded consolidation of these entities with Trend Capital Management is not required. Further information about the relationship among these entities can be found in “Certain Relationships And Related Party Transactions” at page 93 and in the footnotes to financial statements contained herein.

Set forth below are organizational charts displaying the corporate structure of Ecoark, Agora, and our related subsidiaries as follows:

(i) before the proposed offering and Ecoark’s planned stock dividend of 80% of its Agora common stock, (ii) after the proposed offering but before Ecoark’s planned stock dividend, and (iii) after the proposed offering and Ecoark’s planned stock dividend.

Agora Digital Holdings, Inc.

Organizational Chart

Pre-Offering, Pre-Spinoff

As of April 22, 2022

Agora Organizational Chart

Post-Offering, Pre-Spinoff

(1) Ecoark Holdings, Inc. (NASDAQ)
("Ecoark")
(8) Trend Discovery GP I LLC
10% owned by Agora
(2) Agora Digital Holdings, Inc.
("Agora")
74.0% owned by Ecoark
(3) Trend Discovery Holdings LLC
("Trend Discovery")
100% owned by Agora
(4) Bitstream Mining LLC
("Bitstream")
100% owned by Agora
(5) Barrier Crest LLC
("Barrier Crest")
100% owned by Agora
(6) Trend Discovery Capital Management LLC
("Trend Capital Management")
100% owned by Agora
(7) Trend Discovery Exploration LLC
("Trend Exploration")
100% owned by Agora
(9) Trend Discovery LP
("Trend LP")
0% owned by Trend Capital Management
Managed by Trend Capital Management
(10) Trend Discovery SPV 1, LLC
("Trend SPV")
0% owned by Trend Capital Management
Managed by Trend Capital Management

<u>Description of businesses:</u>

(1) Ecoark is the parent company of Agora.

(2) Post-Offering Holding Company; With an estimated $50 million offering (10,000,000 shares at $5.00 per share), out of the total of 56,271,221 shares of Agora common stock which will be outstanding. Agora public stockholders will own 10,000,000 shares or 17.8%. Ecoark will own 41,671,221 shares or 74.0%, and officers, directors, employees and advisors of Agora will own the remaining 4,600,000 restricted shares or 8.2% as restricted common stock.

(3) Former holding company; superseded by Agora due to need for issuable capital stock.

(4) Digital asset mining business operating in West Texas.

(5) Fund administration business performing back-office accounting and reporting.

(6) Asset management business generating revenue by capital management fees on AUM.

(7) Entity with oil and gas working interests to be used for digital asset mining with flare gas.

(8) General partnership for carried interests generated off of Trend LP; transferred from Ecoark to Agora on December 8, 2021.

(9) Managed entity by Trend Capital Management containing diverse early-stage venture capital investments.

(10) Managed entity by Trend Capital Management serving as capital raising vehicle for Ecoark.

Agora Organizational Chart

Post-Offering, Post-Spinoff

Ecoark as our principal stockholder plans to effect a stock dividend of 80% of its ownership of Agora common stock, or 33,336,997 shares, following this offering. Following the stock dividend by Ecoark, Agora will operate as a stand-alone entity. Following the offering and stock dividend, assuming 10,000,000 shares are sold in this offering, it is expected that approximately 43,336,997 shares of Agora’s outstanding common stock, or 77.0%, will be held by public stockholders.

The purpose of the spin-off by Ecoark is to generate Ecoark stockholder value by providing such equity owners with a dividend. The shares of Agora common stock will be distributed to Ecoark security holders pro rata on a fully-diluted basis, meaning the holders of options and warrants exercisable for Ecoark common stock will also receive shares of Agora common stock as if the shares of Ecoark common stock underlying their securities were issued and outstanding. The fully-diluted capitalization of Ecoark is 33,336,997 shares, including 26,364,199 shares of outstanding Ecoark common stock and 6,972,798 shares underlying options and warrants. No fractional shares of Agora common stock will be issued in the stock dividend, and any fractional shares of Agora common stock in the stock dividend will be rounded up to the nearest whole share. Ecoark securityholders will not be required to pay any consideration for the stock dividend of Agora common stock.

The spin-off is expected to be administered by Ecoark, in part using third party service providers procured and compensated by Ecoark. Agora is not expected to materially contribute to the administration of Ecoark’s spin-off and does not anticipate entering into any agreements with respect thereto other than arranging with and compensating its transfer agent. Following the spin-off, two greater than 5% beneficial owners of Ecoark are each expected to be greater than 5% beneficial owners of Agora. Ecoark has advised us that neither of these stockholders has attempted to exert any influence or control over its operations or policies. Following the spin-off Agora will lose status as a controlled company under Nasdaq Rules (as more particularly described below) because no single individual, entity or group will hold more than 50% of its outstanding voting power with respect to the election of Agora’s Board of Directors (the “Board”). Although we do not know what third parties will do, Ecoark may continue to control Agora particularly if it is the largest stockholder.

None of the proceeds from this offering will be used to cover any expenses for the planned dividend of Agora common stock by Ecoark. The underwriter has required Ecoark to enter into a lock-up agreement pursuant to which Ecoark may not effect the planned dividend of Agora stock until 90 days following the date of this prospectus. Following the lock-up period, a large number of shares will be available for sale and our stockholders may rapidly sell them resulting in a significant decline in the market price of our common stock and dilution to our stockholders. Following the closing of this offering and the stock dividend, Ecoark will own 8,334,224 shares of Agora common stock representing approximately 14.8% of the issued and outstanding Agora common stock. See the risk factor titled “When Ecoark effects the planned stock dividend of 33,336,997 Agora shares, the impact may depress our common stock price” on page 37 of this prospectus for more information.

The Board of Directors of Ecoark is expected to establish a record date for the stock dividend within no more than 30 days following this offering. In conjunction with publicizing the record date, Ecoark intends to provide its securityholders with an Information Statement about the stock dividend, including the number of shares of Agora common stock to be distributed per fully-diluted share of Ecoark common stock and the calculations used to determine the ratio.

While the stock dividend of 80% of Ecoark’s holdings of Agora common stock is expected to occur, we do not have a definitive agreement with Ecoark requiring Ecoark to effect the spin-off, and there is a possibility that the spin-off will not occur as expected or at all. Neither Agora nor its stockholders will have any input on whether or when to effect the Ecoark stock dividend (except, of course, to the extent an Agora stockholder is an Ecoark director). If the spin-off does not occur as anticipated for any reason investors in Agora will have more limited corporate governance protections under the Nasdaq Rules if we elect to take advantage of the “controlled company” rules as described in the next paragraph.

Because Agora is and will remain a majority-owned subsidiary of Ecoark prior to the planned stock dividend, Agora is considered a “controlled company” under Nasdaq rules. A controlled company is defined as an entity of which more than 50% of the voting power for the election of directors is held by an individual, a group or another entity. Under Nasdaq rules, controlled companies are afforded exemptions with respect to certain of the corporate governance requirements which otherwise apply to Nasdaq-listed companies, including having a board of directors consisting of a majority of independent directors, more stringent independence standards for audit committee members, having an independent compensation committee, having an independent nominating committee and the selection or recommendation of director nominees by independent directors. To the extent Agora relies upon these exemptions, we will comply with the disclosure requirements set forth in Instruction 1 to Item 407(a) of Regulation S-K.

Ecoark intends to the extent possible and practicable to structure the spin-off of Agora common stock to qualify as a transaction that is tax-free for U.S. federal income tax purposes, including potentially under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986 (the “Code”), although no assurances can be given that the distribution will qualify for such treatment. Ecoark is expected to obtain an opinion of counsel regarding the anticipated tax treatment of the stock dividend prior to making the distribution. If the spin-off qualifies as a transaction that is tax-free to Ecoark and Ecoark’s stockholders as intended, for U.S. federal income tax purposes, under Sections 368(a)(1)(D) and 355 of the Code, no gain or loss will be recognized by, or be includible in the income of, a U.S. holder (as defined in “Certain United States Federal Income Tax Considerations”) as a result of the stock dividend. After the stock dividend, Ecoark stockholders will allocate their basis in their Ecoark common stock held immediately before the stock dividend between their Ecoark common stock and Agora common stock in proportion to their relative fair market values on the date of the stock dividend. See “Material Tax Consequences of the Proposed Stock Dividend to U.S. Holders of Ecoark Common Stock” for more information regarding the potential tax consequences of the spin-off. Ecoark will advise its stockholders to consult a tax advisor as to the particular tax consequences of the spin-off to them.

Bitstream was organized in the Spring of 2021 to be our principal cryptocurrency subsidiary. Bitstream has entered into a series of agreements and arrangements including arranging for a reliable and economical electric power source needed to efficiently mine Bitcoin, ordering miners, housing infrastructure and other infrastructure to mine Bitcoin and locate a third-party hosting service to operate our miners and the service’s more advanced miners. Agora has spent approximately $7.2 million and has agreed to spend approximately $6 million in connection with these agreements, not including future revenue sharing.

We purchased and received delivery of 5,000 Canaan AvalonMiner 841 miners, of which 550 are currently being operated in West Texas. On November 6, 2021, we commenced Bitcoin mining on a beta test basis. Because these Canaan AvalonMiner 841 miners are less powerful than the other miners we have ordered, we may lose money on our initial mining operations. Our hosting service expects to deploy Bitmain S19 Pro miners, which are expected to be operational in the quarter ending June 30, 2022.

In order to advance our environmental, social and governance (“ESG”) strategy and seek a way to reduce the power costs of our planned mining activities, an Ecoark subsidiary made an intercompany assignment of certain oil and gas mineral leases to Agora’s subsidiary, Trend Exploration. Trend Exploration has been investigating the use of flared or stranded natural gas to fuel a turbine to generate the energy required to mine cryptocurrency. As we seek a solution, the oil wells generate approximately $100,000 per month of revenue at current prices.

Barrier Crest provides fund administration and related services for small hedge funds. Trend Discovery owns an entity which is the general partner and manager, respectively, but not the investment manager, of two investment funds. These investment funds own shares of Ecoark and one also owns warrants of Ecoark. See “Certain Relationships and Related Party Transactions.” As reflected in the financial statements contained in this prospectus, during the period ended December 31, 2021 a majority of our revenue was generated from Barrier Crest, Trend Capital Management and Trend Exploration. We expect a majority of our revenue to primarily be generated by Bitstream once we receive working capital from the proceeds of this offering and implement our business plan.

Until the three months ended September 30, 2021, all of our revenue to-date has been generated from our fund administration and management fees. On July 1, 2021, Ecoark assigned us working interests in oil and gas revenues, and in December 2021, we began recognizing revenue from our Bitcoin mining operations. For the three months ended December 31, 2021, 20% of our revenues were generated from Barrier Crest and Trend Capital Management, related parties of the Company, and 78% of our revenues were from oil and gas, with the balance from Bitcoin mining operations. Bitcoin mining is the principal focus of our business.

We also intend to eventually enter into the Decentralized Finance or DeFi space, in part to complement and/or build upon our cryptocurrency operations by opening a cryptocurrency trading desk. To do so, we plan to acquire a licensed broker-dealer, and ultimately build out that broker-dealer with capabilities including but not limited to market making. However, management does not expect these plans to materialize in the short-term, and no assurance can be given that any search for an acquisition target will be successful.

Initially, we intend to focus on mining or acquiring only Bitcoin. In the future, we would only trade cryptocurrency securities, after being advised by experienced securities legal counsel, that the securities have fully complied with the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). To date, we are not aware of any such securities which have complied with the federal securities laws.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced reporting requirements. We will cease being an emerging growth company no later than five years after the completion of this offering. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Emerging Growth Company and Smaller Reporting Company Status” elsewhere in this prospectus for more information.

Corporate Information

We were incorporated under the laws of the State of Nevada on September 17. 2021. Our principal executive offices are located at 145 King Street, Suite 410 Charleston, SC 29401. Our website address is https://agoradigital.com/. The information contained on, or accessible through, our website does not constitute part of this prospectus and is not incorporated herein. We have included our website address in this prospectus solely as an inactive textual reference.

Risks Associated with Our Business

Our business and an investment in our common stock are subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. Some of these risks include:

•        We lack an operating history in the cryptocurrency mining space, which is full of significant barriers to entry, and there can be no assurance we will be successful in establishing mining or other planned operations or achieving material revenues or profitability.

•        We are reliant upon our management team and the loss of a key member could materially harm our ability to continue or grow our operations as planned or at all.

•        If we are unable to manage our growth or implement our business plan effectively, you could lose some or all of your investment.

•        We have incurred and will need to incur substantial capital expenditures to develop, maintain and expand our cryptocurrency mining facility, which may not generate the expected returns, including if we fail to enter into a definitive agreement to secure electricity for our cryptocurrency mining facilities.

•        If we are unable to enter into a definitive agreement with the power broker, the $2,422,500 we paid the power broker will be forfeited and we will lack a source of affordable power. This may materially and adversely affect our ability to operate our Bitcoin mining business and our financial condition.

•        The ongoing supply chain delays may create the possibility of delays in delivery and launch and/or expansion of our mining facilities and equipment, which could stunt our growth, diminish our prospects, result in lost opportunity or revenue and increase our costs, particularly given the volatile nature of the cryptocurrencies we intend to mine.

•        Our mining operating costs, including the costs to operate, maintain, repair and replace our mining equipment, could outpace our mining revenues, which would put a strain on our business or increase our losses.

•        Cryptocurrencies and related activities are characterized by numerous other risks and uncertainties, including the possibility for adverse regulatory developments such as bans or restrictions, hacking or malicious coding, price volatility, inaccurate mining pool calculations, the potential for one cryptocurrency to branch into two, the periodic reduction by half of the Bitcoin rewards from mining a block on the blockchain, adverse changes to the blockchain algorithm, and other external forces beyond our control described more fully below.

•        Because we intend to initially have two mining locations, if we were to experience damage or loss at either or both of these facilities, which may be uninsured or underinsured, your investment in us would be at risk.

•        The future development and growth of cryptocurrencies such as Bitcoin is subject to a variety of factors that are difficult to predict and evaluate. If the market for Bitcoin does not grow as we expect, or the price of Bitcoin declines, our business, operating results, and financial condition could be adversely affected.

•        We are keeping the Bitcoin we acquire in a digital wallet with Coinbase, a large cryptocurrency platform. We may use our subsidiaries for this purpose as well. We are subject to a variety of cybersecurity risks resulting from this arrangement.

•        The COVID-19 pandemic may disrupt our operations and those of our vendors, suppliers and other third parties on which we rely, and we may not be able to obtain new miners or replacement parts for our existing miners in a timely or cost-effective manner, which could materially and adversely affect our business and results of operations.

•        We require additional capital to establish and maintain our operations and support business growth and objectives, and this capital might not be available to us on reasonable terms or at all, may result in stockholder dilution, and may be delayed or prohibited by applicable regulations or other industry or market factors beyond our control.

•        Our financial services business is subject to numerous risks, including due to our limited number of clients, dependence on the financial markets which can be volatile, reliance on key personnel and third-party software, intense competitive forces in the industry and the possibility of technological change rendering our services obsolete.

•        Part of our business plan presently contemplates locating, negotiating and consummating the acquisition of a broker-dealer to allow us to participate more fully in the financial markets, and we may face challenges in this endeavor, including the high expenses and uncertainty in the acquisition process, exposure to liability through the acquired business, and regulatory burdens and related costs of compliance.

•        If we enter the DeFi industry, we will face numerous risks and uncertainties, including reliance on smart contracts, cybersecurity exposure, coding errors or malicious actors, difficulties in tracking transactions or remediating errant or adverse developments with respect thereto, and the possibility of investment loss, adverse regulatory developments or other losses or contingencies which we may become subject to or responsible for.

•        Our ESG solution using stranded natural gas may not be successful, and we face risks that all oil and gas companies face.

•        Our stock price may be subject to significant volatility due to a variety of factors, many of which are beyond our control, including its potential connection to the price of Bitcoin or other cryptocurrencies, which could adversely affect investors.

•        Prior to this offering there is no public market for our common stock, and no assurance can be given that such a market will fully develop or be maintained.

THE OFFERING

Securities offered	________ units (or ________ units if the underwriter’s option is exercised in full), at $____ per unit, each unit consisting of:
• one share of common stock; and
• one whole warrant to purchase one share of common stock at a price of $____ per share, subject to adjustment as described in this prospectus.
Option to purchase additional securities

We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional _____ shares of common stock and/or ______ additional warrants from us.

Shares of Common stock:
Issued and outstanding before this offering	46,271,221
Issued and outstanding after this offering	_____
Warrants:

The registration statement of which this prospectus is a part registers for sale warrants to purchase up to _____ shares of our common stock (_____ shares of common stock if the underwriter’s option is exercised in full). The warrants will have an exercise price of $____ (____% of the price of each Unit sold in the offering based upon an assumed initial public offering price of $_____ per Unit) and is exercisable for a period of ____ years from the date of issuance.

Issued and outstanding before this offering	0 warrants
Issued and outstanding after this offering	_____ warrants not including warrants issued to the Representative, as defined below.
Representative’s Warrants

We have agreed to issue H.C. Wainwright & Co. (the “Representative”) warrants to purchase up to ____% of the number of shares of common stock sold in the offering as a portion of the underwriting compensation payable to the Representative in connection with this offering. The warrants are immediately exercisable at a per share price equal to 125% of the public offering price per unit, at any time, and from time to time, in whole or in part, during the five year period beginning from the commencement of sales of the offering.

Use of Proceeds

We currently intend to use at least 80% of the net proceeds we receive from this offering to purchase new mining equipment and related infrastructure, and the balance for general corporate purposes, including working capital, operating expenses, and other capital expenditures. Additionally, we may use a small portion of the net proceeds to acquire a broker-dealer. However, we do not have a binding agreement to acquire any broker-dealer but our management considers this an important goal. If we are successful in acquiring a broker-dealer, it will not participate in this offering in any way. Prior to the closing of this offering, we have borrowed funds from Ecoark. As of April 22, 2022, we owe Ecoark, $4,947,995 under a $7.5 million line of credit note due March 31, 2023. Although we expect to repay the Ecoark line of credit note from cash flow from operations, if necessary we may use proceeds from this offering. See “Risk Factors”.

Risk Factors	See the section titled “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.
Proposed trading symbols Common stock Warrants

We have applied to have our shares of common stock and warrants listed on Nasdaq under the symbols “DEFY” and “DEFYW,” respectively. We will not consummate this offering unless our common stock and warrants are approved for listing on Nasdaq.

The number of shares of common stock to be outstanding immediately after this offering is based on 46,271,221 shares of common stock outstanding as of April 22, 2022 and excludes, as of that date:

•        400,000 shares of common stock available for future grants under Agora’s 2021 Equity Incentive Plan;

•        ___ shares of common stock issuable upon exercise of the warrants;

•        _____ shares of common stock issuable upon exercise of the warrants to be issued to the Representative in connection with this offering (or _____ shares of common stock issuable upon exercise of the warrants, if the underwriter exercises its option in full to purchase additional shares of common stock and/or accompanying warrants) with an exercise price of $_____ per share.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. There may be additional risks not presently known to us or that we currently believe to be immaterial, which could turn out to be material. Our business, financial condition and results of operations could be adversely affected by any of these risks, should they occur, and turn out to be material. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our securities could decline and investors could lose all or part of their investment.

This prospectus also contains forward-looking statements which involve risks and uncertainties. Our actual results of operations could differ materially from those anticipated in these forward-looking statements due to a variety of factors, including the risks described below and those discussed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. See the section entitled “Forward-Looking Statements” of this prospectus.

Risks Related to Our Cryptocurrency Mining Business

We lack an operating history in the cryptocurrency mining space, and our new business is subject to a number of significant risks and uncertainties which affect its future viability.

As of April 22, 2022, we have invested approximately $7.2 million and agreed to invest approximately $6.0 million towards the development of our new cryptocurrency mining business. That business, Bitstream, has been formed and entered agreements and arrangements for equipment and services but has only recently commenced cryptocurrency mining operations. In order to proceed, we are installing miners and mining infrastructure at our first mining facility in Texas, and need to enter into a long-term contract to purchase electric power from the power grid in Texas and use the power to mine cryptocurrencies as well as take advantage of future power shortages such as the one that affected Texas in the winter of 2021. Among the risks and uncertainties are:

•        We are currently in discussions with a number of key players in this industry, but have not yet executed any definitive agreements to purchase the power needed from the retail power provider, and if we are able to enter into an agreement for the power, the terms may not be as attractive as we currently expect, which may threaten the profitability of this venture;

•        If we are unable to enter into a definitive agreement with the power broker, the $2,422,500 we paid the power broker will be forfeited and we will lack a source of affordable power. This may materially and adversely affect our ability to operate our Bitcoin mining business and our financial condition;

•        We purchased and received delivery of 5,000 Canaan AvalonMiner 841 miners, of which 550 are currently being operated in West Texas. On November 6, 2021, we commenced Bitcoin mining on a beta test basis. Because these Canaan AvalonMiner 841 miners are less powerful than the other miners we have ordered, we may lose money on our initial mining operation;

•        Our team has minimal experience in commercial scale cryptocurrency mining operations;

•        We will rely upon a third-party to conduct most of our mining operations and will have very limited control over its operations;

•        There are a limited number of available miners and the demand from competitors is fierce;

•        Because of supply chain disruptions including those relating to computer chips, we could encounter delivery delays or other difficulties with the purchase, installing and operating of our mining equipment at our facility, which would adversely affect our ability to generate material revenue from our operations;

•        There are a growing number of well capitalized cryptocurrency mining companies including some that have agreed to merge with special purpose acquisition companies, which competitors have significant capital resources, a large supply of miners and operators with experience in cryptocurrency mining. For example, in August 2021 Cipher Mining Inc., a large cryptocurrency mining company, entered into a business combination with Good Works Acquisition Corp., a Nasdaq-listed special purpose acquisition vehicle;

•        Bans from governments such as China, together with pending legislation in Congress and other regulatory initiatives threaten the ability to use cryptocurrencies as a medium of exchange;

•        We may not be able to liquidate our holdings of cryptocurrencies at our desired prices if a precipitous decline in market prices occurs and this could negatively impact our future operations;

•        We have not planned to hedge the conversion of any of our sales of cryptocurrencies; and

•        Historical performance of cryptocurrencies is not indicative of their future price performance.

For all of these reasons, our cryptocurrency mining business may not be successful.

We are subject to risks associated with our need for sufficient real property and a continuous source of significant electric power at economically favorable prices, and our current efforts and negotiations for these resources to commence and grow operations at our West Texas facilities may ultimately be unsuccessful.

Our Bitcoin mining operations require both land on which to install mining equipment and significant amounts of electric power to operate such equipment. On December 9, 2021, Bitstream signed a lease agreement pursuant to which Bitstream will lease 20 acres of land for an initial term of 10 years and a subsequent term of 10 years to set up mining equipment in West Texas in exchange for monthly payments equal to 3% of the electricity costs. If we do not use the leased land for 12 consecutive months, the lease will terminate. The counterparty executed the lease agreement on December 10, 2021. On January 3, 2022, the Company finalized a land purchase agreement for a separate parcel of 20 acres of land ($12,500 per acre) in West Texas for $250,000. The Company has an option to sell back this land to the sellers at $400 per acre upon cessation of the land being used as a data center.

Additionally, we have already paid $1,096,000 to a power broker for assistance in obtaining 12 megawatts (“MW”) of electricity at this site, with the potential to increase the available capacity at the substation to 48 MW. We have entered into a second letter of intent for a second location in October 2021 where we have already paid $1,326,500 and committed to pay $1,628,000 upon the closing of this offering or execution of a definitive agreement; however these high costs and uncertainties may harm our ability to become profitable, particularly if the price of Bitcoin declines further or if we are unable to enter into definitive agreements for the power on favorable terms or at all. While we have arranged for the delivery of the transformers necessary to use up to 42 MW (with agreement to go to 78 MW in the next six to twelve months) of electricity, we have conditional and unconditional rights to two sites in West Texas for up to 372 MW, subject to approval by the local government, which is the only required approval needed. If we or the third parties with whom we contract fail to obtain, deliver and install the necessary items for the required energy as and when needed and on commercially viable terms, our results of operations and future prospects will be materially adversely affected. There may not be an alternative source of electricity, or the resources needed to access it, and the establishment and growth of our cryptocurrency mining operations may be stifled or hindered as a result.

To the extent we purchase additional miners or acquire new miners which require greater surface areas and/or higher energy inputs, our land and electricity requirements would grow. If we are unable to continue to obtain sufficient electric power to operate our miners on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new miners. Further, if we are unable to locate and acquire new locations to expand our mining operations, our prospects will be hindered. There can be no guarantee that our operational costs will not increase in the future, in which case there can be no assurance that we can obtain the needed energy at acceptable prices, volume and other terms, if at all.

Additionally, our mining operations could be materially and adversely affected by prolonged power outages, and we may have to reduce or cease our operations in the event of an extended power outage, or as a result of the unavailability or increased cost of electric power as occurred in Texas in the winter of 2021. While we intend to participate in the responsive reserve program of the Electric Reliability Council of Texas, or ERCOT, should this issue arise, which could offset some or all of the revenue losses, were this were to occur, our business and results of operations could nonetheless be materially and adversely affected, particularly if the reserve program fails.

Our mining operating costs could outpace our mining revenues, which would continue to put a strain on our business or increase our losses.

Our mining operations will be costly and our expenses may increase in the future. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

The cost of obtaining new and replacement miners and parts will likely continue to be highly capital intensive which may have a material and adverse effect on our business and results of operations.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Bitcoin are lower than the price of the Bitcoin we mine when we sell them. Our miners and related equipment will be subject to ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. For example, certain miner models such as the Bitmain S17 model has displayed glitches and defects in the past, such that many operators were forced to repair or replace them. To launch our cryptocurrency operations, we purchased and received delivery of 5,000 used Canaan AvalonMiner 841 13 (TH/s) miners, of which 550 are currently being operated. Our third-party hosting company is expected to deploy Bitmain S19 Pro miners which we will share in the quarter ending June 30, 2022. Further, the initial AvalonMiner 841 miners we began using in November 2021 are less effective at mining Bitcoin than the Bitmain S19 Pro miners because they operate at a lower hash rate, meaning our initial revenue will be lower than the potential of our mining facility due to less effective equipment as well as lower electricity access. Therefore, while risk of loss of the initial miners during the facility set up process will be mitigated due to the lower price of such miners, in this case the reduction in revenue potential is the tradeoff. Contingencies such as these are one of the factors that render cryptocurrency mining highly cost intensive and pose a serious potential hindrance on our mining operations and ability to generate revenue or obtain profitability. We have estimated the useful life of these miners to be two years for depreciation purposes.

Additionally, as the mining technology evolves, we may need to acquire newer models of miners to remain competitive in the market. Over time, we may replace those miners which are no longer functional or efficient or powerful enough with new miners purchased from third-party manufacturers, the cost of which may be higher than what we spent on prior models and/or such that we will need to raise more capital to do so. For instance, the price of Bitcoin miners has historically been somewhat correlated to the price of Bitcoin, which has appreciated in recent years until its recent decline. Depending on the price of new miners and our operational needs at the time we decide to replace miners in the future, we may have to do so at higher costs than we could have previously, which would add to our losses. Alternatively, even absent defects or reductions in computing power, mining machine models are upgraded frequently, and we are and will continue to be subject to either higher competitive pressure as a result or will be forced to expend large amounts of capital to remain competitive and maintain optimal hash rates.

Inevitably, our older miners and related equipment we deploy will need to be repaired or replaced as a product of ordinary wear and tear and depreciation and/or competitive forces in the marketplace or other factors rendering our current miners obsolete. Any upgrading we may need or choose to undertake will require substantial capital investment, and we may face challenges in locating the requisite capital in a timely manner and/or on terms favorable to us or not highly dilutive to our investors. If we are unable to obtain adequate numbers of new and replacement miners in sufficient quantities or without delay, we may be unable to compete in our highly competitive and continuously developing industry. If this happens, we may not be able to mine Bitcoin or other cryptocurrency as efficiently or in sufficient amounts relative to our competition or at all and, as a result, our business and financial results could suffer which could, in turn, have a material adverse effect on the trading price of our common stock.

Governmental action against cryptocurrencies and Bitcoin mining may have a materially adverse effect on the industry, and could affect us if widely adopted.

We and the cryptocurrencies on which our operations will depend are and could become subject to bans and other regulations aimed at preventing what are perceived as some of the negative attributes of Bitcoin and Bitcoin mining. For example, on September 24, 2021, China declared all transactions in and mining of cryptocurrencies, including Bitcoin, illegal. While the ultimate long-term effect of this ban remains uncertain, it could significantly hinder our prospects by limiting a large market for cryptocurrencies within a growing economy. In the hours following China’s announcement of the ban, the price of Bitcoin, which is tied to some extent to public perception of its future value as a form of currency, dropped by nearly $4,000. The ban followed piecemeal regulatory action within China against cryptocurrencies, which was due in part to concerns about the potential for manipulative practices and excessive energy consumption. This could demonstrate the beginning of a regional or global regulatory trend in response to these or other concerns surrounding cryptocurrencies, and similar action in a jurisdiction in which we operate or in general could have devastating effects to our operations. If further regulation follows, it is possible that our industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment.

Because we are unable to influence or predict future regulatory actions taken by governments, we may face difficulty monitoring and responding to rapid regulatory developments affecting Bitcoin mining, which may have a materially adverse effect on our industry and, therefore, our business and results of operations. If further regulatory action is taken by governments in the United States or elsewhere, our business may be materially harmed, and you could lose some or all of your investment.

Because there are several competitors in our industry that are purchasing mining equipment at scale and due to supply chain disruptions, we may encounter delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.

Many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a world-wide shortage of mining equipment and components used to produce them, as well as delayed delivery schedules for new miner purchases. There can be no assurances the mining equipment manufacturers on which we will rely will be able to keep pace with the surge in demand for mining equipment when we obtain, upgrade and/or expand upon our current miners. The supply chain disruptions we are facing may adversely affect us including the shortages of transformers needed to power our miners. Additionally, the supply of the materials used to produce miners, such as the application-specific integrated circuit (“ASIC”) computer chips that are the primary feature in their computing power, may become subject to shortages, which could also either increase the cost beyond what we can reasonably afford or reduce their availability without unreasonable delay or at all. It is uncertain how manufacturers will respond to these trends and whether they can deliver on the schedules promised to any or all of their customers in the future. In the event manufacturers of mining equipment or component parts or materials are not able to keep pace with demand or avoid supply shortages, we may not be able to purchase such products in sufficient quantities, at reasonable prices or on the delivery schedules that meet our business needs, which could have a material adverse effect on our business and results of operations.

To the extent that the profit margins of Bitcoin mining operations are not high, Bitcoin mining companies or other participants in the Bitcoin industry are more likely to immediately sell Bitcoins in the market, thereby constraining growth of the price of Bitcoin that could adversely impact us.

Over the years, Bitcoin mining operations have shifted from individual users mining with computer processors, graphics processing units and first-generation ASIC servers to larger enterprises with newer, more “professionalized” sources of processing power which has been predominantly added by “professionalized” mining operations and resulting demand for more professionalized and powerful miners having faster hash rates. These professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Acquiring this specialized hardware at scale requires the investment of significant up-front capital, and mine operators incur significant expenses related to the operation of this hardware at scale, such as the leasing of operating space, which is often done in data centers or warehousing facilities, obtaining and paying for an electricity supply to run the miners and employing technicians to operate the mining facilities.

As a result, these professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. Because these regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of Bitcoin, to the extent the price of Bitcoin declines and such profit margin is constrained, such mining companies are incentivized to sell Bitcoin earned from mining operations more rapidly than individual mining companies who in past years were more likely to hold newly mined Bitcoin for longer periods. The immediate selling of newly mined Bitcoin greatly increases the trading volume of Bitcoin, creating downward pressure on the market price of Bitcoin rewards.

The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such an operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing Bitcoin prices. Lower Bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

Because we intend to mine Bitcoin, our future success will depend in large part upon the value of Bitcoin, and any sustained decline in its value could adversely affect our business and results of operations.

Our operating results will depend in large part upon the value of Bitcoin because it is the primary cryptocurrency we intend to mine, particularly during the short term. Specifically, our revenues from our Bitcoin mining operations are expected to be based upon two factors: (1) the number of Bitcoin rewards we successfully mine and (2) the value of Bitcoin. This means that our operating results will be subject to swings based upon increases or decreases in the value of Bitcoin. Furthermore, our mining operations will focus primarily on producing Bitcoin (as opposed to other cryptocurrencies), and our current miners will principally utilize an algorithm, referred to as SHA-256, which is designed primarily for mining Bitcoin. We will therefore be unable to use these miners to mine other cryptocurrencies, such as Ethereum, because of this algorithm. If other cryptocurrencies overtake Bitcoin in terms of acceptance, the value of Bitcoin could decline. Further, if Bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners would not be suited or if the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, we would likely incur very significant costs in retooling or replacing our existing miners with miners better suited for these new protocols and our operating results could be adversely affected. This could result in a material adverse effect on our ability to execute our business strategy, which would harm your investment in us.

Bitcoin is subject to halving, meaning that the Bitcoin rewarded for solving a block will be reduced in the future and its value may not commensurately adjust to compensate us for such reductions, and the overall supply of Bitcoin is finite.

As disclosed in “Business”, Bitcoin is subject to “halving,” which is the process by which the Bitcoin reward for solving a block is reduced by 50% every 210,000 blocks that are solved. This means that the amount of Bitcoin we (or any other mining company) are rewarded for solving a block in the blockchain is permanently cut in half. For example, the latest halving having occurred in May 2020, with a revised payout of 6.25 Bitcoin per block solved, down from the previous reward rate of 12.5 Bitcoin per block solved. There can be no assurance that the price of Bitcoin will sufficiently increase to justify the increasingly high costs of mining for Bitcoin given the halving feature. If a corresponding and proportionate increase in the trading price of these cryptocurrencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations. To illustrate, even if the price of Bitcoin remains at its price as of today, all other factors being equal (including the same number of miners and a stable hash rate) our revenue would decrease substantially upon the next halving.

Further, due to the halving process, unless the underlying code of the Bitcoin blockchain is altered (which may be unlikely given its decentralized nature), the supply of Bitcoin is finite. Once 21 million Bitcoin have been generated by virtue of solving blocks in the blockchain, the network will stop producing more which is anticipated to occur at approximately 2140. Currently, there are approximately 19 million Bitcoin in circulation representing about 90% of the total supply of Bitcoin under the current source code. For the foregoing reasons, the halving feature exposes us to inherent uncertainty and reliance upon the historically volatile price of Bitcoin, rendering an investment in us particularly speculative, especially in the long-term. If the price of Bitcoin does not significantly increase in value, your investment could become worthless.

Interruptions to Internet access could disrupt our operations, which could adversely affect our business and results of operations.

Our cryptocurrency mining operations will require access to high-speed Internet to be successful. If we lose Internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of Bitcoin and our ability to mine Bitcoin. If this occurs, our business and results of operations may suffer, and our investors may be materially and adversely effected.

Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin held or mined by Agora.

To the extent that a significant majority of users and mining companies on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and mining companies on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original cryptocurrency and which is the new cryptocurrency. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular cryptocurrency could adversely affect an investment in our securities or our ability to operate.

Since August 1, 2017, Bitcoin’s blockchain was forked multiple times creating alternative versions of the cryptocurrency such as Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created versions including Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created cryptocurrencies. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

Our planned mining operations, including the miners, the housing infrastructure, the land and the facilities as a whole in which our miners will be operated, will be subject to risks related to uninsured or underinsured losses and potential damage and contingencies for which we may not be adequately prepared.

Our initial facilities and any future facilities we may establish will be subject to a variety of risks relating to housing all of our operations, which include keeping expensive revenue-generating equipment at a single physical location. While we have insurance covering general liability, it may not cover all potential losses fully or at all. Some of the risks we expect to face with respect to our initial mining facilities include:

•        the possibility of construction or repair defects or other structural damage to the housing infrastructure which we will acquire to house our miners;

•        any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

•        any damage resulting from natural disasters, such as tornadoes, fires, floods and windstorms;

•        claims by employees and others for injuries sustained at our facility;

•        theft, arson or other crimes upon our facility;

•        adverse changes in national and local economic and market conditions; and

•        the potential for un-insured or underinsured losses.

For example, our facilities could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on a facility. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mining efforts could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electric power generating capacity. Given our constant power requirement to operate our miners and generate revenue, it would not be feasible to run miners on back-up power generators in the event of a power outage. In the event of an uninsured or under-insured loss, including a loss in excess of insured limits, at any of the miners in our network, such miners may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues which could have otherwise been derived from such miners. To the extent the miners, the housing infrastructure in which they are held, or the land itself is permanently damaged, we may not be able to bear the cost of repair or replacement. Should any of these events transpire, we may not be able to recover, could lose a material amount of potential revenue, and our business and results of operations could be materially harmed as a result.

We will be relying upon a third party to establish and grow our mining efforts and will have limited ability to control their operations.

We have entered into a binding agreement with a third party pursuant to which it will host a third parties’ miners. We will receive a portion of the resulting revenue. Under the agreement, we will also have the ability to purchase the hosted miners in a “virtual swap” transaction wherein we pay for replacement equipment and in turn have the mining revenue from the hosted miners routed to our digital account. Our agreement gives us limited ability to control the initial mining efforts or oversee the operations. Further the equipment to be used will also include new state-of-the art miners using immersion technology to cool the computer hardware. If this technology fails to work as anticipated, it will adversely affect our future operations. Further our agreement provides no remedies and we may not be successful in proving or collecting any damages.

Because of the reliance on third-party mining pool service providers for our mining, its operations may have a negative impact on Agora’s results of operations.

The third party hosting company will arrange our cryptocurrency mining operations using a mining pool, in which multiple cryptocurrency mining operators agree to join together and if any of them are rewarded Bitcoin for mining a block on the blockchain, the pool participants receive a portion of such reward based on the computing power contributed to mining that block. If we are able to participate in a mining pool, we would receive Bitcoin mining rewards from our mining activity through a third-party mining pool operator. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. We would have limited means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

There is a possibility of cryptocurrency mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our stock.

Proof of stake is an alternative method in validating cryptocurrency transactions that is less dependent on the consumption of electricity. Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would likely require less energy, which may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our Bitcoin mining operations by seeking to acquire low cost, long-term electricity, may be exposed to the risk in the future of losing the relative competitive advantage we may have over some of our competitors as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This is because we have invested heavily in setting up our facility based on the proof of work mining algorithms method of validation. Such events could have a material adverse effect on our ability to continue as a going concern, which could have a material adverse effect on our business, prospects or results of operations, the value of Bitcoin and your investment in us.

We may be accused of infringing intellectual property rights of third parties.

We may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. Due to the open-source and constantly evolving nature of businesses involving digital assets such as cryptocurrencies, we may not always be able to determine that we are using or accessing protected information or software. For example, there could be issued patents of which we are not aware that our activities or the equipment or software we use may infringe. The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

Because of our focus on Bitcoin mining, the trading price of shares of our common stock may increase or decrease with the trading price of Bitcoin, which subjects investors to pricing risks, including “bubble” type risks, and volatility.

Because of our dependence on Bitcoin, the trading prices of our common stock may at times be tied to the trading prices of Bitcoin. Specifically, we may experience adverse effects on our stock price when the value of Bitcoin drops. Furthermore, if the market for Bitcoin mine operators’ stocks or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity since the value and price, as determined by the investing public, may be influenced by uncertain contingencies such as future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, and other factors over which we have little or no influence or control.

Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for the trading price of Bitcoin.

During calendar year 2020, the trading price of Bitcoin appreciated significantly, from a low closing value of approximately $5,000 per Bitcoin in March 2020, to a high closing value of approximately $29,400 per Bitcoin in December 2020. During 2021 and thus far in 2022 the trading price of Bitcoin has been volatile with a high of approximately $66,999 on October 19, 2021 and lows of $33,077 on July 12, 2021 and $32,933 on January 24, 2022. There can be no assurances that similar fluctuations in the trading price of Bitcoin will not occur in the future. Accordingly, since our revenue will depend on the price of Bitcoin, and the trading price of our securities may therefore at times be connected to the trading price of Bitcoin, if the trading price of Bitcoin again experiences a significant decline, we could experience a similar decline in revenue and/or in the trading price for shares of our common stock. If this occurs, you may lose some or all of your investment.

The markets for Bitcoin and other cryptocurrencies and the existing markets may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

Cryptocurrencies that are represented and trade on a ledger-based platform and those who hold them may not enjoy the same benefits as traditional securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. We believe that Bitcoin is not a security under federal and state law.

Bitcoin and other cryptocurrency market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our common stock.

These factors may inhibit consumer trust in and market acceptance of cryptocurrencies as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire.

If we undertake to mine cryptocurrencies other than Bitcoin, such cryptocurrencies may be deemed to be securities by regulators, notwithstanding any assessment by us and/or our advisors to the contrary.

While we plan to mine only Bitcoin for the foreseeable future, we may choose to mine other cryptocurrencies. We intend to only mine cryptocurrencies that are not securities, and to consult counsel prior to attempting to mine any cryptocurrency other than Bitcoin in order to avoid inadvertently dealing in a cryptocurrency which may be deemed a security. However, the processes employed for determining whether particular cryptocurrencies are securities within the meaning of U.S. federal securities laws involve complex legal questions, are risk based assessments and are not a legal standard or binding on the SEC or other regulators. Because of these and other characteristics, the analysis of whether a digital asset is a security is subject to substantial uncertainty. Therefore, if we begin mining cryptocurrency other than Bitcoin in the future and, notwithstanding advice form securities counsel to the contrary, those cryptocurrencies are found by regulators to be securities, we could face significant legal costs in defending our position and any enforcement or civil claims which may result. Additionally, if our assessment with respect to the cryptocurrency in question is incorrect, we could be found to have acted in violation of federal or state securities laws, and could as a result become subject to fines, sanctions, civil damages, or criminal penalties, any of which may have a material adverse effect on our business, financial condition and results of operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies, including Bitcoin, to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of Bitcoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

•        the progress of worldwide growth in the adoption and use of Bitcoin and other cryptocurrencies as a medium of exchange;

•        the experience of businesses in using Bitcoin;

•        the impact from prominent business leaders in criticizing Bitcoin’s potential harm to the environment and the effect of announcements critical of Bitcoin as occurred with Elon Musk of Tesla;

•        governmental and organizational regulation of Bitcoin and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems (such as the recent ban in China);

•        changes in consumer demographics and public tastes and preferences, including as may result from coverage of Bitcoin or other cryptocurrencies by journalists and other sources of information and media;

•        the maintenance and development of the open-source software protocol of the network;

•        the increased consolidation of contributors to the Bitcoin blockchain through mining pools and scaling of mining equipment by well-capitalized market participants;

•        the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•        the use of the networks supporting Bitcoin or other cryptocurrencies for developing smart contracts and distributed applications;

•        general economic conditions and the regulatory environment relating to Bitcoin and other cryptocurrencies;

•        the impact of regulators focusing on cryptocurrencies and the costs associated with such regulatory oversight; and

•        A decline in the popularity or acceptance of the Bitcoin network could adversely affect an investment in us.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effects on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire, which would harm investors in our securities. If Bitcoin or other cryptocurrencies we mine do not gain widespread market acceptance or accrete in value over time, our prospects and your investment in us would diminish.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to initially exclude their use for ordinary consumer transactions within China and later to deem all cryptocurrency-related transactions illegal in September 2021. The difficulty that many businesses that provide Bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company (“DTC”), which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

Because of the Russian invasion of Ukraine, the effect on the capital markets and the economy is uncertain, and if we are able to close this offering, we may have to deal with a recessionary economy and economic uncertainty including possible adverse effects upon the Bitcoin market.

As a result of the Russian invasion of Ukraine, certain events are beginning to affect the global and United States economy including increased inflation, substantial increases in the prices of oil and gas, large Western companies ceasing to do business in Russia and uncertain capital markets with declines in leading market indexes. The duration of this war and its impact are at best uncertain, and continuation may result in Internet access issues if Russia, for example, began illicit cyber activities. Ultimately the economy may turn into a recession with uncertain and potentially severe impacts upon public companies and us. We cannot predict how this will affect the market for Bitcoin but the impact may be adverse.

Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in values of cryptocurrencies such as Bitcoin and adversely affect an investment in us.

Geopolitical crises such as Russia’s recent invasion of Ukraine may motivate large-scale sales of cryptocurrencies, which could rapidly decrease the price of cryptocurrencies such as Bitcoin. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies such as Bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events, including the war in Ukraine or other crises which may arise in the future. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in cryptocurrency values and could adversely affect an investment in us.

The decentralized nature of cryptocurrency systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of cryptocurrency systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our common stock may be adversely affected.

The emergence of competing blockchain platforms or technologies may harm our business as presently conducted.

If blockchain platforms or technologies which compete with Bitcoin and its blockchain, including competing cryptocurrencies which our miners may not be able to mine, such as cryptocurrencies being developed or may be developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, consumers may use such alternative platforms or technologies. If that were to occur, we would face difficulty adapting to emergent such digital ledgers, blockchains, or alternative platforms, cryptocurrencies or other digital assets. This may adversely affect us by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt. Further, to the extent we cannot adapt, be it due to our specialized miners or otherwise, we could be forced to cease our mining or other cryptocurrency-related operations. Such circumstances would have a material adverse effect on our business, and in turn investors’ investments in our securities.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Therefore, scaling cryptocurrencies will be essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many cryptocurrency networks face significant scaling challenges, such as limitations on how many transactions can occur per second. There can be no guarantee that any of the systems in place or being considered to increasing the scale of settlement of cryptocurrency transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets.

The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of digital currency, while others have no limit established on total supply. Increased numbers of miners and deployed mining power globally will likely continue to increase the available supply of Bitcoin and other cryptocurrencies, which may depress their market price. Further, large “block sales” involving significant numbers of Bitcoin following appreciation in the market price of Bitcoin may also increase the supply of Bitcoin available on the market, which, without a corresponding increase in demand, may cause its price to fall. Additionally, to the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine.

The Bitcoin we mine may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Bitcoin we mine could be lost or stolen. In general, cryptocurrencies are stored in cryptocurrency sites commonly referred to as “wallets” by holders of cryptocurrencies which may be accessed to exchange a holder’s cryptocurrency assets. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). While we plan to take steps to attempt to secure the Bitcoin we hold, there can be no assurance our efforts to protect our cryptocurrencies will be successful.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Any of these events may adversely affect our operations and, consequently, our ability to generate revenue and become profitable. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our business.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will be required to publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our mined Bitcoin could have a material adverse effect on our results of operations and ability to continue as a going concern, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine. For example, the New York Times reported in January 2021 that about 20% of existing Bitcoin appears to be “lost” due to password issues.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions, such as a result of a cybersecurity breach against our Bitcoin holdings, could adversely affect our investments and assets. This is because cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. Further, it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. If an errant or fraudulent transaction in our Bitcoin were to occur, we would have very limited means of seeking to reverse the transaction or seek recourse. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business.

We will rely on one or more third parties for depositing, storing and withdrawing the Bitcoin we mine, which could result in loss of assets, disputes and other liabilities or risks which could adversely impact our business.

We currently use a Coinbase digital wallet to store the Bitcoin we mine, although we may change to another digital wallet provider or use multiple providers at any time. In order to own, transfer and use Bitcoin on the blockchain network, we must have a private and public key pair associated with a network address, commonly referred to as a “wallet”. Each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumerical characters. To deposit Bitcoin into our digital wallet, we must “sign” a transaction that consists of the private key of the wallet from where the Bitcoin is being transferred, the public key of a wallet that Coinbase controls and provides to us, and broadcast the deposit transaction onto the underlying blockchain network. Similarly, to withdraw Bitcoin from our Coinbase account, we must provide Coinbase with the public key of the wallet that the Bitcoin are to be transferred to, and Coinbase then “signs” a transaction authorizing the transfer. In addition, some cryptocurrency networks require additional information to be provided in connection with any transfer of cryptocurrency such as Bitcoin.

A number of errors or other adverse events can occur in the process of depositing, storing or withdrawing Bitcoin into or from Coinbase, such as typos, mistakes, or the failure to include the information required by the blockchain network. For instance, a user may incorrectly enter our wallet’s public key or the desired recipient’s public key when depositing and withdrawing Bitcoin. Additionally, our reliance on third parties such as Coinbase and the maintenance of keys to access and utilize our digital wallet will expose us to enhanced cybersecurity risks from unauthorized third parties deploying illicit activities such as hacking, phishing and social engineering, notwithstanding the security systems and safeguards employed by us and others. Cyberattacks upon systems across a variety of industries, including the cryptocurrency industry, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals. For example, attacks may be designed to deceive employees and service providers into releasing control of the systems on which we depend to a hacker, while others may aim to introduce computer viruses or malware into such systems with a view to stealing confidential or proprietary data. These attacks may occur on our digital wallet or the systems of our third-party service providers or partners, which could result in asset losses and other adverse consequences. Alternatively, we may inadvertently transfer Bitcoin to a wallet address that we do not own, control or hold the private keys to. In addition, a Bitcoin wallet address can only be used to send and receive Bitcoin, and if the Bitcoin is inadvertently sent to an Ethereum or other cryptocurrency wallet address, or if any of the foregoing errors occur, all of the Bitcoin will be permanently and irretrievably lost with no means of recovery. Such incidents could result in asset loss or disputes, any of which could materially adversely affect our business.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a cryptocurrency network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us or our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter blockchains on which transactions of cryptocurrency reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in Bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin community, and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. If this were to occur, the public may lose confidence in the Bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of Bitcoin, which could have a material adverse effect on our business, financial results and operations, and harm investors.

If the Bitcoin rewards for solving blocks are not sufficiently high, miners may not have adequate incentive to continue mining and may cease mining operations, which may make the blockchains they support with their mining activity less stable.

As the number of cryptocurrency rewards awarded for solving a block in a blockchain decreases, the relative cost of producing a single cryptocurrency will also increase, unless there is a corresponding increase in demand for that cryptocurrency. Even relatively stable demand may not be sufficient to support the costs of mining, because as new miners begin working to solve blocks, the relative amount of energy expended to obtain a cryptocurrency award will tend to increase. This increased energy directly relates to an increased cost of mining, which means an increased cost of obtaining a cryptocurrency award. This increased cost, if not met with a corresponding increase in the market price for the cryptocurrency resulting from increased scarcity and demand, may lead miners, such as us, to conclude they do not have an adequate incentive to continue mining and, therefore, may cease their mining operations. This could in turn reduce the sustainability of the Bitcoin blockchain, which is dependent upon continued mining to solve the block’s algorithms and process transactions in Bitcoin. If this were to occur, your investment in us could become worthless.

Current interpretations require the regulation of Bitcoin under the Commodity Exchange Act by the Commodity Futures Trading Commission, and we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, regulation by the Commodity Futures Trading Commission (the “CFTC”) and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin and other cryptocurrencies are treated for classification and clearing purposes. In particular, derivatives on these assets are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the Commodity Exchange Act, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

Additionally, governments may develop and deploy their own blockchain-based cryptocurrencies, which may have a material adverse impact on Bitcoin’s price and utility.

Risks Related to Our Financial Services Business

Because we are a small participant in the fund administration and investment management businesses, our revenues from these businesses are not likely to cover our public company expenses.

We provide fund administration services for a limited number of hedge funds and do not expect to use material proceeds from this offering to expand this business. Additionally, while we control the general partner and manager, respectively, for two investment firms we do not expect to expand our investment management business. While these businesses generate revenue, the revenues are not likely to assist us in covering our material public company costs once we close this offering.

We are subject to intense competition in our fund administration and financial services business, which could negatively affect our ability to maintain or increase our revenue.

The market for the provision of financial services in which we operate is both highly competitive and global. This market is changing as a result of new and evolving laws and regulations applicable to financial services institutions. Regulatory-driven market changes cannot always be anticipated, and may adversely affect the demand for, and revenue derived from, the services that we offer. A majority of our competitors are better capitalized, have more employees and consultants at their disposal, and provide a wider range of product and service offerings than we do. Our limited size permits us to offer service to hedge funds but that size has negative effects on our ability to compete. Further, many of our competitors in the financial services industry operate internationally and across a broad spectrum of industries with subsidiaries or divisions within their corporate structure with specialties tailored towards each. As such, we have faced, and expect to continue to face, fierce competitive pressures which we may be unable to overcome.

The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to grow our revenue. In addition, pricing pressures as a result of the activities of competitors, client pricing reviews, and other market developments beyond our control, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services. We may be unable to reduce prices due to lack of flexibility with respect to our expenditures, personnel costs, contracts for and the price of the third-party software on which we depend, or otherwise. We have a limited number of hedge fund clients, and the lack of diversification magnifies the risks posed by the competitive environment in which we operate. Because of our relatively niche operations in the financial services space, the opportunity for growth and the ability to replace clients should we lose them may be low.

Fee revenue from our provision of financial services presently represents all of our revenue and is subject to decline.

Until the quarter ended September 30, 2021, all of our revenue to date had come from fund administration and management fees. The level of these fees is influenced by several factors, including our being retained to provide fund administration and related services and the value of securities positions held in the investment funds’ portfolios. We do not manage the portfolios and with one exception — securities of Ecoark — the investments are illiquid early-stage businesses which may never generate any gains for the investors in the investment fund. If the values decline, our management fees will decline.

Our business may be negatively affected by our failure to update and maintain, or other adverse developments which may occur with respect to, our technology infrastructure and outsourced software we utilize.

Our business model as it relates to the provision of financial services to institutional investors is highly dependent on our continued use of software we license from a third party. The software may become outdated or obsolete, in which case we could struggle to find replacement license or other means of providing our services on favorable terms, in time to avoid losing business or revenue, or at all. The software could also fail for a period of time, which could have harmful effects to our clients, and as a result to us, particularly to the extent the downtime is for a prolonged period and/or occurs during active trading hours. Additionally, we could become subject to intellectual property claims by the licensor or another third party alleging improper use or misappropriation of their intellectual property rights, the costs of defense of which can be exorbitant regardless of the merit of the underlying claim. The transition to new operating processes and technology infrastructure may also cause disruptions in our relationships with clients and employees or loss of institutional understanding and may present other unanticipated technical or operational hurdles. In addition, the relocation to or expansion of servicing activities and other operations in different geographic regions or vendors may entail client, regulatory and other third-party data use, storage and security challenges, as well as other regulatory compliance, business continuity and other considerations. All of the above challenges are likely to arise in the future given our current intention to expand our financial services business.

As a result, we may not achieve some or all of the anticipated cost savings or other benefits and may experience unanticipated challenges from clients, regulators or other parties or reputational harm. In addition, some initiatives to replace or build upon the technologies we currently employ may be limited by a lack of adequate capital or human resources and, consequently, may be delayed or unsuccessful. The systems we use may require enhancements to meet the requirements of evolving regulation, to strengthen security protocols and decommission obsolete technologies. We may not have the resources to effectively meet these technological challenges should they arise, in which case our business and your investment in us could be materially harmed.

Competition for qualified personnel in the financial markets is intense, and Barrier Crest may not be able to attract and retain the highly skilled people we need to support its financial services business and growth objectives.

Our business strategy for Barrier Crest’s financial services business involves potentially expanding these operations as new opportunities arise. Our success in this sector will therefore depend, in large part, on our ability to attract and retain key personnel including as necessary to staff our operations following acquisitions of new businesses or adding new clients to our book of business. Competition for the high quality personnel is intense, particularly in the financial markets, and we may not be able to hire people or retain them, particularly in light of challenges associated with compensation restrictions which may be applicable due to economic or regulatory forces. The unexpected loss of services of key personnel in our Barrier Crest unit, particularly its Chief Executive Officer, or a failure to locate, hire and retain new capable people as needed, could have a material adverse impact on our business and growth prospects. Similarly, the loss of key personnel, either individually or as a group, could adversely affect our clients’ perception of our ability to continue to assist them with their administrative and other needs or to maintain a culture of innovation and proficiency, which would harm our reputation and financial condition.

Any theft, loss, damage to or other misappropriation or inadvertent disclosure of, or inappropriate access to, the confidential or protected information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects.

Our businesses and relationships with clients are dependent on our ability to maintain the confidentiality of our and our clients’ trade secrets and other confidential information, including client transactional and holdings data and personal data about our clients, our clients’ investors and our employees. Unauthorized access, or failure of our controls with respect to granting access to our systems, has in the past occurred and may in the future occur, resulting in theft, loss, damage to or other misappropriation of such information. Any theft, loss, damage to other misappropriation or inadvertent disclosure of confidential information could have a material adverse impact on our competitive position, our relationships with our clients and our reputation and could subject us to regulatory inquiries, enforcement and fines, civil litigation and possible financial liability or costs.

To the extent any of these events involve personal information, the risks of enhanced regulatory scrutiny and the potential financial liabilities are exacerbated, particularly under data protection regulations. For example, we are or may become subject to a variety of laws and regulations covering date privacy, protection and security including if we have personal information of residents of the European Union, the European Union’s General Data Protection Regulation (the “GDPR”). These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws.

In particular, there are numerous U.S. federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions. For example, the GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are broader and more stringent than those previously in place in the European Union and in most other jurisdictions around the world. The GDPR includes significant penalties for non-compliance, including fines of up to €20 million or 4% of total worldwide revenue. Additionally, in June 2018, California enacted the California Consumer Privacy Act (the “CCPA”). The CCPA requires covered companies to provide California consumers with new disclosures and will expand the rights afforded consumers regarding their data. Fines for noncompliance may be up to $7,500 per violation. Since the CCPA was enacted, Nevada, Maine, Colorado and Virginia have enacted similar legislation designed to protect the personal information of consumers and penalize companies that fail to comply, and other states have proposed similar legislation. The costs of compliance with, and other burdens imposed by, the GDPR, CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business. Therefore, to the extent we become subject to these laws, including to the residence or presence of our employees, clients, or clients’ investors, we could become subject to the foregoing onerous regulatory regimes and potential liability, including the possibility of severe reputational harm which often results from data breaches, particularly in the financial services industry.

Any failures of or damage to, attack on or unauthorized access to our information technology systems or facilities or disruptions to our continuous operations, including the systems, facilities or operations of third parties with which we do business, such as resulting from cyber-attacks, could result in significant costs, reputational damage and limits on our ability to conduct our business activities.

Our Barrier Crest operations depend on information technology infrastructure, both internal and external, to, among other things, record and process a large volume of client, market and other data and to maintain that data securely. In recent years, several financial services firms have suffered successful cyber-attacks launched both domestically and from abroad, resulting in the disruption of services to clients, loss or misappropriation of sensitive or private data and reputational harm. If we are subject to a cyber-attack, we could suffer a similar breach or suspension in the future. Further, we may be unaware of a prior attack and the damage caused thereby until a future time when remedial actions cannot be taken. Cyber-threats are often sophisticated and are continually evolving. We may not implement effective systems and other measures to effectively identify, detect, prevent, mitigate, recover from or remediate the full diversity of cyber-threats or improve and adapt such systems and measures as such threats evolve and advance in their ability to avoid detection.

A cyber-security incident, or a failure to protect our technology infrastructure, systems and information and our clients and others’ information against cyber-security threats, could result in the theft, loss, unauthorized access to, disclosure, misuse or alteration of information, system failures or outages or loss of access to information. The expectations of our clients and regulators with respect to the resiliency of our systems and the adequacy of our control environment with respect to such systems has and is expected to increase as the risk of cyber-attacks, which is presently elevated due to the current work-from-home environment, and the consequences of those attacks become more pronounced. We may not be successful in meeting those expectations or in our efforts to identify, detect, prevent, mitigate and respond to such cyber-incidents or for our systems to recover in a manner that does not disrupt our ability to provide services to our clients. The failure to maintain an adequate technology infrastructure and applications with effective cyber-security controls could impact operations, adversely affect our financial results, result in loss of business, damage our reputation or impact our ability to comply with regulatory obligations, leading to regulatory fines and sanctions. We may be required to expend significant additional resources to modify, investigate or remediate vulnerabilities or other exposures arising from cyber-security threats. Failing to prevent or properly respond to a cyber-attack could expose us to regulatory fees or civil liability, cause us to lose clients, prevent us from offering our services including due to resulting regulatory action, impair our ability to maintain continuous operations, and inhibit our ability to meet regulatory requirements.

The financial markets in which we operate and the clients therein which we serve are subject to an extensive and evolving regulatory environment, which may increase our costs and expose us to risks related to compliance.

Our financial services operations and the investing activities of the clients we serve are subject to extensive regulation. These regulations may affect the scope of, and the manner and terms of delivery of, our services. Our clients are required to comply with regulatory oversight such as minimum capital and liquidity requirements, internal controls and financial reporting which might affect, among other things, the scope of our activities and client services, our capital and organizational structure, and our fee arrangements. Among other things, Barrier Crest must provide services to its clients in connection with regulatory compliance including anti money laundering and know your customer laws. Any oversight failures by Barrier Crest may result in increased compliance costs and possible fines and other regulatory sanctions.

We are unable to predict what, if any, changes to the regulatory environment may be enacted by Congress, both chambers of which are now under Democratic control, or the Biden administration will do administratively, and what the impact of any such changes will be on our results of operations or financial condition, including increased expenses or changes in the demand for our services or our ability to engage in transactions to expand our business, or on the U.S.-domestic or global economies or financial markets. Such changes could impact the rulemaking, supervision, examination and enforcement priorities and policies of the industry and the agencies which oversees stakeholders such as us and our clients. The potential impact of any changes in agency personnel, policies and priorities on the financial services sector, including us, cannot be predicted at this time. We expect that our business and the industries we serve will remain subject to extensive regulation and supervision. Many of Barrier Crest’s clients are subject to significant regulatory requirements and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations or adverse developments with respect to their enforcement can significantly affect the services that we are asked to provide, as well as our costs.

Adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain clients. Additionally, if we cause clients to fail to comply with any regulatory requirements, we may be liable to them for losses and expenses that they incur. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could continue to adversely affect our operations and, in turn, our consolidated results of operations and financial condition.

Development and completion of new products and services, which management believes will be important to our business and growth strategy in the coming years, will impose significant costs on us, involve dependencies on third parties and may expose us to increased operational and model risk.

Our financial performance will depend, in part, on our ability to develop and market new and innovative products and services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies. We anticipate developing such technologies will be a time and cost intensive process riddled with uncertainty and challenges which may force us to adapt or alter our original chosen course. This dependency is exacerbated in the current “FinTech” environment, wherein financial institutions are increasingly investing in evaluating new technologies, such as distributed ledger technology used in cryptocurrency transactions, and developing potentially industry-changing products, services and standards. While we believe this environment to offer an opportunity to expand, it also involves the risks that we may fail, that others may develop superior products or services or beat us to market comparable offerings, or that we expend significant resources towards an endeavor that ultimately becomes obsolete before we can effectively monetize it and realize a return on our investment.

The introduction of new products and services can require significant time and resources, including regulatory approvals and the development and implementation of technical data management, control and model validation requirements and effective security and resiliency elements. New products and services often also involve dependencies on third parties to, among other things, license or otherwise access innovative technologies, develop new distribution channels or form collaborative product and service offerings, and can require complex strategic alliances and joint venture relationships. Substantial risks and uncertainties are associated with the introduction of new products and services, strategic alliances and joint ventures, including rapid technological change in the industry, our ability to access technical, data and other information needed from third parties, significant and ongoing investments required to bring new products and services to market in a timely manner and at economically viable prices, fairly sharing of benefits in those relationships, conflicts or liabilities which may arise, obtaining and protecting intellectual property rights and defending against related claims, the intense competition for competent qualified personnel to develop and market offerings and regulatory requirements and the risk of non-compliance. New products or services may fail to function or perform as expected and may not be suitable for the intended client or may not produce anticipated efficiencies, savings or benefits for either the client or us. Even if we do develop a technology, if it fails to perform as expected, we could be exposed to costly litigation such as product liability claims. Failure to successfully manage all of the above risks in the development and implementation of a new product or service could have a material adverse effect on our business and reputation, results of operations or financial condition.

If we enter the DeFi industry, we will face numerous risks and uncertainties which may materially adversely affect us and your investment in us.

If we commence operations in the DeFi space, we will become subject to a variety of risks and uncertainties inherent in that industry, including risks and uncertainties similar to those involved in our cryptocurrency mining operations as well as others which are unique to DeFi. For example, DeFi involves the use of “smart contracts,” which consist of software implementing digital rules and protocols which are coded into a digital asset and dictate or facilitate transactions in that digital asset on an on-going basis, such as the initial sale of the digital asset and secondary sales. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming and design can have damaging effects. Among the risks and uncertainties of DeFi operations we may undertake in the future, including those arising from the anticipated prevalence of smart contracts in any such operations, are:

•        Smart contracts may fail to operate as expected, due to human error, malicious coding, hacking, unauthorized interference or other factors;

•        Some smart contracts can be unilaterally manipulated by one or more third parties with exclusive or limited access, and could therefore be altered in a manner adverse to us or our clients;

•        Many smart contracts can only be altered, if at all, by complying with complex or difficult processes such as voting by all users, making errors in or problems with the smart contracts difficult or impossible to fix should they arise;

•        If a user loses an access code for a digital asset, or if an access code is stolen or modified by an unauthorized person, we could be exposed to a claim or held responsible;

•        DeFi is currently the subject of enhanced regulatory scrutiny, the future regulatory landscape remains uncertain, and any adverse regulatory developments could materially harm our DeFi operations;

•        The decentralized nature of the DeFi industry renders transactions in digital assets complex, cryptic and difficult to track, which could make our DeFi operations costly in terms of human and capital resources and particularly risky to the extent digital assets we are involved with become lost, stolen or tampered with;

•        Collateral underlying a digital asset or other DeFi transaction in which we are involved may depreciate in value resulting in liabilities or other losses; and

•        The number, sophistication, and resources of DeFi businesses are growing rapidly, and we may be unable to adequately compete.

If following our entrance into the DeFi industry any of these or other risks or uncertainties materialize, it could materially adversely affect our business, including potentially resulting in significant losses, regulatory actions and consequent penalties and fines, civil proceedings and damages, and negative publicity and reputational harm. Any of these developments could materially and adversely affect us and your investment in us.

Risks Related to Acquisition Activities such as Our Planned Acquisition of a Broker-Dealer.

We may face difficulties or delays in our search for or completion of an acquisition of a broker-dealer, and we may not have access to sufficient capital to consummate an acquisition when or as planned or at all.

In order to acquire a broker-dealer, we may deploy a portion of the proceeds from this offering, to complete an acquisition. We are presently in search of a suitable existing licensed broker-dealer to acquire. If we do acquire a broker-dealer, the transaction will be subject to approval of the Financial Industry Regulatory Authority (“FINRA”) and possibly certain states. Our ability to close any acquisition will also be dependent upon raising sufficient proceeds from this offering, engage in strategic acquisitions to grow and/or complement our current business models. We may expend significant time and resources in investigating and negotiating these acquisitions which may ultimately fail to close.

The integration and the retention and development of the benefits of any acquisitions including the broker-dealer may result in risks to our business and other uncertainties.

Although we presently plan to acquire a small broker-dealer, initially we planned to acquire a larger firm in exchange for a material cash investment. If we change our plans and acquire a larger broker-dealer, we will face an integration risk. Integration activities with respect to acquisitions are complicated and time consuming and can involve significant unforeseen costs. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings as anticipated, and we may not achieve related revenue growth or cost savings. For example, if we do acquire a broker-dealer as presently contemplated, during the period following the acquisition of a broker-dealer it will be critical that we retain the management team of the target to enable a seamless transition, including with respect to regulatory and industry challenges about which our current management and personnel lack knowledge and experience. The failure to retain the required personnel of the target entity, due to friction, inability to adequately compensate them or otherwise, would therefore harm our business plan and prospects.

We also face the risk of being unable to retain the clients of the broker-dealer. The emergence of discount broker-dealers and the newer competitive threat from Robinhood that charges no commissions will be a factor that could adversely affect client retention. Any such client losses, reductions or renegotiations likely will reduce the expected benefits of the acquisition, including revenues, cross-selling opportunities and market share, cause impairment to goodwill and other intangibles or result in reputational harm, which effects could be material, and we may not have recourse against the seller of the business or the former clients.

With any acquisition, the integration of the operations and resources of the businesses could result in the loss of key employees, the disruption of our and the acquired company’s ongoing businesses or inconsistencies in standards, controls, procedures or policies that could adversely affect our ability to maintain relationships with clients or employees, maintain regulatory compliance or achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources.

If we acquire a small and relatively inactive broker-dealer, we will be required to recruit experienced supervisory, financial and compliance personnel and create a business. All of these challenges are highly competitive, and we may not be successful in operating a broker-dealer.

We currently are involved in preliminary efforts to acquire a relatively inactive broker-dealer which is licensed with the Securities and Exchange Commission (the “SEC”) and one or more states. If we elect to acquire a small broker-dealer, we will be subject to a number of risks and challenges including:

•        In order to operate the broker-dealer, we will need to recruit a supervisory principal, a financial and operations principal and a head of compliance, and we expect that there is intense competition for such personnel;

•        With an inactive business, we will need to obtain licenses in each state in which we plan to operate and comply with their local securities laws, which can be costly;

•        We will need to develop a business to generate revenue, which is extremely competitive in all aspects; and

•        Our plan to launch a cryptocurrency trading desk at the broker-dealer means third parties will have to launch digital asset securities and comply with the Securities Act and the Exchange Act, both of which are regulated by the SEC. To our knowledge, no such company has complied with these federal laws and the SEC continues to bring lawsuits against entities claiming that the cryptocurrency in question is a security.

For all of these reasons, this plan to acquire a broker-dealer may not be successful.

A failure or delay in the acquisition a broker-dealer, including due to regulatory requirements of the broker-dealer, may adversely affect our business and results of operations.

Broker-dealers are subject to intense laws and regulations enacted by national, and state governments, including those administered by the SEC. Additionally, broker-dealers are subject to FINRA oversight and must also comply with money laundering laws and know your customers laws. Self-regulatory organizations and related licenses and certifications often come with their own rules and processes with which we will need to comply to effect these types of transactions. For example, we may use a portion of the proceeds from this offering to obtain a licensed broker-dealer. Broker-dealers are regulated by the SEC, states in which they operate and by FINRA, and self-regulatory organizations of which they may be members. The SEC requires registration and certain periodic public disclosure about the broker-dealer unless an exemption from registration is available. Before a FINRA member firm may engage in a change of control transaction, FINRA Rule 1017 requires the member to file an application for approval at least 30 days prior to the transaction. Under the Rule, FINRA then has authority to review and potentially reject the application, in which case the transaction would not be able to go forward. Therefore, our business plan as it relates to acquiring a broker-dealer through which to open and operate a cryptocurrency trading station could be materially delayed or even prevented by FINRA and/or the SEC rules and application and review processes, much of which will be beyond our control given that a significant source of the information and documentation FINRA or the SEC requests will come from the firm we are targeting to acquire. If we do negotiate and execute a definitive agreement and obtain FINRA approval to acquire a broker-dealer, we will become subject to the SEC’s and FINRA’s rules and requirements through the acquired entity, which together impose significant ongoing compliance requirements with respect to the financial condition (including net capital minimums), reporting, recordkeeping and audit requirements, supervisory and corporate governance mandates, customer relationships and communications and other requirements affecting the products and services offered by the broker-dealer. See the risk titled “If we obtain a broker-dealer, we will become subject to numerous regulatory requirements imposed by a variety of different private and public agencies, which could restrict our operations or impede our growth” for more information about the potential applicable requirements. Additionally, various states require registration which provides such states with the ability to regulate the broker-dealer including the power to inspect records.

Compliance with SEC and FINRA rules and regulations and other requirements in connection with acquisitions and ongoing operations are often capital intensive and time-consuming, can divert management’s and personnel’s attention from important operational matters, and may prevent us from ultimately achieving our goals within the desired timeframes, on favorable terms or at all. These requirements are often ambiguous, fact sensitive and context specific, which further magnifies the risk of exposure and/or the expense of compliance. Litigation or enforcement proceedings may arise involving large amounts of damages or fees, and defending against such litigation is costly. For the foregoing reasons, failure to comply with applicable laws or regulations, as interpreted and applied, and deployment of human and capital resources towards compliance and/or defense efforts, could have a material adverse effect on our business, including our ability to negotiate and complete transactions, and on our ability to execute our business plan and generate material revenue therefrom.

Even if we successfully consummate our planned acquisition of a broker-dealer, we may fail to realize some or all of the anticipated benefits of the transaction or the benefits may take longer to realize than expected.

Our ability to realize the anticipated benefits of the planned acquisition of a broker-dealer will depend, to a large extent, on our ability to integrate the target entity into our business and realize anticipated growth opportunities and cost synergies. The integration of a target broker-dealer into our business will be a complex, costly and time-consuming process, and our management may face significant challenges in implementing that integration, including, without limitation, challenges related to:

•        retaining the business and revenue from the broker-dealer’s current clients, who may have the right to consent to transfer their business to us or to transition their business on short notice;

•        maintaining the license and registration as a broker-dealer following the acquisition, which will entail constant compliance with burdensome regulatory requirements;

•        integrating the broker-dealer’s software and other systems with our existing technology infrastructure;

•        achieving anticipated cost and revenue synergies from the combination; and

•        transitioning the target’s personnel into roles within our company and retaining other key employees of the target.

Any delay or failure in achieving any of the foregoing could materially adversely impact the expected benefits of the acquisition.

If we are able to acquire a broker-dealer, the results of operations of the broker-dealer may fluctuate due to a variety of factors, many of which are beyond our control.

If we successfully acquire a broker-dealer, our results of operations will be highly vulnerable to movements and trends in the underlying markets for securities, changes in general economic conditions and fluctuations in trading levels, each of which is outside our control and will continue to be outside of our control. Additionally, our lack of an operating history as a broker-dealer makes it difficult to forecast our future results. As a result, period-to-period comparisons of our results of operations may not be meaningful, and our past results of operations should not be relied on as indicators of future performance. Our financial condition and results of operations in general and between periods can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, which could include:

•        our ability to transition post-acquisition, including with respect to the technologies and personnel of the entities involved;

•        market acceptance of our products and services;

•        our ability to retain existing customers and attract new customers;

•        the development and improvement of our products and services, including intellectual property, proprietary technology and customer support functions;

•        the timing and success of new product and service introductions by us or our competitors, or other changes in the competitive landscape of our market;

•        increases in marketing, sales and other operating expenses that we may incur to grow and expand our operations and to become and remain competitive;

•        the success of our expansion into new markets, products and services, such as cryptocurrency trading;

•        decreased trading in global markets or decreased demand for financial services products generally;

•        continued growth in the adoption and use of cryptocurrencies and the public perception thereof;

•        system disruptions, outages and other performance problems or interruptions on our platform, or breaches of security or privacy;

•        disputes with our customers, adverse litigation and regulatory judgments, enforcement actions, settlements or other related costs and the public perception thereof;

•        fraudulent, unlawful or otherwise inappropriate customer behavior and our inability to detect and prevent any such misconduct;

•        changes in the legislative or regulatory environment, scope or focus of regulatory investigations and inquiries, or interpretations of regulatory requirements;

•        our development of any unique features or services that may be the subject of regulatory criticism or form the basis for regulatory enforcement action, including regulatory actions to prohibit certain practices or features;

•        the overall tax rate for our business, which may be affected by any changes to our valuation allowance, domestic deferred tax assets, and the effects of changes in our business;

•        changes in tax laws or judicial or regulatory interpretations of tax laws;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        changes in requirements imposed on us by regulators or by our counterparties, including net capital requirements imposed by the SEC and FINRA and cash deposit and collateral requirements imposed by other self-regulatory organizations to which we may become subject such as the DTC, National Securities Clearing Corporation (“NSCC”) or the Options Clearing Corporation (“OCC”);

•        volatility in the overall market which could, among other things, impact demand for our services, the magnitude of our cash deposit and collateral requirements and our growth strategy and business more generally; and

•        general economic conditions in either domestic or international markets, including the impact of the ongoing COVID-19 pandemic.

Any one of the factors above or the cumulative effect of some or all of such factors may prevent us from effectively implementing our new business and/or result in significant fluctuations in our results of operations, which could cause an investment in us to lose value.

If we obtain a broker-dealer, we will become subject to numerous regulatory requirements imposed by a variety of different private and public agencies, which could restrict our operations or impede our growth.

If we acquire a broker-dealer, we will become subject to a number of laws, regulations, rules and policies aimed at protecting investors and preserving the integrity of the financial markets. These requirements can be costly to comply with, divert management’s attention away from other important matters, and may have the effect of hindering our growth as a result. For example, among the laws, regulations, rules and policies to which the broker-dealer must comply with are:

•        Rule 15c3-1 under the Exchange Act, which specifies minimum capital requirements intended to ensure the general financial soundness and liquidity of broker-dealers;

•        Rule 15c3-3 under the Exchange Act, which requires broker-dealers to maintain certain liquidity reserves;

•        SEC and FINRA rules which require notification when net capital falls below certain defined criteria and when withdrawals of capital exceed certain thresholds, as well as remaining above a certain ratio of debt to equity in the regulatory capital composition of a broker-dealer;

•        Cash deposit and collateral requirements under the rules of the DTC, NSCC and OCC, which may fluctuate significantly from time to time based upon the nature and volume of customers’ trading activity and volatility in the market or individual securities;

•        The “best execution” requirements under SEC guidelines and FINRA rules, which require broker-dealers to obtain the best reasonably available terms for customer orders; and

•        Limitations imposed by the rules and regulations of the Board of Governors of the Federal Reserve and FINRA with respect to certain margin lending activities.

We may be subject to additional or different rules depending on the operations of the broker-dealer we acquire, and any future business we develop following the acquisition. Costs of compliance with these requirements is expected to be significant, and failure to comply would expose us to the risk of regulatory enforcement, civil liability, suspension or withdrawal of the license or registration to operate as a broker-dealer, any of which would materially adversely affect us.

Risks Relating to our Energy Business

Producing crude oil and natural gas involves significant risks and uncertainties that could adversely affect our business, financial condition or results of operations.

Our oil and natural gas production activities are subject to many risks, including without limitation:

•        fires;

•        explosions and blowouts;

•        pipe or cement failures;

•        environmental hazards, such as natural gas leaks, oil spills, pipeline and tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of toxic gases, brine, well stimulation and completion fluids, or other pollutants into the surface and subsurface environment;

•        title problems for the properties on which we drill and resulting restrictions or termination of lease for oil drilling and production operations;

•        facility or equipment malfunctions;

•        shortages of skilled personnel or unexpected loss of key workers;

•        shortages or delivery delays of equipment and services;

•        natural disasters; and

•        adverse weather conditions.

Any of these risks can cause substantial losses, including personal injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, clean-up responsibilities, loss of wells, repairs to resume operations; and regulatory fines or penalties.

We may not be insured or fully insured against certain of the above operational risks, either due to unavailability of such insurance or the high premiums and deductibles. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business, financial condition and results of operations.

Risks arising from the threat of climate change and the legislation, regulations or government actions related to climate change, greenhouse gas emissions and sustainability initiatives, could result in increased compliance and operating costs.

Since he took office in January 2021, President Biden has signed a series of executive orders seeking to adopt new regulations to address climate change and to suspend, revise, or rescind certain prior agency actions which were part of the Trump Administration’s de-regulatory push, and the Biden Administration is expected to continue to aggressively seek to regulate the energy industry and seek to eliminate in time the use of fossil fuels. Among other things, in January 2021, President Biden issued an executive order calling for methane emissions regulations to be reviewed and for the United States Environmental Protection Agency (the “EPA”) to establish new standards. On September 17, 2021, President Biden pledged to reduce global methane emissions in the United States by at least 30% below 2020 levels by 2030. Further, in November 2021 the EPA released new proposed methane rules which would impose regulations on methane release at existing wells nationwide. These new rules, among other things, would implement a comprehensive monitoring program to require companies to find and fix leaks. Additionally, the new rules would require well operators to place gas that is produced in a pipeline to be sold when possible to prevent wasting the gas, which could force us or well operators on which we rely to sell the gas at lower prices and thereby reduce our revenues. As with most regulations, smaller participants like us will face more burdens due to the compliance and other costs and the limited revenue to absorb such costs. The EPA is expected to issue a supplemental proposal in 2022 in the hopes of identifying additional regulatory means of reducing methane and other emissions, and has indicated an intention to adopt final rules before the end of calendar year 2022.

These and other adverse changes to the existing regulations and the adoption and implementation of new regulations related to climate change could require us to incur material costs to monitor and report on greenhouse gas emissions or install new equipment to reduce emissions of greenhouse gases associated with our operations, which may require us to divert significant capital and human resources, reduce our revenue and prospects, or otherwise have a material adverse effect on our financial condition and results of operations.

Our production operations are subject to stringent environmental, oil and gas-related and occupational safety and health laws and regulations, and noncompliance with such laws and regulations could expose us to material costs and liabilities.

Our production operations are subject to stringent federal, state and local laws and regulations governing, among other things, production rates, the transportation and sale of crude oil, gas, and the discharging of materials into the environment and environmental protection. These laws and regulations may limit the amount of oil and gas we can produce.

Failure to comply with these laws and regulations may subject Agora to sanctions, including administrative, civil or criminal penalties, remedial clean-ups or corrective actions, delays in permitting or performance of projects, natural resource damages and other liabilities. In addition, these laws and regulations may be amended and additional laws and regulations may be adopted in the future with more stringent legal requirements.

Because we have not proven the viability of using flared natural gas as a solution to lower the costs of generating electricity, the operations of Trend Exploration may not be a successful adjunct to our Bitstream mining business.

Trend Discovery formed Trend Exploration in order to explore using flared natural gas as a solution to lower the costs of power generation for Bitcoin mining. Oil production involves the discharge of excess natural gas near the wellhead in areas where it is not economical to transport the natural gas. Flared natural gas involves the burning of this natural gas. We believe that if we can harness enough stranded natural gas, it can reduce our power costs and reduce the environmental effects from the discharge and burning of this natural gas. We have been exploring the feasibility of this process and seeking a sufficient supply to meet our needs. While our management is optimistic that we have an economically viable solution, we may not be successful in either obtaining an adequate supply of natural gas or generating enough power at costs which meet our needs.

General Risks

The COVID-19 pandemic has disrupted and may continue to disrupt national and international commerce and we may not be able to develop or maintain our operations as presently contemplated, which could materially and adversely affect our business and results of operations.

The impact from COVID-19 has spread as a global pandemic throughout the world and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus. While vaccinations beginning in 2021 allowed for the partial reopening of the economy, the “Omicron” variant of the virus and other variants, as well as reduced efficacy of vaccines over time and the possibility that a large number of people decline to get vaccinated or receive booster shots, creates inherent uncertainty as to the future of our business, our industry and the economy in general in light of the pandemic. In addition to vaccinations, preventative efforts have included travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures may impact our mining operations, the third-party contractors on which we rely to further those operations, and the vendors, suppliers and manufacturers with which we do business. Further, COVID-19 has contributed to continued supply chain disruptions, which may adversely affect our operations either directly or by impeding or delaying those of the third parties on which we rely. The extent to which the COVID-19 pandemic may affect our business, results of operations and financial condition is difficult to predict and depends on numerous evolving factors, including the duration and scope of the pandemic and its impact on overall global economic and political uncertainty; government, social, business and other actions that have been and will be taken in response to the pandemic; the speed and extent to which vaccines are distributed and their efficacy at preventing the COVID-19 virus from spreading and impacting the general populace, both in the short- and long- term, and the effect of the pandemic on short- and long-term general economic conditions and on the cryptocurrency industry in particular.

Current and future restrictions or disruptions of manufacturing and transportation, such as reduced availability of air and ground transport, port closures or congestion, and increased border controls or closures, can also impact our ability to timely mine Bitcoin in sufficient quantities and/or sell the Bitcoin we receive at favorable prices, and could materially adversely affect us. Supply chain delays and shortages of miners and other equipment such as transformers may adversely affect us especially our plans to develop a cryptocurrency mining business. Increased transportation, electrical supply, labor or other costs which may result from the COVID-19 pandemic could have a material adverse effect on our financial condition and results of operations, particularly if the effects of COVID-19 arise again.

The loss of any members of our management team or key personnel could have a material adverse effect on us.

Our success depends solely on the continued services of our executive officers, particularly William B. Hoagland, our Chief Executive Officer, Randy May, our Executive Chairman, and Britt Swann, our Chief Financial Officer. While our management team lacks experience in cryptocurrency mining, each of these individuals plays a distinct important role in our business and future plans for Agora. Mr. May will remain the Chief Executive Officer of Ecoark, our principal stockholder, while Messrs. Hoagland and Swann are full-time employees of Agora. Further, Matthew Wilson, Chief Executive Officer of Barrier Crest, is intimately involved and responsible for that subsidiary’s operations. The loss of services of any of these individuals, could diminish our business and growth opportunities and our relationships with key players in the cryptocurrency and financial industries, and could have a material adverse effect on us.

If we cannot manage our growth effectively, we may not become profitable.

Businesses, including companies such as ours which are in the development stage of a new industry or industries, often grow rapidly and tend to have difficulty managing their growth. If we are able to successfully establish cryptocurrency mining operations as intended or acquire complementary businesses in the financial services and/or investment advisory space, we will likely need to expand our management team and other key personnel by recruiting and employing experienced executives and key employees and/or consultants capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money, and your investment could be lost.

We will incur significant expenses related to being a public company, which could materially adversely affect our business, results of operations, and financial condition.

As a public company, we will incur significant legal, accounting, and other expenses. We will be subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Act, the rules and regulations of the SEC, and the Listing Rules of The Nasdaq Stock Market. Stockholder activism and the level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional significant compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. The increased costs will increase our net loss or decrease our net income and may require us to reduce costs in other areas of our business. For example, we expect that being public will make it more difficult and more expensive for us to obtain director and officer liability insurance. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, on our Board committees, or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, and other regulatory action and potentially civil litigation.

These new obligations will require significant attention from our senior management and could divert their attention from the day-to-day management of our business, and could materially adversely affect our business, results of operations, and financial condition.

Risks Related to This Offering and Ownership of Our Common stock

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Other than our plans to spend a substantial portion of the net proceeds in our cryptocurrency business, we cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We also may use a small portion of the proceeds to acquire a broker-dealer, but our cryptocurrency business is the primary intent for the use of proceeds. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds”. Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

The price of our common stock and warrants may be subject to volatility, including for reasons unrelated to our operating performance, which could lead to losses by investors and costly securities litigation.

Assuming a market develops, the market price of our common stock and warrants is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•        changes in our industry including changes which adversely affect Bitcoin;

•        the continued volatility of the price of Bitcoin;

•        volatility with regard to the cost of new miners;

•        progress and publications of the commercial acceptance of Bitcoin and other cryptocurrencies;

•        additions or departures of key personnel including our executive officers;

•        sales of our common stock and warrants including the sale of large number of shares of common stock following Ecoark’s proposed stock dividend of its shares of Agora common stock;

•        any public announcement of entering into new agreements and terms thereof, including with respect to the anticipated contract for the increased supply of electricity to our facility and the purchase of miners;

•        business disruptions caused by tornadoes or other natural disasters;

•        our ability to execute our business plan;

•        actual or anticipated variations in operating results;

•        changes in market valuations of our competitors;

•        cyber security attacks;

•        operating results that fall below analysts’ expectations;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, significant contracts, or other material developments that may affect our prospects;

•        adverse regulatory developments; and

•        economic, geopolitical and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock and warrants. As a result, you may be unable to resell your shares at a desired price.

We have issued Ecoark a $7.5 million line of credit note which is due March 31, 2023. We may be required to use the proceeds of this offering or cash flow from operations to pay the note.

On November 13, 2021, Agora executed and delivered to its parent, Ecoark, a $7.5 million term note with 10% per annum interest. We will be required to repay any sums we borrow on March 31, 2023 with accrued interest and do not expect we will be able to extend the maturity date of the loan. While we plan to repay the loan with cash flow from operations, we may not be able to generate positive cash flow and may be required to use the proceeds from this offering. As of April 22, 2022, we had borrowed $4,947,995 from Ecoark.

We have not paid cash dividends in the past and do not expect to pay dividends in the future.    Any return on investment may be limited to the value of our common stock.

We were organized in September 2021, have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our articles of incorporation allow for our Board to create new series of preferred stock without further approval by our stockholder, which could adversely affect the rights of the holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, provide holders of the preferred anti-dilution protection, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Our articles of incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company or its affiliates.

Section 11 of our articles of incorporation provide that the internal affairs of the Company, including stockholder derivative actions but excluding claims under the Exchange Act, shall be brought exclusively in state courts located in Nevada. Section 11 also provides that unless the Company consents in writing to an alternative forum, the federal district courts of the United States shall have exclusive jurisdiction over claims brought under the Securities Act, and that the United States District Court for the District of Nevada shall be the exclusive venue with respect to any cause of action brought under the Securities Act or the Exchange Act. These provisions may have the effect of precluding stockholders from bringing suit in their forum or venue of choice. Further, these provisions may give rise to a potential ambiguity as to which courts – state or federal – should preside over certain cases such as cases with overlapping claims under both state corporate law and the Securities Act and the rules and regulations thereunder. While the Supreme Court of Delaware has upheld a charter provision designating federal courts as the exclusive forum for actions brought under the Securities Act, it is unclear how a court in another jurisdiction, including Nevada, might rule. Therefore, an investor seeking to bring a claim against or on behalf of the Company or its affiliates under Nevada law or the federal securities laws may be forced to litigate their case in a court which poses geographic or other hardships, and could face uncertainty as to which jurisdiction and venue the case will ultimately be heard in, which may delay, prevent or impose additional obstacles on the investor in such litigation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and there is uncertainty as to whether a state or federal court would enforce this charter provision.

Substantial future sales of our common stock by us or by our existing stockholders could cause our stock price to fall.

Additional equity financings or other issuances of common stock or derivative securities by us, including shares issued in connection with strategic alliances and corporate partnering transactions could adversely affect the market price of our common stock. Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop.

When Ecoark effects the planned stock dividend of 33,336,997 Agora shares, the impact may depress our common stock price.

Approximately 90 days following the date of this prospectus, Ecoark is expected to effect the stock dividend of 80% of its Agora common stock as a dividend to its stockholders, or 33,336,997 shares. See “Certain Relationships and Related Party Transactions.” The underwriter has required Ecoark to enter into a lock-up agreement under which for 90 days (or such lesser period as the underwriter may agree to) following the date of this prospectus it will not effect the stock dividend of our common stock. Once it does, a large number of shares will be available for sale and our stockholders may rapidly sell them resulting in a significant decline in the market price of our common stock and dilution to our stockholders.

If Ecoark does not effect the planned stock dividend of its Agora common stock, it could adversely affect Agora stockholders including investors in this offering.

While the stock dividend of 80% of Ecoark’s holdings of Agora common stock is expected to occur, we do not have a definitive agreement with Ecoark requiring Ecoark to effect the spin-off, and there is a possibility that the spin-off will not occur as anticipated or at all. If the spin-off does not occur as contemplated for any reason, Agora may continue to be a controlled company under Nasdaq rules, meaning the exemptions from certain corporate governance requirements thereunder would continue to be available to Agora. If we decide to rely upon those exemptions, investors will not be afforded the protections which result from those requirements, unlike investors of other Nasdaq issuers which are required to comply with those rules. We do not know what will occur after the stock dividend, except that we intend to comply with all Nasdaq Rules applicable to us.

If our common stock is deemed a “penny stock,” it will be more difficult for our investors to sell their shares.

Our common stock and warrants may become subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act unless listed on Nasdaq. The penny stock rules generally apply to companies whose common stock trades at less than $5.00 per share, subject to specific exceptions. Such exceptions include among others any equity security listed on a national securities exchange including Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 for the last three years. The “penny stock” designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce its liquidity.

Moreover, as a result of apparent regulatory pressure from the SEC and FINRA, a growing number of broker-dealers decline to permit investors, or otherwise make it difficult, to purchase and sell “penny stocks.” The “penny stock” designation may have a depressive effect upon our common stock price. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our common stock is subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

While we have applied to list our common stock and warrants on Nasdaq, we cannot assure you that Nasdaq will approve our application.

Common stock eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, Rule 144 provides that any non-affiliate of Agora, who has held restricted common stock for at least 12 months, is entitled to sell their restricted stock freely, provided that Agora stays current in its SEC filings. Affiliates, which would include an officer, director or other person in control of Agora may sell after 12 months with the following restrictions: (i) Agora is current in its SEC filings, (ii) certain manner of sale provisions, (iii) the filing of a Form 144, and (iv) volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the applicable sale and who has owned such shares of common stock for at least six months may sell the shares under Rule 144 without regard to any of the limitations described above except for the current public information requirement.

None of our existing shares of common stock will be eligible to be publicly sold following the date of this prospectus until _______ 2022 as the result of lock-up agreements the stockholders have entered into with the underwriter. However, Ecoark expects to distribute 33,336,997 shares of common stock to its existing stockholders and holders of its options and warrants following expiration of this lock-up agreement or such earlier date as the underwriter may in its sole discretion permit. In addition, we have issued 3,850,000 restricted shares of our common stock to management, non-employee directors, employees, and advisors as compensation for services and 750,000 to our former Chief Financial Officer; the restricted shares contain both performance based criteria and service based criteria, over two to three years. Until vested, these restricted shares cannot be sold. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time-to-time, and could impair our ability to raise capital through sales of equity or equity-related securities. In addition, the market price of our common stock and warrants could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur.

Holders of the warrants will not have rights as stockholders until such holders acquire our common stock upon exercise of their warrants.

Until the warrant holders acquire shares of our common stock upon exercise of the warrants, they will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

We may not be able to maintain a listing of our common stock and warrants on Nasdaq.

Assuming that our common stock and warrants are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock and warrants may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock and warrants from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and warrants and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock and warrants. The delisting of our common stock and warrants could significantly impair our ability to raise capital and the value of your investment.

We will incur significant additional costs as a result of being a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

Upon completion of this offering, we expect to incur increased costs associated with corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Customer Protection Act of 2010, and the Exchange Act, as well as the rules of Nasdaq. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time consuming, including due to increased training of our current employees, additional hiring of new employees, and increased assistance from consultants. We also expect these rules and regulations to make it more expensive for us to maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers. Furthermore, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. In addition, our management team will need to devote substantial attention to transitioning to interacting with public company analysts and investors, and complying with the increasingly complex laws pertaining to public companies, which may divert attention away from the day-to-day management of our business, including operational, research and development and sales and marketing activities. Increases in costs incurred or diversion of management’s attention as a result of becoming a publicly traded company may adversely affect our business, prospects, financial condition, results of operations, and cash flows.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•        our business plan and our ability to effectively manage our growth;

•        our expectations and plans with respect to the development of our cryptocurrency mining operations, including our plan to increase the electrical capacity and delivery and upgrades of our mining equipment at our new facilities;

•        our plan to participate in ERCOT and expected ability to sell power at profitable margins if there is a shortage;

•        our future financial performance, including an expected revenue increase in the fiscal year ending March 31, 2023 following the installation of high speed cryptocurrency mining equipment;

•        anticipated trends, growth rates, and challenges in our business, the cryptocurrency industry, and in the markets in which we operate;

•        market acceptance of our products and services and cryptocurrencies we intend to mine, including the utility and price of Bitcoin as a medium of exchange;

•        our ability to successfully implement our ESG strategy;

•        our ability to develop new products and services and grow our business in response to changing technologies, customer demand, and competitive pressures;

•        our expectations concerning relationships with third parties;

•        our ability to maintain, protect, enhance and effectively employ technology and related intellectual property rights;

•        The competition we will face and our ability to compete effectively;

•        our plan to acquire a licensed broker-dealer to operate in the financial sector;

•        our ability comply with laws and regulations that currently apply or may become applicable to our business, including following the planned acquisition of a broker-dealer;

•        economic and industry trends, projected growth, or trend analysis;

•        increased expenses associated with being a public company and enhanced compliance costs; and

•        other statements regarding our future operations, financial condition, and prospects and business strategies.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our operating results, financial condition, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units in this offering (without giving effect to any proceeds from the exercise of the warrants) will be approximately $_____ million, based upon an assumed initial public offering price of $_____ per unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter’s option is exercised in full, we estimate that our net proceeds would be approximately $_____ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $_____ per unit would increase or decrease, as applicable, the net proceeds that we receive from this offering by approximately $_____ million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of units offered by us would increase or decrease the net proceeds that we receive from this offering by approximately $_____ million, assuming the assumed initial public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use at least 80% of the net proceeds we receive from this offering to purchase new miners and for other expenses in connection with developing our initial cryptocurrency mining facilities, and the balance for general corporate purposes, including working capital, operating expenses, and other capital expenditures. Additionally, we may use a small portion of the net proceeds to acquire a broker-dealer. However we do not have a binding agreement to acquire any broker-dealer, nor has management identified a specific target to acquire, but our management considers this an important goal. If we are successful in acquiring a broker-dealer, it will not participate in this offering in any way. None of the proceeds from this offering will be used to cover any expenses for the planned dividend of Agora common stock by Ecoark.

We owe Ecoark $4,947,995 as of April 22, 2022 under a $7.5 million line of credit note at an annual interest rate of 10% per annum which is March 31, 2023. While we intend to repay Ecoark from our operating cash flow, we may be required to use a portion of the proceeds from this offering to repay Ecoark. See “Risk Factors.”

We will have broad discretion over how to use the net proceeds to us from this offering. Pending the use of the net proceeds as described above, we may invest the net proceeds from the offering in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock, and we cannot provide any assurance that we will declare or pay cash dividends on our capital stock in the future. We currently anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business, and we do not anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of the Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of current or then-existing debt instruments, and other factors the Board deems relevant.

DETERMINATION OF OFFERING PRICE

The offering price for the units offered by this prospectus and the exercise price of the warrants have been negotiated between the underwriter and us. In determining the offering price of the units and the exercise price of the warrants, the following factors were considered:

•        prevailing market conditions;

•        our historical performance and capital structure;

•        estimates of our business potential and earnings prospects;

•        an overall assessment of our management; and

•        the consideration of these factors in relation to market valuation of companies in related businesses.

DILUTION

If you invest in the units in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per share of common stock included in the units and the as adjusted net tangible book value per share immediately after this offering, assuming no value is attributed to the warrants included in the units. Such calculation does not reflect any dilution associated with sale and exercise of warrants.

Our net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of December 31, 2021. The net tangible book value is $3,403,928 for the 46,271,221 shares issued and outstanding as of December 31, 2021 or $0.0735 per share.

After giving effect to the assumed sale by us of 10,000,000 shares of common stock contained in the units being offered in this offering at an assumed initial public offering price of $5.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2021 would have been $49,903,928, or $0.8868 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.8133 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $4.1867 per share to new investors purchasing units in this offering. Unless otherwise indicated, the information set forth below assumes no exercise of the underwriter’s option. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a unit and assuming no value is attributed to the warrants.

The following table illustrates this dilution on a per share basis, assuming no value is attributed to the warrants included in the units:

Assumed initial public offering price per share			$
Net tangible book value per share as of December 31, 2021	$0.0735
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares in this offering	$0.8133	*
Pro forma net tangible book value per share giving effect to this offering	$0.8868	*
Dilution in pro forma net tangible book value per share to new investors in this offering				$4.1867

____________

*            Includes the additional 10,000,000 shares assumed to be issued in the offering.

The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of this offering. Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, would increase or decrease, as applicable, our pro forma net tangible book value per share to new investors by $0.1653, and would increase or decrease, as applicable, dilution per share to new investors in this offering by $1.00, in each case assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, each 1.0 million unit increase or decrease in the number of units offered by us would increase or decrease, as applicable, the pro forma net tangible book value after this offering by $5.00 per share and increase or decrease, as applicable, the dilution per share to new investors participating in this offering by $0.0769 per share, in each case assuming and that the assumed initial public offering price per share of $5.00 remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises its option to purchase additional shares and/or warrants in full, the pro forma net tangible book value per share of our common stock immediately after this offering would be $0.9755 per share, and the dilution in net tangible book value per share to new investors in this offering would be $4.0245 per share.

The following table summarizes, as of December 31, 2021, the number of shares of our common stock, the total consideration and the average price per share (1) paid to us by existing stockholders and (2) to be paid by new investors acquiring our common stock in this offering at an assumed initial public offering price of $5.00 per share and assuming 10,000,000 shares of common stock are sold in the offering, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming no value is attributed to and without giving effect to any exercise of the warrants included in the units.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	46,271,221	82.2%	$27,167,121	35.2%	$0.4828
New investors	10,000,000	17.8%	50,000,000	64.8%	$5.00
Totals	56,271,221	100.0%	$77,167,121	100.0%

Each $1.00 increase or decrease in the assumed initial public offering price of $_____ per share, would increase or decrease, as applicable, the total consideration paid by new investors and total consideration paid by all stockholders by $_____, in each case assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of units offered by us would increase or decrease the total consideration paid by new investors and total consideration paid by all stockholders by $_____, in each case assuming the assumed initial public offering price remains the same and before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriter’s option to purchase additional shares and/or warrants. If the underwriter exercises its option from us in full, our existing stockholders would own ___% and our new investors would own ____% of the total number of shares of our common stock outstanding upon the completion of this offering (without giving effect to the exercise of any warrants).

The number of shares of common stock that will be outstanding after this offering is based on 46,271,221 shares of common stock outstanding as of April 22, 2022, and excludes:

•        400,000 shares of common stock available for future grants under Agora’s 2021 Equity Incentive Plan;

•        ___ shares of common stock issuable upon exercise of the warrants;

•        shares of common stock issuable upon exercise of the warrants to be issued to the Representative in connection with this offering (or              shares of common stock issuable upon exercise of the warrants, if the underwriter exercises its option in full to purchase additional shares of common stock and/or accompanying warrants) with an exercise price of $             per share.

Included in the above discussion and tables are 3,850,000 shares of restricted common stock which were issued to certain of our management, non-employee directors, employees, and advisors, and 750,000 shares of common stock which were issued to our former Chief Financial Officer which are now vested as more particularly described on page 52. These shares, which are subject to forfeiture prior to vesting, can be voted by the holder, and the holders are entitled to participate in dividends and distributions with the Company’s other stockholders. The restricted shares may not be transferred prior to vesting, and when vested may only be sold or transferred in compliance with federal and state securities laws.

CAPITALIZATION

We had 46,271,221 shares of common stock outstanding as of December 31, 2021. The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021 (i) on an actual basis, and (ii) on a pro forma basis giving effect to (a) the issuance and sale of shares of our common stock and warrants in this offering at an assumed public offering price of $5.00 per unit, for assumed total gross proceeds of $50 million and net proceeds of approximately $46,500,000 (assuming no exercise of the underwriter’s option) and (b) the increase in additional paid in capital and retained earnings for the estimated share-based compensation expense related to the 4,600,000 restricted shares of common stock issued to management, non-employee directors, employees and advisors for the nine months ended December 31, 2021 and year ended March 31, 2021 as if the restricted shares had been issued as of April 1, 2020.

	Actual	Pro Forma(1)
Cash	$168,630	$46,668,630
Due to Ecoark	$4,459,057	$4,459,057
Stockholders’ equity:	—	—
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding pro forma; no shares issued and outstanding pro forma as adjusted	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized; 46,271,221 shares issued and outstanding at December 31, 2021; 56,271,221 issued and outstanding on a pro forma basis;	$46,271	$56,271
Additional paid-in capital(4)	$9,913,273	$76,174,093
Retained earnings(3)(4)	$(3,332,817)	$(23,103,637)
Total stockholders’ equity	$6,626,727	53,126,727
Total capitalization	$11,085,784	$57,585,784

____________

(1)      The pro forma table gives effect to the issuance of an assumed 10,000,000 shares of common stock in the public offering, which has an assumed value of $46,500,000, net of costs.

(2)     Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per unit would increase (decrease) cash and cash equivalents, working capital, total assets, total liabilities, additional paid-in capital and total stockholders’ (deficit) equity by $9,300,000, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 1,000,000 units offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets, additional paid-in capital and total stockholders’ (deficit) equity by $4,650,000 assuming the assumed public offering price of $5.00 per unit remains the same, and after deducting the estimated underwriting discounts and commissions.

(3)      There are assumed to be no pro forma adjustments related to this transaction that effect retained earnings other than (4). All other adjustments identified in the “Unaudited Pro Forma Condensed Consolidated Financial Statements” are considered to be management adjustments.

(4)      Represents $19,770,820 in share-based compensation related to the 4,600,000 shares of restricted common stock issued to management, non-employee directors, employees and advisors. The share-based compensation represents $8,937,500 of service-based grants and $10,833,320 in performance-based grants. Included in our historical column is share-based compensation for service-based grants related to these restricted shares for the period October 1, 2021 through December 31, 2021. Subsequent to December 31, 2021, 750,000 of the restricted shares vested. For information concerning the financial impact of from this vesting and the underlying facts, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Party Transactions.”

The foregoing pro forma information as adjusted is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus.

The above discussion and table is based on 46,271,221 shares of common stock outstanding on April 22, 2022, and excludes:

•        __________ shares issuable upon the exercise of the underwriter’s option;

•        400,000 shares of common stock available for future grants under Agora’s 2021 Equity Incentive Plan;

•        _____ shares of common stock issuable upon exercise of the warrants;

•        _____ shares of common stock issuable upon exercise of the warrants to be issued to the Representative in connection with this offering (or _____ shares of common stock issuable upon exercise of the warrants, if the underwriter exercises its option in full to purchase additional shares of common stock and/or accompanying warrants) with an exercise price of $_____ per share.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Our unaudited pro forma condensed consolidated financial statements consist of an unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended December 31, 2021 and the year ended March 31, 2021, and an unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2021.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from our historical unaudited Consolidated Statement of Operations for the nine months ended December 31, 2021, our historical audited Statement of Operations for the year ended March 31, 2021 and the historical unaudited Condensed Consolidated Balance Sheet at December 31, 2021. The unaudited pro forma Condensed Consolidated Balance Sheet gives effect to the separation and related transactions described below as if they had occurred on December 31, 2021. The pro forma adjustments to the unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended December 31, 2021 and the year ended March 31, 2021 assume that the separation and related transactions occurred as of April 1, 2020. The transaction adjustments identified below have been separately broken out to clearly identify the adjustments and the disclosure includes the basis for the adjustment.

The unaudited pro forma condensed consolidated financial statements have been prepared to include other transaction adjustments to reflect the financial condition and results of operations as if we were a separate stand-alone entity. Management does not believe there are any transaction accounting or autonomous entity adjustments necessary to be included in the unaudited pro forma information presented herein. We have identified two transaction adjustments (a) for the issuance of 10,000,000 shares based on an assumed public offering price of $5.00 per share, net of an 7% commission to be incurred in the transaction, for a total value of $46,500,000, and (b) include the related share-based compensation expenses related to the 4,600,000 restricted shares of common stock issued to management, non-employee directors, employees and advisors which include 750,000 vested shares of common stock issued to our former Chief Financial Officer as if those restricted shares were issued as of April 1, 2020 in retained earnings and additional paid in capital. Additionally, we have provided a presentation of management adjustments that we believe are necessary to enhance an understanding of the pro forma effects of the transaction.

Agora has included in their historical columns certain operating expenses and other income (expense) from Ecoark that have been allocated to them. The allocations contain certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense Agora would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that Agora will incur in the future or would have incurred if Agora had obtained these services from a third party.

Agora prior to July 1, 2021 did not have significant operations. Ecoark recognized many corporate expenditures and payroll costs and allocated those costs to Agora. Commencing July 1, 2021, as Agora was assigned the working interests in the oil wells and the initial operations commenced in Bitstream, these corporate expenditures and payroll related costs were recognized directly on Agora’s books, and there is no longer a cost allocation from Ecoark to Agora.

The unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to represent what our financial position and results of operations actually would have been had the separation of Agora not occurred on the dates indicated, or to project our financial performance for any future period. Our historical consolidated financial statements have been derived from our historical accounting records and reflect certain allocation of expenses as noted above.

The unaudited pro forma condensed consolidated financial information reported below should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical consolidated financial statements and the corresponding notes included elsewhere in this prospectus.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2021

	Historical	Restricted Common Share and Other Stock Transactions – pre Offering		Pro Forma
REVENUES	$1,770,116	$—		$1,770,116

COST OF REVENUES (exclusive of depreciation shown separately below)	788,456	—		788,456

Professional and consulting fees	3,522,543	4,000,000	(3)	7,522,543
Selling, general and administrative expenses	940,125	—		940,125
Cryptocurrency impairment losses	1,047	—		1,047
Depreciation	20,945	—		20,945
Total costs and expenses	5,273,116	4,000,000		9,273,116

Loss from operations before other income (expenses)	(3,503,000)	(4,000,000)		(7,503,000)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability on Ecoark	187,474	—		187,474
Total other income (expense)	187,474	—		187,474

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(3,315,526)	(4,000,000)		(7,315,526)
Provision for income taxes	—	—	(2)	—

NET LOSS	$(3,315,526)	$(4,000,000)		$(7,315,526)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(0.08)			$(0.13)

WEIGHTED AVERAGE SHARES OUTSTANDING	39,853,162			56,271,221

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2021

	Historical	Restricted Common Share and Other Stock Transactions – pre Offering		Pro Forma
REVENUES	$478,342	$—		$478,342

COST OF REVENUES	—	—		—

Gross profit	478,342	—		478,342

OPERATING EXPENSES
Salaries and salaries related costs	21,630	—		21,630
Selling, general and administrative expenses	471,463	19,770,820	(3)	20,242,283
Total operating expenses	493,093	19,770,820		20,263,913

Loss from operations before other income (expenses)	(14,751)	(19,770,820)		(19,785,571)

OTHER INCOME (EXPENSE)
Total other income (expense)	—	—		—

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(14,751)	(19,770,820)		(19,785,571)
Provision for income taxes	—	—	(2)	—

NET LOSS	$(14,751)	$(19,770,820)		$(19,785,571)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(14.751)			$(0.352)

WEIGHTED AVERAGE SHARES OUTSTANDING	1,000			56,271,221

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2021

	Historical	Restricted Common Shares Issued(3) and Assumed Public Offering(1)		Pro Forma
ASSETS
CURRENT ASSETS
Cash	$168,630	$46,500,000	(1)	$46,668,630
Accounts receivable	225,055	—		225,055
Intangible assets – cryptocurrencies	15,918	—		15,918
Prepaid expenses and other current assets	873,895	—		873,895
Total current assets	1,283,498	46,500,000		47,783,498

NON-CURRENT ASSETS

Fixed assets	7,044,694	—		7,044,694
Power development costs	2,000,000	—		2,000,000
Right of use asset – operating leases	490,698	—		490,698
Goodwill	3,222,799	—		3,222,799
Total non-current assets	12,758,191	—		12,758,191
TOTAL ASSETS	$14,041,689	$46,500,000		$60,541,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,464,291	$—		$2,464,291
Current portion of lease liability – operating leases	115,334			115,334
Line of credit – Ecoark Holdings, Inc.	4,459,057	—		4,459,057
Total current liabilities	7,038,682	—		7,038,682

Lease liabilities, net of current portion – operating leases	376,280	—		376,280
Total liabilities	7,414,962	—		7,414,962

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.001 par value	—	—		—
Common stock, $0.001 par value	46,271	10,000	(1)	56,271

Additional paid-in capital	9,913,273	46,490,000	(1)	76,174,093
		19,770,820	(3)
Retained earnings	(3,332,817)	(19,770,820)	(3)	(23,103,637)
Total stockholders’ equity (deficit)	6,626,727	46,500,000		53,126,727
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,041,689	$46,500,000		$60,541,689

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

Transaction Accounting Adjustments:

All adjustments related to the stock dividend by Ecoark of Agora common stock have been included in the Historical columns including allocation of expenses in accordance with SAB Topic 1.B.1.

Autonomous Entity Adjustments:

There were no autonomous entity adjustments identified by Management.

Other Transaction Adjustments:

(1)    To record an estimated $50,000,000 raised for the issuance of 10,000,000 shares in this offering. No effect is given to the exercise of the warrants or the representative’s warrants. We expect to incur an estimated $3,500,000 in underwriting discounts and commissions in this offering. This does not include any professional fees or other offering costs which will be netted against the proceeds. The amount assumes no exercise of the underwriter’s option.

(2)    As we have losses for the periods reflected and we do not anticipate significant book to tax differences, we have not estimated a tax provision or benefit for Agora due to its lack of materiality.

(3)    We have made an adjustment that reflects the issuance of the 3,850,000 shares of restricted common stock granted to management, non-employee directors, employees and advisors that vest over a three-year term and 750,000 shares of common stock issued to our former Chief Financial Officer which vested on April 12, 2022. The restricted shares were valued at $5.00 per share, the assumed public offering price. The value of the restricted common shares is based on the assumed public offering price of $5.00 per share ($23,000,000) that are to be expensed as stock-based compensation in accordance with the terms of the issuances. The restricted stock grants have both service and performance criteria for vesting. The total expense estimated for the service component is $12,166,680 and for the performance criteria is $10,833,320. The service-based grants vest over a three-year period. We have added an estimate of $4,000,000 for the nine months ended December 31, 2021 and $8,937,500 for the year ended March 31, 2021 in stock-based compensation related to the service-based grants, and included $10,833,320 in the year ended March 31, 2021 period for the performance-based grants. The estimated stock-based compensation includes the expense attributable to the acceleration of the vesting of our former Chief Financial Officer’s grant. Upon his resignation from the Company, the Board of Directors on April 12, 2022 approved the acceleration of his restricted stock grant. Included in the historical column for the nine months ended December 31, 2021 is the expense for the three months ended December 31, 2021 related to the service-based grants, therefore we are only recognizing the anticipated expense for the six month period April 1, 2021 through September 30, 2021, and included the amounts in retained earnings as if the issuance occurred as of April 1, 2020. The estimate used by management is to expense these grants over the three-year period. Management anticipates the performance measures to be met upon the definitive power agreements being finalized and the deployment of at least 20 MW and 40 MW in the State of Texas, and Management deems this to be probable upon the completion of this offering, and has recognized the performance-based grants in the year ended March 31, 2021. Should the offering not be completed it is unlikely that either the 20 MW or 40 MW deployment occur.

Summary for the Year Ended March 31, 2021:

Performance-based stock-based compensation	$10,833,320
Service-based stock-based compensation	8,937,500
Total	$19,770,820

Management Adjustments:

Management adjustments are optional to include. Management determined the following items to be significant to enhance the understanding of the impact of the cryptocurrency mining business will have on our consolidated financial statements.

(1)    To record additional professional fees of $250,000 for the nine months ended December 31, 2021 and $500,000 for the year ended March 31, 2021. There is no additional costs necessary to be recorded for the three month period October 1, 2021 through December 31, 2021 as the amounts are already included in the historical column. These expenses would be necessary as we would need to hire additional consultants to run our cryptocurrency mining business as well as support for achieving our ESG strategy. In addition to the staff increases, management anticipates bringing in outside consultants at approximately $250 per hour to assist in running the cryptocurrency mining business and achieving their ESG strategy. It is anticipated an additional 2,000 hours a year will be necessary immediately. These costs are not contingent on the proceeds to be received from this underwritten offering. This adjustment is reflected in the reconciliation below.

(2)    To record additional salaries which are included in selling, general and administrative expenses of $150,000 for the nine months ended December 31, 2021 and $300,000 for the year ended March 31, 2021. There is no additional costs necessary to be recorded for the three month period October 1, 2021 through December 31, 2021 as the amounts are already included in the historical column. These expenses would be necessary as we would need to hire additional staff to run our cryptocurrency mining business. The basis for these adjustments are the assumption that management would need to bring on approximately three additional staff to run this business initially, at an average of $100,000 per employee. These hires would be completed immediately. These costs are not contingent on the proceeds to be received from this offering. This adjustment is reflected in the reconciliation below.

(3)    To record interest expense on the revolving line of credit that we entered into with Ecoark in November 2021. As of April 22, 2022 we have a balance outstanding of $4,947,995. At an interest rate of 10% per annum, we have added $335,000 in interest expense of the nine months ended December 31, 2021 (which is net of amounts included in the historical column as we began accruing interest in November 2021) and $500,000 for the year ended March 31, 2021. There is $112,000 of additional costs necessary to be recorded for the three month period October 1, 2021 through December 31, 2021 as the interest on the Ecoark line of credit commenced in November 2021. All interest from November 2021 through December 31, 2021 is included in the historical column. Prior to the establishment of the Ecoark line of credit in November 2021, Agora recognized no interest expense on the intercompany advances with Ecoark. Ecoark has committed to continue to fund Agora through the completion of this offering, however we do not anticipate a significant increase in the liability through the completion of the offering. The funds provided by Ecoark were used in purchasing the necessary equipment for the cryptocurrency mining operations. This adjustment is reflected in the reconciliation below.

(4)    To record depreciation expense on our fixed assts. We anticipate having the majority of our equipment purchased to have an estimated useful life of between five and ten years. There is $20,945 of depreciation expense on this equipment in the historical column as the equipment commenced being placed into service in November 2021. We have added an estimate of depreciation expense of $650,000 for the nine months ended December 31, 2021 and $1,000,000 for the year ended March 31, 2021. There is $150,000 recorded for the three month period October 1, 2021 through December 31, 2021 as depreciation amounts from November 2021 through December 31, 2021 are included in the historical column. We have used a five to ten year estimated useful life for the equipment and based the depreciation off of the first $7 million of equipment purchased. This adjustment is reflected in the reconciliation below.

We believe there are no other material adjustments that need to be made to the unaudited pro forma condensed consolidated financial statements to enhance an understanding of the pro forma effects of the proposed transaction. The adjustments are limited to the effect of such synergies and dis-synergies on the historical financial statements that form the basis for the pro forma statements of operations as if the synergies and dis-synergies existed as of the beginning of the fiscal year presented.

The pro forma financial information reflects all Management’s Adjustments that are, in the opinion of management, necessary to a fair statement of the pro forma financial information presented.

A reconciliation between pro forma net loss and net loss after management adjustments is as follows. The numbers in the table refer to the notes above.

For the year ended March 31, 2021:

Pro forma net loss	$(18,848,071)
Adjustment(1)	(500,000)
Adjustment(2)	(300,000)
Adjustment(3)	(500,000)
Adjustment(4)	(1,000,000)
Net loss – after management adjustments	$(21,148,071)

A reconciliation between pro forma net loss and net loss after management adjustments is as follows. The numbers in the table refer to the notes above.

For the nine months ended December 31, 2021:

Pro forma net loss	$(7,315,526)
Adjustment(1)	(250,000)
Adjustment(2)	(150,000)
Adjustment(3)	(335,000)
Adjustment(4)	(650,000)
Net loss – after management adjustments	$(8,700,526)

Earnings (Loss) Per Share:

The pro forma weighted average number of shares outstanding of our common stock used to compute basic earnings per share are the total shares issued to date which are 46,271,221 as well as an anticipated 10,000,000 shares to be issued in this offering. Therefore, we have used 56,271,221 shares. Historical weighted average number of shares were 39,853,162 for the nine months ended December 31, 2021 and none for March 31, 2021 as Agora had not been formed as of that time and the operations were those of Trend Discovery. All but 100 shares of Agora common stock were issued between October 1, 2021 and December 7, 2021.

EPS Reconciliations:

For the year ended March 31, 2021:

Historical weighted average shares outstanding (Trend)	1,000
Assignment of Trend to Agora	(1,000)
Shares issued to Ecoark	41,671,221
Restricted shares issued to management, non-employee directors, employees and advisors	4,600,000
Shares to be issued in this offering	10,000,000
Pro forma weighted average shares outstanding	56,271,221

For the nine months ended December 31, 2021:

Historical weighted average shares outstanding	39,853,162
Adjustment to account for shares issued to Ecoark and restricted stock grants as if issued April 1, 2021	6,418,059
Shares to be issued in this offering	10,000,000
Pro forma weighted average shares outstanding	56,271,221

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Ecoark formed Agora on September 17, 2021 and purchased 100 shares of Agora for $10 on September 22, 2021 when, Ecoark assigned its membership interest in Trend Discovery to Agora. On October 1, 2021, Ecoark purchased 41,671,121 shares of Agora common stock for a value of $4,167,111 in cash that Agora used to purchase equipment to commence the Bitstream operations.

Cryptocurrency Mining

Agora was organized by Ecoark to enter the cryptocurrency mining business. Because of regulatory uncertainty over cryptocurrencies being deemed to be securities, Agora’s initial focus is on mining Bitcoin which has not been deemed to be a security. Because of regulatory concerns and the changing regulatory environment, Agora intends to seek opportunities to engage with cryptocurrencies that involve the offer or sale of securities.

Bitstream was organized to be our principal cryptocurrency subsidiary. Bitstream has entered into a series of agreements and arrangements including arranging for a reliable and economical electric power source needed to efficiently mine Bitcoin, order miners, housing infrastructure and other infrastructure to mine Bitcoin and locate a third-party hosting service to operate the miners and the service’s more advanced miners. It has also entered into a long-term land lease in West Texas effective December 10, 2021. On January 3, 2022, the Company finalized a land purchase agreement for a separate parcel of 20 acres of land in West Texas. The Company has an option to sell back this land to the sellers upon cessation of the land being used as a data center. See “Business” beginning on page 69 for more information.

Agora has spent approximately $7.2 million and has commitments to spend at least another approximately $6.0 million.

Agora began beta testing its initial miners in mid-November 2021 and in the quarter ending June 30, 2022, we anticipate the Bitmain S19 Pro miners supplied by the hosting service provider will be operational.

Bitstream anticipates that it will deploy and operate modularized data centers (facilities) with the sole purpose of mining cryptocurrencies, with Bitcoin initially as the focus. Agora anticipates powering these data centers by acquiring a long-term power contract to purchase electric power from the electric grid in Texas. Once the business is fully operational, Bitstream intends to continuously add data center facilities by reinvesting their revenues. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues. Bitstream plans to utilize the energy to power its energy intensive operations of cryptocurrency mining. Additionally, if Texas experiences another power shortage during the winter or summer months from extreme weather conditions, Bitstream would be able to arbitrage power at favorable margins. Bitstream will do this by temporarily shutting down their cryptocurrency mining operations and selling their purchased power back to the grid at favorable margins. In the winter of 2021, during the Texas blackout, the price per kWh exceeded $10 at its peak imbalance, whereas Bitstream’s power cost is expected to be $0.023 per kWh.

Bitstream has:

•        entered into a letter of intent with a power broker to assist Bitstream in obtaining a source of electric power in West Texas, including the initial 12 megawatts (“MW”) of power and an increase to 48 MW expected in the next six to twelve months, and has also entered into a second letter of intent for an additional 30 MW at a second location; subject in each case to entering into a definitive power purchase agreement with the retail power provider;

•        paid the power management company $2,422,500 which includes $2,000,000 in power development fees and is negotiating definitive agreements for the power; and

•        purchased and received delivery of 5,000 used Canaan AvalonMiners 841 13 tera hash per second (“TH/s”) miners for $1,350,000 plus shipping costs, which all have been delivered.

For more information about these and other agreements and arrangements and the development and progress of our cryptocurrency mining operations, see “Our Mining Equipment and Related Agreements” beginning on page 73. Once the business is fully operational, Bitstream intends to continuously add data center platforms by reinvesting cash and potentially utilizing leverage to scale operations. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues.

Other Businesses

In order to advance Agora’s environmental, social and governance (“ESG”) strategy and seek a way to reduce the power costs of our planned mining activities, two Ecoark subsidiaries made an intercompany assignment of an 80% working interest in certain oil and gas mineral leases to Agora’s subsidiary, Trend Exploration will not record the reserves as assets, but rather will recognize the revenue and costs associated with these wells in their statement of operations. All of the working interests assigned to Trend Exploration are considered proved reserves. Trend Exploration has been investigating the use of flared or stranded natural gas to fuel a turbine to generate the energy required to mine cryptocurrency.

Barrier Crest, provides fund administration and related services for small hedge funds. Trend Discovery owns an entity which is the general partner and manager, respectively, but not the investment manager, of two investment funds. These investment funds own shares of Ecoark and one also owns warrants of Ecoark.

Trend Discovery Exploration LLC (“Exploration”) was assigned an 80% working interests in 14 wells from Ecoark’s wholly owned subsidiaries, White River SPV 2, LLC and White River E&P LLC on July 1, 2021. Exploration will not record the reserves as assets, but rather will recognize the revenue and costs associated with these wells in their statement of operations. All of the working interests assigned to Exploration are considered proved reserves.

Critical Accounting Policies, Estimates and Assumptions

In reading and understanding Agora’s discussion of results of operations, liquidity and capital resources, one should be aware of key policies, judgments and assumptions that are important to the portrayal of financial conditions and results.

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Agora bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. This process may result in actual results differing materially from those estimated amounts used in the preparation of the consolidated financial statements if these results differ from historical experience, or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made. Agora evaluates its estimates and assumptions on an ongoing basis. Actual results could differ from those estimates under different assumptions or conditions.

Our critical accounting policies include:

Cryptocurrencies

Cryptocurrencies are included in current assets in the consolidated balance sheets as intangible assets with indefinite useful lives. Cryptocurrencies are recorded at cost less impairment.

The Company accounts for its cryptocurrencies as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles — Goodwill and Other. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. The Company has elected to bypass the optional qualitative impairment assessment and to track its cryptocurrency activity daily for impairment assessment purposes. The Company determines the fair value of its cryptocurrencies on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active trading platform that the Company has determined is its principal market for Bitcoin (Level 1 inputs). The Company performs an analysis each day to identify whether events or changes in circumstances, principally decreases in the quoted prices on the active trading platforms, indicate that it is more likely than not that its cryptocurrencies are impaired. For impairment testing purposes, daily fair value of the cryptocurrencies is based on the next day’s beginning market price of the cryptocurrency (UTC 00:00), at the single Bitcoin level (one bitcoin). The excess, if any, of the current carrying amount of the cryptocurrency assets over the daily fair value represents an impairment loss. The total of all daily impairment losses for the given quarter are summed and recorded at the end of the quarter. Impairment losses are recognized as “Cryptocurrency impairment losses” in the Company’s Consolidated Statements of Operations.

To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. As of December 31, 2021, the Company had an outstanding carrying balance of cryptocurrencies of $15,918, net of impairment losses of $1,047 for the nine months ended December 31, 2021. As of December 31, 2021, the Company held approximately 0.334 Bitcoin.

Cryptocurrencies awarded to the Company through its mining activities are included as an adjustment to reconcile net loss to cash provided by (or used in) operating activities on the accompanying Consolidated Statements of Cash Flows. The sales (if any) of cryptocurrencies are included within investing activities in the accompanying Consolidated Statements of Cash Flows and realized gains or losses (if any) from such sales are included in operating income in the Company’s Consolidated Statement of Operations. The Company accounts for sales of cryptocurrencies in accordance with the first in first out (FIFO) method of accounting.

Any impairment losses related to cryptocurrencies are included in the Cryptocurrency Mining segment.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates Agora in making internal operating decisions.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Cost Allocations

The consolidated financial statements and footnotes of the Company have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The Company prior to July 1, 2021 did not have significant operations. Ecoark recognized many corporate expenditures and payroll costs and allocated those costs to the Company as noted below. Commencing July 1, 2021, as the Company became larger, these corporate expenditures and payroll related costs were recognized directly on the Company’s books, and there is no longer a cost allocation from Ecoark to the Company.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1.

The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from Ecoark are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Commencing July 1, 2021, Agora has reflected all of their expenses including costs that Ecoark formerly recorded and allocated to Agora. As a result, there is no allocation for the three months ended September 30, 2021 reflected in the consolidated financial statements.

We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identify the contract with the customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•        Variable consideration

•        Constraining estimates of variable consideration

•        The existence of a significant financing component in the contract

•        Noncash consideration

•        Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

The Company recognizes revenue upon satisfaction of its performance obligation at either a point in time in accordance with ASC 606-10-25-30 for its contracts in its Extraction and Financial Services segments or over time in accordance with ASC 606-10-25-27 for its contracts with mining pool operators.

The Company accounts for incremental costs of obtaining a contract with a customer and contract fulfillment costs in accordance with ASC 340-40, Other Assets and Deferred Costs. These costs should be capitalized and amortized as the performance obligation is satisfied, if certain criteria are met. The Company elected the practical expedient, to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that would otherwise have been recognized is one year or less, and expenses certain costs to obtain contracts when applicable. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The Company recognizes the cost of sales of a contract as expense when incurred or when a performance obligation is satisfied. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained, are not considered recoverable, or the practical expedient applies.

Cryptocurrency Mining

As consideration for providing computing power, the Company receives cryptocurrency from the mining pool in which it participates. Income from cryptocurrency mining (mining earnings are made up of the baseline block reward and transaction fees, defined as “rewards”) which is measured based on the fair value of the cryptocurrency received.

Providing computing power in cryptocurrency transaction verification services (known as “mining”) is an output of the Company’s ordinary activities. The provision of computing power is the only performance obligation in the Company’s contracts with mining pool operators, its customers. The Company will recognize income from cryptocurrency mining for the provision of computing power upon satisfaction of its performance obligation. As consideration for the provision of computing power, the Company is entitled to payment in Bitcoin, which is a form of noncash consideration. Noncash consideration is measured at fair value at contract inception. Fair value of the cryptocurrency consideration is determined using the quoted price on the Company’s primary trading platform of the cryptocurrency at the beginning of the contract period, which is considered to be the beginning of each twenty-four-hour period (at contract inception). Specifically, fair value at contract inception is based on the market price at the beginning of the contract term, at the single Bitcoin level (one Bitcoin). This amount is recognized in revenue over the contract term as hash rate is provided. Changes in the fair value of the noncash consideration due to form of the consideration (changes in the market price of Bitcoin) are not included in the transaction price and hence are not included in revenue. Changes in fair value of the noncash consideration post-contract inception that are due to reasons other than form of consideration (other than changes in the market value of bitcoin) are measured based on the guidance on variable consideration, including the constraint on estimates of variable consideration. Cryptocurrencies are recorded on the consolidated balance sheet, as intangible asset — cryptocurrencies.

The Company has entered into a cryptocurrency mining pool with the mining pool operator F2Pool, to provide computing power to the mining pool. The arrangement is terminable at any time by either party and the Company’s enforceable right to cryptocurrency compensation only begins when the Company provides computing power to the mining pool operator.

The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hash rate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due the Company. Given cancelation terms of the contracts, all contracts effectively provide the Company with the option to renew for successive contract terms of twenty-four hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency reward the mining pool operator receives (referred to as a “block reward”), and potentially network transaction fees, less digital asset transaction fees to the mining pool operator which will be recorded as a deduction from revenue because they represent consideration payable to the customer. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm, over the contract term. The Company is entitled to compensation for providing computing power to a mining pool even if a block is not successfully placed. The block reward provides an incentive for Bitcoin miners to process transactions made with the cryptocurrency. Creating an immutable record of these transactions is vital for the cryptocurrency to work as intended. The blockchain is like a decentralized bank ledger, one that cannot be altered after being created. The miners are needed to verify the transactions and keep this ledger up to date. Block rewards, and to a lesser extent, network transaction fees, are their payment for doing so.

The terms of the agreement with the mining pool operator provide that neither party can dispute settlement terms after thirty-five days following settlement.

For the mining pool in which the Company participates, the Company’s mining pool operator calculates block rewards using the Pay-Per-Shares-Plus (PPS+) payment method and charges 2.5% of the block rewards as a fee for operating the pool (the “digital asset transaction fee”). When the Company’s number of Bitcoin reaches the minimum threshold of 0.005 Bitcoin, the Company receives a payout and the pool transfers the cryptocurrency consideration to the Company’s designated wallet within 8 hours, between 00:00 and 08:00 UTC.

The PPS+ payment method pays miners for the number of shares they contribute to the pool (effectively, the amount of computing power provided to the pool) plus network transaction fees. Shares can be described as discrete amounts of valid work each miner or mining farm contributes to the pool. The value of each share contributed is determined by the Bitcoin’s current network difficulty and the number of total shares contributed from miners and mining farms. Cryptocurrency rewards are received regardless if a pool successfully found a block because the mining pool operator understands that, probabilistically, blocks will be successfully found in a statistically predictable manner by the pool depending on the total amount of hashing power (shares) contributed by the miners and mining farms and therefore, pays out as if a block was found. This is a strategy that provides regular payments to miners and allows consistent payouts.

Network transaction fees, however, are paid out based on blocks actually found and solved and therefore the network transaction fee revenue is not consistently paid out. We expect that network transaction fees will be a very small contributor to total miner cryptocurrency rewards and offset only an insignificant portion of the mining pool’s 2.5% digital asset transaction fee.

The Company’s cost of cryptocurrency revenue consists primarily of direct costs of earning the cryptocurrencies related to mining operations, namely electric power costs, other utilities, labor, insurance whether incurred directly from self-mining operations or reimbursed, including any revenue sharing arrangements under hosting agreements, but excluding depreciation and amortization, which are separately stated in the Company’s Consolidated Statement of Operations.

Extraction

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month; and (iii) cash is received the following month from the crude oil buyer.

For Trend Exploration, certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Financial Services

For Trend Discovery Capital Management and Barrier Crest, the Company recognizes revenue when: (i) evidence of an arrangement exists; (ii) fees are fixed or determinable, (iii) services have been delivered, and (iv) collectability is reasonably assured. The Company’s revenue is generated from management fees and investment advisor fees. This is not anticipated to be a material revenue source upon Bitstream achieving full operational status.

Share-Based Compensation

Agora follows ASC 718 Compensation — Stock Compensation and has adopted ASU 2017-09 Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting. Agora calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Agora recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets.
Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of Agora’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Cryptocurrencies will consist of cryptocurrency assets and will be presented in current assets. Fair value will be determined by taking the price of the coins from the trading platforms which Agora will most frequently use.

RESULTS OF OPERATIONS

Results of Operations for the Year Ended March 31, 2021 and period May 31, 2019 (inception) through March 31, 2020

The following table sets forth the summary operations for the year ended March 31, 2021 and period ended May 31, 2019 (inception) through March 31, 2020:

	For the Periods Ended
	March 31, 2021	March 31, 2020
Revenues	$478,342	$175,263
Operating Expenses	$493,093	$728,849
Other (Income) Expense	$—	$—
Net Loss	$(14,751)	$(553,586)

Revenues

Revenues for the year ended March 31, 2021 were $478,842 as compared to $175,263 for the period ended March 31, 2020, an increase of $303,079. The increase was primarily due to the increases in fund administration services as well as professional advisory services in Barrier Crest. With the installation of the high speed cryptocurrency mining equipment, we expect our revenues to increase materially in the fiscal year ending March 31, 2023.

Operating Expenses

The Company prior to July 1, 2021 did not have significant operations. Ecoark recognized many corporate expenditures and payroll costs and allocated those costs to the Company as noted below. Commencing July 1, 2021, as Agora was assigned the working interests in the oil wells and the initial operations commenced in Bitstream, these corporate expenditures and payroll related costs were recognized directly on the Company’s books, and there is no longer a cost allocation from Ecoark to the Company.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Total operating expenses for the year ended March 31, 2021 were $493,093 as compared to $728,849 for the period ended March 31, 2020, a decrease of $235,756 or 32%.

Professional fees and consulting expenses for the year ended March 31, 2021 were $21,630 as compared to $120,928 for the period May 31, 2019 (inception) through March 31, 2020, a decrease of $99,298, or 83%. The reduction in professional fees and consulting expenses was a result of (a) an increase in new hires done at Barrier Crest in 2021 due to the influx of additional clients of $85,000; (b) a decrease of $2,298 in general consulting expenses in 2021 compared to 2020; and (c) a decrease in professional fees of $182,000 from the cost allocation from Ecoark related to much less outsourced professional fees as the 2020 period had added costs due to the acquisition of Trend Discovery by Ecoark as well as a reduction in investor relations and public relations services. The reduction in these professional fees were due to a cut down of these items as Ecoark made further investments in their other segments, so these costs decreased for Trend and less allocation was given to Trend.

Other selling, general and administrative expenses for the year ended March 31, 2021 were $471,463 as compared to $607,921 for the period May 31, 2019 (inception) through March 31, 2020, a decrease of $136,358, or 22%. The reduction in other selling, general and administrative expenses was a result of (a) a decrease in legal ($77,500) due to the acquisition of Trend by Ecoark in 2020; (b) a decrease related to the software subscriptions ($12,000) due to the cancellation of some of the subscriptions in 2021; and (c) the reduction of travel ($27,500), increase in general office expenses ($3,642), and reduction in rent and occupancy expenses ($23,000) due to travel restrictions.

We anticipate that depreciation expense will be approximately $1,000,000 per year based on a five to ten year estimated useful life of an approximate $7,000,000 worth of cryptocurrency mining equipment that will be capitalized. We anticipate that stock-based compensation expense will be approximately $8,625,000 per year related to the 4,600,000 restricted common shares issued between October 1, 2021 and December 7, 2021.

In the three months ending June 30, 2022, we expect to report an expense of approximately $3,125,000 arising from the accelerated vesting of 750,000 restricted shares issued to our former Chief Financial Officer on April 12, 2022.

We expect our operating expenses to run the cryptocurrency mining business to greatly increase in the year ending March 31, 2023.

Other (Income) Loss

There were no amounts recorded in the historical periods for other (income) loss, however we anticipate that interest expense will be approximately $500,000 per year based on an estimated balance of $5,000,000 in the line of credit with Ecoark.

Net Loss

Net loss from operations for the year ended March 31, 2021 was ($14,751) as compared to a net loss of ($553,586) for the period ended March 31, 2020. The $538,835 decrease in the net loss was primarily due to the increase in revenue as well as reduction in operating expenses as noted above.

Results of Operations for the Nine Months Ended December 31, 2021 and 2020

The following table sets forth the summary operations for the nine months ended December 31, 2021 and 2020:

	For the Nine Months Ended
	December 31, 2021	December 31, 2020
Revenues	$1,770,116	$359,214
Cost of Revenues (exclusive of depreciation which is included in operating expenses)	$788,456	$—
Operating Expenses	$4,484,660	$316,167
Other (Income) Expense	$(187,474)	$(26,000)
Net Income (Loss)	$(3,315,526)	$69,047

Revenues

Revenues for the nine months ended December 31, 2021 were $1,770,116 as compared to $359,214 for the nine months ended December 31, 2020, an increase of $1,410,902. An increase of $1,228,750 was related to the revenue generated from the wells in which Trend Exploration was assigned an 80% working interest on July 1, 2021, with other increases in the fund administration services, and professional services in Barrier Crest representing an increase of $163,629 related to an increase in the number of customers in Barrier Crest in 2021 as compared to 2020, and a $1,068 increase in other revenues. The Company had an increase of $17,455 related to the cryptocurrency mining operations in the nine months ended December 31, 2021. This activity did not start until November 2021. With the installation of the high speed cryptocurrency mining equipment, we expect our revenues to increase materially in the fiscal year ending March 31, 2023.

Cost of Revenues

Cost of revenues for the nine months ended December 31, 2021 were $788,456 as compared to none for the nine months ended December 31, 2020. The cost of revenues related to the 80% allocation of joint costs on the wells that Trend Exploration that was assigned on July 1, 2021 is $695,633 and the remaining $92,823 of cost of revenues relates to the cryptocurrency mining operations.

Operating Expenses

The Company prior to July 1, 2021 did not have significant operations. Ecoark recognized many corporate expenditures and payroll costs and allocated those costs to the Company as noted below. Commencing July 1, 2021, as Agora was assigned the working interests in the oil wells and the initial operations commenced in Bitstream, these corporate expenditures and payroll related costs were recognized directly on the Company’s books, and there is no longer a cost allocation from Ecoark to the Company. As a result, there is no allocation for the three months ended September 30, 2021 and three months ended December 31, 2021 reflected in these condensed consolidated financial statements.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Total operating expenses for the nine months ended December 31, 2021 were $4,484,660 as compared to $316,167 for the nine months ended December 31, 2020, an increase of $4,168,493 or 1318%.

Professional fees and consulting expenses for the nine months ended December 31, 2021 were $3,522,543 as compared to $21,250 for the nine months ended December 31, 2020, an increase of $3,501,293, or 16477%. The increase in professional fees and consulting expenses was a result of (a) an increase of $2,373,755 in stock-based compensation; (b) an increase of $300,131 in consulting expenses and board of director and advisory board costs; (c) an increase of $266,453 related to consulting costs related to the registration statement filings; (d) an increase of $145,204 in accounting and auditing fees for the carve-out financial statements and registration statement filings; and (e) an increase in new hires at Bitstream for the cryptocurrency mining business operation of $415,750.

Other selling, general and administrative expenses for the nine months ended December 31, 2021 were $940,125 as compared to $294,917 for the nine months ended December 31, 2020, an increase of $645,208, or 219%. The increase in other selling, general and administrative costs is the result of (a) an increase of $105,079 in development costs in the cryptocurrency mining business; (b) an increase of $101,879 in exploration expenses as the 14 wells were assigned on July 1, 2021 to Trend Exploration; and (c) an increase of $210,587 in salaries and other wage related expenditures due to the start-up of the cryptocurrency mining business and in the additional personnel brought into expand Barrier Crest. The remaining increase from 2020 to 2021 is in the general and administrative category related to travel, rent and office expenses of $227,663.

There was $1,047 in impairment of cryptocurrencies for the nine months ended December 31, 2021 related to the change in value of Bitcoin. We did not own Bitcoin in the nine months ended December 31, 2020.

Depreciation expense of $20,945 in the nine months ended December 31, 2021 was the result of depreciation on the cryptocurrency mining equipment. There were no items being depreciated in the nine months ended December 31, 2020.

In the quarter ended June 30, 2021 prior to the cost allocations from Ecoark to Agora stopping, there was an increase in cost allocation expenses related to salaries increasing due to additional employees being hired, fees related to the SEC reporting for Ecoark attributable to Agora, and higher legal fees for Agora than the comparable period in 2020.

We anticipate that depreciation expense will be approximately $1,000,000 per year ($750,000 for the nine-month periods) based on a five to ten year estimated useful life of an approximate $7,000,000 worth of cryptocurrency mining equipment that will be capitalized. We anticipate that stock-based compensation expense will be approximately $8,650,000 per year ($6,000,000 for the nine-month periods) related to the 4,600,000 restricted common shares issued between October 1, 2021 and December 7, 2021.

In the three months ending June 30, 2022, we expect to report an expense of approximately $3,125,000 arising from the accelerated vesting of 750,000 restricted shares issued to our former Chief Financial Officer on April 12, 2022.

We expect our operating expenses to run the cryptocurrency mining business to greatly increase in the year ending March 31, 2023.

Other (Income) Loss

Other (income) loss, for the nine months ended December 31, 2021 was ($187,474) as compared to ($26,000) for the nine months ended December 31, 2020. The increase of $161,474 in other income was the result of (a) an increase of $187,000 related to the change in the fair value of the derivative liability that was allocated to Agora from Ecoark pertaining to Ecoark’s recognition of a derivative liability related to warrants issued by Ecoark in capital raises from $33,000 for the nine months ended December 31, 2020 to $220,000 in the nine months ended December 31, 2021; and (b) an increase in other expenses of $25,526 related to interest expense, of which $32,101 of this increase is related to the line of credit between Ecoark and Agora, with the remaining decrease of $6,575 being the result of the allocation of interest expense by Ecoark which is related to the debt on Ecoark’s books that was utilized by Agora for the respective periods.

Ecoark determined the cost allocation to Agora based on the proceeds of those capital raises that were utilized by Agora. The entire change in the fair value of the derivative liability for the nine months ended December 31, 2021 related to the three months ended June 30, 2021. Ecoark does not allocate any amounts to Agora after June 30, 2021. The change in the derivative liability for the nine months ended December 31, 2020 was $33,000 in income from Ecoark.

Commencing July 1, 2021, Agora recognizes all other (income) loss as opposed to an allocation from Ecoark. Other (income) loss items that were recorded related to the cost allocation from Ecoark included interest expense related to debt whose proceeds were partially used by Agora, and the allocation of the fair value of derivative liabilities related to Ecoark warrants exercises whose proceeds were utilized by Agora.

In the remaining three months for the year ended March 31, 2021 (January 1, 2021 through March 31, 2021), this allocation reversed itself and for the entire year ended March 31, 2021 there was other income of $7,000 related to the Ecoark derivative liability offset by $7,000 in interest expense on non-intercompany debt resulting in no other (income) loss for the year ended March 31, 2021.

We anticipate that interest expense will be approximately $500,000 per year ($375,000 for the nine-month periods) based on an estimated balance of $5,000,000 in the line of credit with Ecoark.

Net Income (Loss)

Net loss from operations for the nine months ended December 31, 2021 was ($3,315,526) as compared to a net income of $69,047 for the nine months ended December 31, 2020. The $3,384,573 decrease in the net income was due to the items described above. The majority of the losses are attributable to the cryptocurrency mining business as reflected in the segment reporting information below.

Results of Operations for the Three Months Ended December 31, 2021 and 2020

The following table sets forth the summary operations for the three months ended December 31, 2021 and 2020:

	For the Three Months Ended
	December 31, 2021	December 31, 2020
Revenues	$881,657	$165,588
Cost of Revenues (exclusive of depreciation which is included in operating expenses)	$503,091	$—
Operating Expenses	$3,731,516	$136,873
Other (Income) Expense	$32,526	$(166,000)
Net Income (Loss)	$(3,385,476)	$194,715

Revenues

Revenues for the three months ended December 31, 2021 were $881,657 as compared to $165,588 for the three months ended December 31, 2020, an increase of $716,069. An increase of $688,166 was related to the revenue generated from the wells in which Trend Exploration was assigned an 80% working interest on July 1, 2021, with other increases in the fund administration services, and professional services in Barrier Crest representing an increase of $9,380, and $1,068 increase in other revenues. The Company had an increase of $17,455 related to the cryptocurrency mining operations in the three months ended December 31, 2021. This activity did not start until November 2021. With the installation of the high speed cryptocurrency mining equipment, we expect our revenues to increase materially in the fiscal year ending March 31, 2023.

Cost of Revenues

Cost of revenues for the three months ended December 31, 2021 were $503,091 as compared to none for the three months ended December 31, 2020. The cost of revenues related to the 80% allocation of joint costs on the wells that Trend Exploration that was assigned on July 1, 2021 is $410,268 and the remaining $92,823 of cost of revenues relates to the cryptocurrency mining operations.

Operating Expenses

The Company prior to July 1, 2021 did not have significant operations. Ecoark recognized many corporate expenditures and payroll costs and allocated those costs to the Company as noted below. Commencing July 1, 2021, as Agora was assigned the working interests in the oil wells and the initial operations commenced in Bitstream, these corporate expenditures and payroll related costs were recognized directly on the Company’s books, and there is no longer a cost allocation from Ecoark to the Company. As a result, there is no allocation for the three months ended December 31, 2021 reflected in these condensed consolidated financial statements.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Total operating expenses for the three months ended December 31, 2021 were $3,731,516 as compared to $136,873 for the three months ended December 31, 2020, an increase of $3,594,643 or 2626%.

Professional fees and consulting expenses for the three months ended December 31, 2021 were $3,322,344 as compared to $3,250 for the three months ended December 31, 2020, an increase of $3,319,094, or 102126%. The increase in professional fees and consulting expenses was a result of (a) an increase of $2,373,755 in stock-based compensation; (b) an increase of $260,450 in consulting expenses and board of director and advisory board costs; (c) an increase of $237,668 related to consulting costs related to the registration statement filings; (d) an increase of $75,000 in accounting and auditing fees for the carve-out financial statements and registration statement filings; and (e) an increase in new hires at Bitstream for the cryptocurrency business operation of $372,221.

Other selling, general and administrative expenses for the three months ended December 31, 2021 were $387,180 as compared to $133,623 for the three months ended December 31, 2020, an increase of $253,557, or 191%. The increase in other selling, general and administrative costs is the result of (a) an increase of $105,079 in development costs in the cryptocurrency mining business; (b) an increase of $28,694 in exploration expenses as the 14 wells were assigned on July 1, 2021 to Trend Exploration; and (c) an increase of $119,784 in salaries and other wage related expenditures due to the start-up of the cryptocurrency mining business and in the additional personnel brought into expand Barrier Crest.

There was $1,047 in impairment of cryptocurrencies for the three months ended December 31, 2021 related to the change in value of Bitcoin. We did not own Bitcoin in the three months ended December 31, 2020.

Depreciation expense of $20,945 in the three months ended December 31, 2021 was the result of depreciation on the cryptocurrency mining equipment. There were no items being depreciated in the three months ended December 31, 2020.

In the quarter ended June 30, 2021 prior to the cost allocations from Ecoark to Agora stopping, there was an increase in cost allocation expenses related to salaries increasing due to additional employees being hired, fees related to the SEC reporting for Ecoark attributable to Agora, and higher legal fees for Agora than the comparable period in 2020.

We anticipate that depreciation expense will be approximately $1,000,000 per year ($250,000 for the three-month periods) based on a five to ten year estimated useful life of an approximate $7,000,000 worth of cryptocurrency equipment that will be capitalized. We anticipate that stock-based compensation expense will be approximately $8,650,000 per year ($2,000,000 for the three-month periods) related to the 4,600,000 restricted common shares issued between October 1, 2021 and December 7, 2021.

In the three months ending June 30, 2022, we expect to report an expense of approximately $3,125,000 arising from the accelerated vesting of 750,000 restricted shares issued to our former Chief Financial Officer on April 12, 2022.

We expect our operating expenses to run the cryptocurrency mining business to greatly increase in the year ending March 31, 2023.

Other (Income) Loss

Other (income) loss, for the three months ended December 31, 2021 was $32,526 as compared to ($166,000) for the three months ended December 31, 2020. The increase of $198,526 in other expenses was the result of (a) an increase of $169,000 in other expenses related to the change in the fair value of the derivative liability that was allocated to Agora from Ecoark pertaining to Ecoark’s recognition of a derivative liability related to warrants issued by Ecoark in capital raises; and (b) an increase in other expenses of $29,526 related to interest expense, of which $32,101 of this increase is related to the line of credit between Ecoark and Agora, with the remaining decrease of $2,575 being the result of the allocation of interest expense by Ecoark which is related to the debt on Ecoark’s books that was utilized by Agora for the respective periods.

Ecoark determined the cost allocation to Agora based on the proceeds of those capital raises that were utilized by Agora. Ecoark does not allocate any amounts to Agora after June 30, 2021. The change in the derivative liability for the three months ended December 31, 2020 was $169,000 in income from Ecoark.

Commencing July 1, 2021, Agora recognizes all other (income) loss as opposed to an allocation from Ecoark. Other (income) loss items that were recorded related to the cost allocation from Ecoark included interest expense related to debt whose proceeds were partially used by Agora, and the allocation of the fair value of derivative liabilities related to Ecoark warrants exercises whose proceeds were utilized by Agora.

We anticipate that interest expense will be approximately $500,000 per year ($125,000 for the three-month periods) based on an estimated balance of $5,000,000 in the line of credit with Ecoark.

Net Income (Loss)

Net loss from operations for the three months ended December 31, 2021 was ($3,385,476) as compared to a net income of $194,715 for the three months ended December 31, 2020. The $3,580,191 decrease in the net income was due to the items described above. The majority of the losses are attributable to the cryptocurrency mining business as reflected in the segment reporting information below.

Agora follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates Agora in making operating decisions. Effective July 1, 2021, when Agora was assigned the working interests in 14 wells from Ecoark, and the commencement of the Bitstream operation, Trend Discovery management determined that Agora will segment their business into three distinct segments: (a) the traditional fund administration and financial consulting business that is performed in Trend Capital Management and Barrier Crest (“Financials Services”); (b) the oil and gas production in Trend Exploration (“Extraction”); and (c) the cryptocurrency mining and blockchain services (“Cryptocurrency Mining”). Through September 30, 2021, the Cryptocurrency Mining segment has not recognized any revenue, however, much of the administrative cost in Agora can be attributed to this segment. For the nine months ended December 31, 2020, Agora only operated in one segment, the Financial Services segment, therefore there is no separate segment reporting for this period.

Nine Months Ended December 31, 2021	Financial Services	Extraction	Cryptocurrency Mining	Total
Segmented operating revenues	$523,843	$1,228,750	$17,523	$1,770,116
Cost of revenues (exclusive of depreciation shown separately below)	—	695,633	92,823	788,456
Total operating expenses net of depreciation	664,981	101,879	3,696,855	4,463,715
Depreciation	—	—	20,945	20,945
Other (income) expense	(215,981)	—	28,507	(187,474)
Income (loss) from continuing operations	$74,843	$431,238	$(3,821,607)	$(3,315,526)

Three Months Ended December 31, 2021	Financial Services	Extraction	Cryptocurrency Mining	Total
Segmented operating revenues	$175,968	$688,166	$17,523	$881,657
Cost of revenues (exclusive of depreciation shown separately below)	—	410,268	92,823	503,091
Total operating expenses net of depreciation	393,608	28,694	3,288,269	3,710,571
Depreciation	—	—	20,945	20,945
Other expense	4,019	—	28,507	32,526
Income (loss) from continuing operations	$(221,659)	$249,204	$(3,413,021)	$(3,385,476)
Segmented assets as of December 31, 2021
Property and equipment, net	$—	$—	$7,044,694	$7,044,694
Goodwill	$3,222,799	$—	$—	$3,222,799
Capital expenditures	$—	$—	$7,044,694	$7,044,694

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable.

At December 31, 2021 we had cash of $168,630. We (or prior to September 30th, Trend Discovery) had a working capital (deficit) of $(5,755,184) and $333,260 as of December 31, 2021 and March 31, 2021, respectively. The increase in the working capital deficit is the result of the start-up of our cryptocurrency mining operation, and the line of credit with Ecoark which funds are being used to operate this business offset by the added extraction services and advisory services resulting in additional revenue. Agora received $4,167,122 in cash from the sale of 41,671,122 shares of stock that were purchased by Ecoark, who through October 6, 2021, owned 100% of Agora. Agora used the proceeds to purchase cryptocurrency mining equipment and make related expenditures in the furtherance of the development of its initial cryptocurrency mining facilities. The cash received from Ecoark was vital to Agora and its wholly-owned subsidiary Bitstream to commence the planning and development of its cryptocurrency operations. Until funding for Agora occurs, management will rely on Ecoark to provide needed capital when necessary. Agora continues to rely upon Ecoark for working capital. On November 13, 2021, Agora issued Ecoark a $7.5 million line of credit note. Because of our cryptocurrency mining expenses and corporate overhead, we do not have sufficient cash resources for the next 12 months without closing this offering.

Net cash provided by (used in) operating activities for the year ended March 31, 2021 and period May 31, 2019 through March 31, 2020 was $97,899 and ($2,689), respectively. For the nine months ended December 31, 2021 and 2020, Agora had $475,519 and ($9,202), respectively of cash provided by (used in) operating activities. These activities consisted largely of the net income (loss) offset by cost allocations from Ecoark, stock-based compensation and changes in Agora’s current assets and current liabilities. In 2021, Agora used $9,065,639 in cash for the purchase of equipment and power development costs that will be used in the Bitstream operation, and for the nine months ended December 31, 2021, Agora had cash provided by (used in) financing activities $8,660,776 and ($131,062) in amounts due to/from Ecoark, net of amounts Ecoark paid to Agora for purchases of common stock for shares issued on October 1, 2021.

BUSINESS

Agora has four principal operating subsidiaries:

•        Bitstream;

•        Barrier Crest;

•        Trend Capital Management; and

•        Trend Exploration.

Bitstream has recently entered into letters of intent with a power broker for assistance in the provision of the initial 42 MW of power for our two sites in West Texas with the potential for an increase in the available capacity at these substations to 78 MW in the next six to twelve months. Bitstream also plans to participate in the Electric Reliability Council of Texas (“ERCOT”) responsive reserve market by relinquishing its power back to the Texas grid as power stabilization events are needed.

Through Trend Exploration we are evaluating the use of stranded natural gas to power turbines used for cryptocurrency mining.

Barrier Crest offers hedge fund administration services and has a growing client base. Trend Capital Management is the general partner and manager, respectively, but not the investment manager, of two investment funds as described below. Management has concluded that neither Ecoark nor Agora qualify as an investment adviser under the Investment Advisers Act of 1940 through Barrier Crest’s operations, because Barrier Crest does not provide investment advice as part of its services, which entail accounting, administrative and consulting services such as maintaining books and records, processing and monitoring payments and transactions and providing accounting, tax and audit support for its clients.

Agora also may buy a broker-dealer to buy and sell securities for institutional and ultimately retail customers. It also plans to establish a future cryptocurrency trading desk, subject to regulatory approval. Agora plans to acquire money transfer licenses (MTL) also subject to regulatory approval. As of the date of this prospectus, we have not entered into any agreements except in connection with Bitstream’s operations, and we have not identified any acquisition targets. We cannot assure you that we will acquire a broker-dealer, any MTLs or other businesses.

Although West Texas power tends to be produced from natural gas and coal, as well as green sources such as wind and solar to a lesser degree, we are currently investigating the use of carbon tax credits to offset the carbon footprint we will produce from our planned increase to up to 78 MW of energy production in the next six to twelve months.

Our Vision

Traditional finance has historically had bad customer service and a less than desirable user experience in mobile and web-based platforms, which opens the door to massive disruption through digital technologies. Additionally, central bank intervention in the financial markets has increasingly turned to money printing through quantitative easing, which increasingly dilutes the buying power of the global fiat currency market and leads the world to seek more scarce alternatives. The first phase of the digital transformation has been through the creation of blockchain-based cryptocurrencies. We believe the second phase of this transition will be take form in bridges being built between DeFi and traditional finance to help improve customer service and user experience in traditional finance.

Agora envisions a world where traditional banking is done in the palm of our hands in community-based, peer-to-peer transactions as opposed through financial intermediaries. This community-based, peer-to-peer network is otherwise known as Decentralized Finance or DeFi. Although we do not believe DeFi will replace traditional finance in the near- to medium-term, we believe this transition will happen rapidly over the next 20 years as Millennials and Gen-Xers become the power class and the Baby Boomers retire. DeFi is a concept whereby traditional financial intermediaries are not required to process transactions. The proliferation of blockchain-based protocols will enable participants to offer novel financial products to banking customers. For instance, in a world where traditional finance provides savings account rates less than 1%, DeFi protocols can provide savings accounts with significantly higher yields. Traditional financial platforms are not currently designed to distribute these products to its customers. We believe that in the near-term integrating a traditional broker dealer could help facilitate the distribution of these decentralized finance protocols to a broad base of customers. While we recognize DeFi is in its infancy stage, we believe blockchain will be integral to its advancement. By integrating a broker-dealer, we believe that it will permit us to have an advantage as new DeFi opportunities evolve. We recognize the uncertainties in DeFi and its effect on our economy both in the United States and globally, and alert investors that this is a new evolving area in which we may not ever be a material participant. See the risk factor titled “If we enter the DeFi industry, we will face numerous risks and uncertainties which may materially adversely affect us and your investment in us” on page 27.

History

Ecoark, our parent company, acquired Trend Discovery in May 2019.

Our focus is now on raising capital to support our cryptocurrency mining operations. On September 22, 2021, Ecoark assigned Trend Discovery to Agora, and Trend Discovery is now a wholly-owned subsidiary of Agora. Ecoark as our principal stockholder now plans to effect a stock dividend of 80% of its ownership of Agora common stock, or 33,336,997 shares, following this offering. Ecoark has been advised that the underwriter will require it to enter into a 90-day lock-up from the date of this prospectus where it cannot effect the stock dividend. Ecoark has advised us that it plans to effect the stock dividend after expiration of the lock-up or earlier if the underwriter provides its approval.

The purpose of the spin-off by Ecoark is to generate Ecoark stockholder value by providing such equity holders with a dividend. The shares of Agora common stock will be distributed to Ecoark securityholders pro rata on a fully-diluted basis, meaning the holders of options and warrants exercisable for Ecoark common stock will also receive shares of Agora common stock as if the shares of Ecoark common stock underlying their securities were issued and outstanding. The fully-diluted capitalization of Ecoark is 33,336,997 shares, including 26,364,199 shares of outstanding Ecoark common stock and 6,972,798 shares underlying options and warrants. No fractional shares of Agora common stock will be issued in the stock dividend, and any fractional shares of Agora common stock in the stock dividend will be rounded up to the nearest whole shares. Ecoark securityholders will not be required to pay any consideration for the stock dividend of Agora common stock. The spinoff will have a dilutive effect on Agora’s stockholders, including investors in this offering, and could adversely affect our stock price. See “Risk Factors.” The Board of Directors of Ecoark is expected to determine the record date for the stock dividend within 30 days following this offering. Following the stock dividend by Ecoark, Agora will operate as a stand-alone entity.

The spin-off is expected to be administered by Ecoark, in part using third party service providers procured and compensated by Ecoark. Agora is not expected to materially contribute to the administration of Ecoark’s spin-off and does not anticipate entering into any agreements with respect thereto other than arranging with and compensating its transfer agent. Following the spin-off, two greater than 5% beneficial owners of Ecoark are each expected to be greater than 5% beneficial owners of Agora. Ecoark has advised us that neither of these stockholders has attempted to exert any influence or control over its operations or policies. Following the spin-off Agora will lose status as a controlled company under Nasdaq Rules (as more particularly described below) because no single individual, entity or group will hold more than 50% of its outstanding voting power with respect to the election of Agora’s Board. Although we do not know what third parties will do, Ecoark may continue to control Agora particularly if it is the largest stockholder.

While the stock dividend of 80% of Ecoark’s holdings of Agora common stock is expected to occur, we do not have a definitive agreement with Ecoark requiring Ecoark to effect the spin-off, and there is a possibility that the spin-off will not occur as expected or at all. If the spin-off does not occur as anticipated for any reason, the market for Agora common stock could be more limited than if the spin-off does occur because a majority of the outstanding shares of Agora common stock will continue to be held by Ecoark rather than distributed to Ecoark’s stockholders, and investors in Agora will have more limited corporate governance protections under the Nasdaq Rules if we elect to take advantage of the “controlled company” rules as described in the next paragraph.

Because Agora is and will remain a majority-owned subsidiary of Ecoark prior to the planned stock dividend, Agora is considered a “controlled company” under Nasdaq rules. A controlled company is defined as an entity of which more than 50% of the voting power for the election of directors is held by an individual, a group or another entity. Under Nasdaq rules, controlled companies are afforded exemptions with respect to certain of the corporate governance requirements which otherwise apply to Nasdaq-listed companies, including having a board of directors consisting of a majority of independent directors, more stringent independence standards for audit committee members, having an independent compensation committee, having an independent nominating committee, and the selection or recommendation of director nominees by independent directors. Agora may intend to rely upon these exemptions. To the extent Agora relies upon these exemptions, we will comply with the disclosure requirements set forth in Instruction 1 to Item 407(a) of Regulation S-K. No determination has been made what we will do following the spin-off and the end of Nasdaq exemptions for initial public offerings. We may increase our Board or add new independent directors.

Bitstream’s Cryptocurrency Mining Business

Summary

In the Spring of 2021, Ecoark’s management made the strategic decision for Trend Discovery to enter the cryptocurrency mining business. The first step was to organize Bitstream as the entity that would lead the efforts. Because Trend Discovery was a limited liability company, Ecoark elected to form a corporation as the entity for a public offering. As a result, on September 17, 2021, Agora was organized and shortly thereafter Ecoark assigned Trend Discovery and its lower-level operating subsidiaries including Bitstream to Agora.

Bitstream anticipates that it will deploy and operate modularized data centers (facilities) with the sole purpose of mining cryptocurrencies, with Bitcoin initially as the focus. Agora anticipates powering these data centers by acquiring a long-term power contract to purchase electric power from the electric grid in Texas. Once the business is fully operational, Bitstream intends to continuously add data center facilities by reinvesting its revenues. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues. Bitstream plans to utilize the energy to power its energy intensive operations of cryptocurrency mining. Additionally, if Texas experiences another power shortage during the winter or summer months from extreme weather conditions, Bitstream would be able to arbitrage power at favorable margins. Bitstream will do this by temporarily shutting down its cryptocurrency mining operations and selling the purchased power back to the grid at favorable margins. In the winter of 2021, during the blackout, the price per kWh exceeded $10 at its peak imbalance, whereas Bitstream’s power cost is expected to be $0.023 per kWh.

Bitstream has entered into and plans to enter into certain agreements and arrangements in order to establish and grow its initial cryptocurrency mining operations, as more particularly described below in the subsection titled “Our Mining Equipment and Related Agreements.” See page 73 of this prospectus.

Blockchain and Cryptocurrencies Generally

Distributed blockchain technology is a decentralized or distributed and encrypted ledger that is designed to offer a secure, efficient, verifiable, and permanent way of storing records and other information without the need for intermediaries. Cryptocurrencies serve multiple purposes. They can serve as a medium of exchange, store of value or unit of account. Examples of cryptocurrencies include Bitcoin, Bitcoin Cash, and Litecoin. Blockchain technologies are being evaluated for a multitude of industries due to the belief in their ability to have a significant impact in many areas of business, finance, information management, and governance.

Cryptocurrencies are decentralized currencies that enable near instantaneous transfers. Transactions occur via an open source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each cryptocurrency is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a cryptocurrency network, every peer has its own copy of the blockchain, which contains records of every historical transaction — effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the cryptocurrency. Since transfers do not require involvement of intermediaries or third parties, there are currently little to no transaction costs in direct peer-to-peer transactions. Units of cryptocurrency can be converted to fiat currencies, such as the US dollar, at rates determined on various exchanges, such as Coinbase, Cumberland, Bitsquare, Bitstamp, and others. Cryptocurrency prices are quoted on various exchanges and fluctuate with extreme volatility.

We believe cryptocurrencies offer many advantages over traditional, fiat currencies, although many of these factors also present potential disadvantages and may introduce additional risks, including:

•        acting as a fraud deterrent, as cryptocurrencies are digital and cannot be counterfeited or reversed arbitrarily by a sender;

•        immediate settlement;

•        elimination of counterparty risk;

•        no trusted intermediary required;

•        lower fees;

•        identity theft prevention;

•        accessible by everyone;

•        transactions are verified and protected through a confirmation process, which prevents the problem of double spending;

•        decentralized — no central authority (government or financial institution); and

•        not recognized universally and not bound by government imposed or market exchange rates.

However, cryptocurrencies may not provide all of the benefits they purport to offer.

Bitcoin was first introduced in 2008 and was first introduced as a means of exchange in 2009. Bitcoin is a consensus network that enables a new payment system and a completely new form of digital money. It is the first decentralized peer-to-peer payment network that is powered by its users with no central authority or middlemen. From a user perspective, we believe Bitcoin can be viewed as cash for the Internet. The Bitcoin network shares a public ledger called the “blockchain.” This ledger contains every transaction ever processed, allowing a user’s computer to verify the validity of each transaction. The authenticity of each transaction is protected by digital signatures corresponding to the sending addresses, allowing all users to have full control over sending Bitcoins currency rewards from their own Bitcoin addresses. In addition, anyone can process transactions using the computing power of specialized hardware and earn a reward in Bitcoins for this service. This process is often called “mining.”

As an example of how Bitcoin has evolved, Miami, Florida recently announced that it intends to distribute an unknown Bitcoin “yield” to its citizens. Reportedly, Miami recently earned over $21 million from the use of its own cryptocurrency. Very recently, the State of Virginia, subject to approval by the Governor, will enact a law that permits state banks to provide custody of cryptocurrency.

As with many new and emerging technologies, there are potentially significant risks. Businesses (including Agora) which are seeking to develop, promote, adopt, transact or rely upon blockchain technologies and cryptocurrencies have a limited track record and operate within an untested new environment. These risks are not only related to the businesses we are pursuing, but the sector and industry, as well as the entirety of the concept behind blockchain and cryptocurrency as value. Factors such as access to computer processing capacity, interconnectivity, electricity cost, environmental factors (such as cooling capacity) and location play an important role in “mining,” which is the term for using the specialized computers in connection with the blockchain for the creation of new units of cryptocurrency.

Cryptocurrency Mining

We plan to mine Bitcoin, and may choose to mine other cryptocurrencies, by acquiring miners to solve complex cryptographic algorithms to support the Bitcoin blockchain (in a process known as “solving a block”). In return for solving a block, we receive a Bitcoin. We intend to only mine cryptocurrencies that are not securities. Our policy is to consult counsel prior to attempting to mine any cryptocurrency other than Bitcoin, in order to avoid inadvertently dealing in a cryptocurrency which may be deemed a security. We anticipate that, should we consider mining a cryptocurrency other than Bitcoin we will seek the advice of securities counsel, and the process will include research, review and analysis of the current federal securities laws and regulations regarding cryptocurrencies, including judicial interpretations and administrative guidance. However, the processes employed for determining whether particular cryptocurrencies are securities within the meaning of U.S. federal securities laws are risk based assessments and are not a legal standard or binding on the SEC or other regulators. See the risk factor titled “If we undertake to mine cryptocurrencies other than Bitcoin, such cryptocurrencies may be deemed to be securities by regulators, notwithstanding any assessment by us and/or our advisors to the contrary” on page 18. We recognize that whether a cryptocurrency is a security is a complex legal issue. For that reason, we have no plan in the foreseeable future to mine anything other than Bitcoin.

With respect to holding and selling the Bitcoin we mine, our policy is to hold the Bitcoin we mine until management determines that market conditions and circumstances deem selling the Bitcoin to be advisable in the furtherance of Agora’s capital needs and objectives. This may include, among other factors, a determination that Bitcoin is overvalued at a particular price at a given time, that fiat currency is required to fund our operations, or that an excessive quantity of Bitcoin has accumulated in our digital wallet resulting in a potential security risk. We will hold the Bitcoin we mine in a digital wallet using a Coinbase account, and do not have any agreements with third parties to manage or exchange the Bitcoin we mine and store.

Miners measure their capability in terms of processing power, which is known as in the industry as “hashing” power. Hashing power is measured in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” Generally speaking, miners with greater hashing power and in turn a higher hash rate relative to other miners attempting to solve a block have a higher chance of solving the block and receiving a cryptocurrency award. However, although newer generations of miners advertise improved energy efficiency, increasing hash rate generally requires greater electric power, which increases the cost of solving a block and, therefore, the relative cost of mining a cryptocurrency. As additional miners competed for the limited supply of blocks, individuals found that they were working for months without finding a block and receiving any reward for their mining efforts. To address this variance, miners started organizing into pools to share mining rewards more evenly on a pro rata basis based on total hashing capacity contributed to the mining pool. Bitstream is participating in a mining pool.

Mining Pools

We plan to use third — party mining pools to receive our mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power used to generate each block. We have no binding agreement to stay in the current mining pool. We can select to switch mining pools at any time. The pool operator charges a nominal fee of approximately 4% of the block reward to be a part of the pool, and distributes a proportional net reward to the miner.

Our Mining Equipment and Related Agreements

In September 2021 Bitstream ordered 5,000 used Canaan AvalonMiner 841 13th miners for $1,350,000 from Print Crypto, Inc. Delivery of all 5,000 of these units has occurred. We are currently using trailer or shipping container-like units as housing infrastructure to house our miners. We have partnered with another third-party vendor to build entry level housing infrastructure to deploy the initial mining equipment in November. In August 2021, we entered into an Agreement with a third party which will supply us with more advanced housing infrastructure in exchange for approximately $375,000. Delivery of this enhanced housing infrastructure is expected in the quarter ending June 30, 2022.

In September 2021, Bitstream entered into a binding agreement referred to as a Memorandum of Understanding with Elite Mining Inc. (the “Hosting Company”) that will supply high speed miners, host Agora’s data center and operate the miners it installs. In Phase 1 which is a beta test phase, Bitstream paid $600,000 to the Hosting Company which will also supply 6 MW capacity’s worth of very high speed and efficient miners beginning in January 2022. Bitstream has an option to purchase these high-speed miners at replacement cost (which may be higher than current cost). The Hosting Company may provide hosting for third parties during Phase 1 which reduces the cash flow for Bitstream. This hosting agreement will also allow us to rapidly utilize the full 42 MW of electricity under the initial power purchase agreement as more fully described below. The agreement also contemplates increasing the electricity capacity at the facility to 40 or 60 MW, although no assurances can be given that we will be successful in sourcing the power. We can terminate the hosting agreement as soon as we have secured sufficient capital to replace the hosted Bitmain S19 Pros with our own. Once Bitstream purchases the high-speed miners, the Hosting Company cannot host third parties. Under the agreement, Agora has agreed to pay the Hosting Company $100,000 per mobile unit. The agreement provides that the Hosting Company may terminate its relationship with Bitstream at a date greater than four years after May 1, 2022, which is the target date for the beginning of Phase 2, or the termination date of September 14, 2025, whereupon all equipment and infrastructure will be retained by Bitstream for Bitstream’s continued operations. The agreement expires on the termination date, unless renewed by the parties.

Under the hosting agreement, the Hosting Company will host third parties’ Bitmain Antminer S19 miners at the Company’s site location, and we will receive 100% of the resulting revenue for mining production at up to the hash rate (TH/s) at which Bitmain has indicated that the miners will operate, and 65% of the mining production which exceeds that hash rate. For example, if Bitmain indicates that a miner will operate at a hash rate of 100 TH/s and the miner operates at 150 TH/s, the Company would receive 100% of the stated manufacturer clock rate attributable to 100 TH/s and 65% of the revenue attributable to the overclock rate including the additional 50 TH/s.

Under the agreement, we will also have the ability to purchase the hosted miners in a “virtual swap” transaction. The virtual swap is essentially a call option which allows us to purchase the hosted miners located at our site from the third parties who own them by delivering the third parties new S19 miners at their new mining location. When we deliver the replacement equipment, the mining revenue from the hosted miners at our site will then be routed to our digital wallet. By already having miners installed and operating, the virtual swap will allow us to bypass the logistical challenges of removing the current mining equipment at our site that is owned by the hosted parties and replacing it with new equipment owned by us, by instead enabling us to purchase the equipment already at our site. While we do not have an agreement in place for the purchase of replacement S19 miners, we expect to use either one or more suppliers or brokers, or to transact directly with Bitmain, the manufacturer, to purchase the replacement miners for the virtual swap. The virtual swap will take effect after 60 days’ notice by us.

We intend to use a portion of the proceeds from this offering to pay for the virtual swap, which would result in upgrading our mining fleet by adding superior miners to the Canaan AvalonMiner 841, which have relatively lower hash rates and are being used by us to “beta test” our initial facility while still generating approximately $61,500 of revenue per month per continuously running a 550-unit container. We are in the process of building two additional mining infrastructure units to commence mining with more of the AvalonMiner 841s that have been delivered but are not currently being operated. We expect to have the two additional units installed and operating in quarter ending June 30, 2022. Our current production rate of our beta test facility with the single unit is two petahashes per day (PH/s per day), which is expected to increase when the additional units are constructed and operational. The Hosting Company uses immersion cooling for the miners it installs for Bitstream. Immersion cooling is a cooling technique where Bitcoin mining units are submerged in a specialized fluid to keep the integrated circuits operating at lower temperatures. When successful, this has the potential to: prolong equipment life, enhance microchip efficiencies, and provides the opportunity to “overclock” the rig, i.e., running at speeds beyond factory specified design. Overclocking, including when assisted by immersion cooling, is a technique that can be used to increase a miner’s overall hash rate.

Phase 2 is planned to begin in May 2022 which is subject to Bitstream agreeing to proceed. If Bitstream elects to enter Phase 2, it will be required to loan the Hosting Company the funds to develop a mining site in Texas on terms to be negotiated. Bitstream will have certain rights to the production capacity from Phase 2 and will pay the Hosting Company for its services.

On September 3, 2021, Bitstream entered into a letter of intent with PPM under which PPM will build a high-performance data center, which includes site acquisition, development and sourcing of electrical capacity of 12 MWs at a West Texas location. This letter of intent is subject to execution of a definitive agreement. The execution of a definitive agreement has been delayed pending closing of this offering. We paid PPM a development fee of $1,000,000 and reimbursed it $96,000 which PPM paid to a utility for access to power that is imminently available and has longer term potential to reach a higher capacity. PPM has advised us that it has arranged for 12 MW of available capacity by signing a Distribution Facilities Extension Agreement (“DFEA”) with the utility and posting the required deposit of $96,000.

On October 20, 2021, Bitstream entered into a second letter of intent with PPM under which PPM will build a high-performance data center, which includes site acquisition, development and sourcing of electrical capacity of 30 MWs at a second West Texas location. This supplements the Company’s September 3, 2021 agreement to secure 12 MWs and as a result the Company will have a total of 42 MWs of electric power assuming execution of a definitive agreement. The execution of a definitive agreement has been delayed pending closing of this offering. In connection with the second letter of intent, we paid PPM another development fee of $1,000,000 and reimbursed it $326,500 which PPM paid to a utility. We also agreed to pay PPM an additional $1,628,000 upon entering into the definitive agreement. PPM has advised us that it has arranged for 30 MW of available capacity by signing another DFEA with the utility for this second location and posting the required deposit of $326,500.

Both utility deposits will be used by the utility to cover any expenses incurred in readying their respective infrastructure to serve Bitstream’s contracted capacity under the DFEAs and reimburse any unspent monies.

Both development fees paid to PPM for the right to the DFEAs are classified as non-current assets. Once Bitstream acquires control of either site (which will occur upon entering into definitive agreements), the respective development fee shall be allocated to the costs of construction of the centers and depreciated over the estimated useful lives of the components of the assets acquired.

There are uncertainties of Bitstream being able to fulfill its obligations under the terms of the respective agreements if there is a lack of availability of miners to consume the entire capacity required within the required timeframe. We believe that this is an unlikely scenario as Bitstream was able to attain equipment during the peak of the market without issues.

In connection with the increase in electrical capacity, the Company has agreed to pay a total of $2,954,500, consisting of a $2,628,000 development fee, of which $1,628,000 will be due and payable upon completion of the public offering or execution of the definitive agreement and a $326,500 reimbursement for payments made by the power management company to the electric utility to obtain the power. Of this amount $1,326,500 has already been paid. In addition, the Company agreed to pay a total of $450,000 upon PPM signing a binding agreement to acquire or lease 20 or more acres of usable land for Bitstream’s facility and construct a transmission line to the mining site.

The development fee and utility deposits are directly attributed to the planned development and construction of the high-performance data centers. The Company concluded the planned development and construction of the performance data centers are identifiable assets pursuant to ASC 805-20-05-1.

Upon completion and acquisition of the respective data centers, these deposits will be applied to the development and construction costs and recorded as a cost component of the assets acquired. To the extent that any deposits are non-refundable, and the associated acquisition process is terminated or no longer determined probable, the fees, deposits and any additional related pre-acquisition costs will be charged to general and administrative expenses. Management reviews the likelihood of the acquisition of assets in conjunction with its periodic asset impairment analysis.

On December 9, 2021 Bitstream signed a lease agreement to lease 20 acres of land near the power substation for an initial term of 10 years and a subsequent term of 10 years in exchange for monthly payments equal to 3% of the electricity costs. The counterparty executed the lease agreement on December 10, 2021. On January 3, 2022, the Company finalized a land purchase agreement for a separate parcel of 20 acres of land ($12,500 per acre) in West Texas for $250,000. The Company has an option to sell back this land to the sellers at $400 per acre upon cessation of the land being used as a data center.

Once the business is fully operational, Agora intends to continuously add data center platforms by reinvesting cash and potentially utilizing leverage to scale operations. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues.

Limitations on Bitcoin Mining

In addition to competition, there are two factors that may affect all cryptocurrency mining companies and Bitcoin in particular: (i) limitations on the supply of the cryptocurrency being mined and (ii) the market price of the cryptocurrency.

The blockchain’s method for creating new Bitcoins is mathematically determined in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Specifically, the number of Bitcoins awarded for solving a new block is automatically halved for every 210,000 blocks that are solved. The current fixed reward for solving a new block is 6.25 Bitcoins per block, which was reduced from 12.5 Bitcoins in May 2020. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin network’s source code and the underlying protocol for Bitcoin issuance is altered. This also means, however, that our revenue prospects will decline unless the price of a Bitcoin increases commensurately. As of March 1, 2022, approximately 18.98 million Bitcoin have been mined and are in circulation. We commenced mining in November with the entry-level Canaan AvalonMiner ASICs.

Bitstream intends to initially rely on Bitcoin mining. Its ability to generate revenue will be dependent on the price of Bitcoin. On September 24, 2021, the Bank of China announced that all cryptocurrency trading and mining are illegal in China. Bitcoin and Ethereum, the second largest cryptocurrency, fell 5% and 7%, respectively. The prices of cryptocurrencies, specifically Bitcoin, have experienced substantial volatility, including fluctuation patterns which may reflect “bubble” type volatility, meaning that high or low prices at a given time may not be indicative of the current or future value of Bitcoin. The price of a Bitcoin may be subject to rapidly changing investor and market sentiment, and may be influenced by factors such as technology, regulatory developments and media coverage. Further, Bitcoin’s value, like that of other cryptocurrencies, may be based on various factors, including their acceptance as a means of exchange or purchasing power by consumers and vendors, volume, liquidity and transferability and market demand.

Bitcoin’s current price reflects, in part, the belief by some that Bitcoin could become a widely accepted form of currency, however if this prediction turns out to be incorrect its price could decrease dramatically, as would our prospects for future revenue and profits. See “Risk Factors” beginning on page 10 for more information on the risks we face due to our dependence on Bitcoin and its speculative and volatile nature.

Regulatory Impact

After a period of regulatory uncertainty, we believe that the SEC will not claim that Bitcoin and Ethereum are securities and therefore will not be subject to their regulation. The SEC has been active in pursuing its regulation of other cryptocurrencies by filing lawsuits and, more recently, administratively against a cryptocurrency that tried to register under the Exchange Act. Further, its new Chairman has given a number of speeches seeking regulatory authority over other cryptocurrencies. Whether Congress will enact new legislation in this area is uncertain. However, enhanced regulation may adversely affect our future mining and other cryptocurrency activities.

Competition

Our business environment is constantly evolving, and cryptocurrency miners can range from individual enthusiasts to professional mining operations with dedicated data centers. Bitstream competes with other companies that focus all or a portion of their activities on cryptocurrency mining activities at scale. We face significant competition in every aspect of our business, including, but not limited to, the acquisition of new miners, the ability to raise capital, obtaining the lowest cost of electricity, obtaining access to energy sites with reliable sources of power, and evaluating new technology developments in the industry.

At present, the information concerning the activities of these enterprises may not be readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable. Published sources of information include “bitcoin.org” and “blockchain.info”; however, the reliability of that information and its continued availability cannot be assured and the contents of these sites are not incorporated into this prospectus.

A number of public companies (traded in the U.S. and internationally) and private companies may be considered to compete with us, including the following companies which we have identified as our competitors:

•        Argo Blockchain PLC;

•        Bit Digital, Inc.;

•        Bitcoin Investment Trust;

•        Bitfarms Technologies Ltd. (formerly Blockchain Mining Ltd);

•        BitNile Holdings, Inc. (through its ownership of Digital Farms Inc.);

•        Blockchain Industries, Inc. (formerly Omni Global Technologies, Inc.);

•        Digihost International, Inc.;

•        DMG Blockchain Solutions Inc.;

•        GMO Internet, Inc.;

•        Galaxy Digital Holdings Ltd.;

•        HashChain Technology, Inc.;

•        Hive Blockchain Technologies Inc.;

•        Hut 8 Mining Corp.;

•        Layer1 Technologies, Inc.;

•        Marathon Digital Holdings, Inc.;

•        MGT Capital Investments, Inc.;

•        Northern Data AG;

•        Overstock.com Inc.;

•        SOS Limited; and

•        SBI Holdings

•        Stronghold Digital Mining, Inc.

Government Regulation

Blockchain and Bitcoin are increasingly becoming subject to governmental regulation, both in the U.S. and internationally. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Other governmental or semi-governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business. For instance, the Cyber-Digital Task Force of the U.S. Department of Justice (the “DOJ”) published a report entitled “Cryptocurrency: An Enforcement Framework” in October 2020. This report provides a comprehensive overview of the possible threats and enforcement challenges the DOJ views as associated with the use and prevalence of cryptocurrency, as well as the regulatory and investigatory means the DOJ has at its disposal to deal with these possible threats and challenges.

Presently, we do not believe any U.S. or state regulatory body has taken any action or position adverse to our main cryptocurrency, Bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

The recent action taken in China was the final step in that country’s evolving regulatory crackdown. As the regulatory and legal environment evolves, we may become subject to new laws, such as further regulation by the SEC and other agencies, which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see “Risk Factors.”

Intellectual Property

We plan to use specific hardware and software for our cryptocurrency mining operations. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, we intend to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We do expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for purposes of our planned cryptocurrency mining operations.

Energy Business — ESG

On July 1, 2021, an Ecoark subsidiary made an intercompany assignment of certain oil and gas mineral leases with producing oil wells in Louisiana to Trend Exploration. Trend Exploration has been investigating the use of flared or stranded natural gas to fuel a turbine to generate the energy required to mine cryptocurrency, and specifically Bitcoin, on behalf of Bitstream. Although the primary reason for this transfer of the leases was for future usage of flared or stranded natural gas, there is ongoing oil and gas production on these leases. In the quarter ended September 30, 2021, Agora generated approximately $541,000 of revenue from these leases.

Trend Exploration has identified several ESG strategies to offset our carbon footprint resulting from the power usage in cryptocurrency mining. The near-term solution is to invest in carbon tax credits, while in near- to medium-term we will utilize the flared natural gas strategy for ESG.

Operationally, to execute to this ESG strategy, we will utilize modular housing infrastructure for the mining equipment. At the wellhead, we will divert the natural gas into a mobile cryogenic facility, and distill the rich gas down into its component parts. We will use the lean gas required for the powering of the gas turbine, and transport the other parts for sale.

To execute on this strategy, we will need to hold oil and gas leases. We will also need to report our financial operations in a separate reporting segment going forward. While we believe this strategy has exceptional business and ESG upside, it is in the early stages. We cannot assure you that we will meet our objectives. See “Risk Factors — Risks Relating to our Energy Business.”

Barrier Crest

Another subsidiary, Barrier Crest provides fund administration and fund formation and financial consulting services to hedge funds and the Trend Capital Management investment firms it owns an interest in.

Trend Investment Entities

Trend Capital Management was founded by our Chief Executive Officer in 2011. Trend Capital Management is the general partner and manager, respectively, but not the investment manager, of two Trend Capital Management investment firms. As general partner and manager it receives fees. We are not seeking to expand this business any further.

One Trend Capital Management investment fund invests in early-stage businesses. Its performance will be driven by its investment in Volans-i, a fully autonomous vertical take-off and landing drone delivery platform (“Volans”). More information can be found at Volans’s website www.flyvoly.com, the contents of which are not incorporated into this prospectus. Trend Capital Management’s fees will be based on the performance of Volans and other early-stage businesses. The other Trend Capital Management investment fund has one asset consisting of 243,471 shares and 460,000 warrants of Ecoark. An independent third party is the investment manager for both of these entities and has the sole power to purchase or sell any securities and vote any securities owned by each fund.

Acquisition of a Broker-Dealer

An element of our business strategy is to acquire an existing broker-dealer which is licensed by the SEC and FINRA and also meets applicable state licensure and registration requirements. The acquisition of a broker-dealer will be subject to approval by FINRA as well as possibly a few states. The key will be incentivizing existing management and key personnel to remain at least until we can provide a management team to assume operations. As of the date of this prospectus, we do not have any definitive written agreement to acquire a broker-dealer, nor has management identified a specific entity to acquire. We cannot assure you we can or will complete any acquisition on favorable terms, within the timeframe intended or at all. Any such acquisition would be subject to FINRA rules, which require the submission to and approval by FINRA of an application prior to the closing which could take months to complete. We would also need to employ and compensate key individuals of the target entity, including potentially long-term employment agreements with members of the target’s management team.

It is possible that we may acquire a relatively inactive broker-dealer. In that event, we will need to recruit a management team including a financial principal and a compliance officer.

Management believes that acquiring a broker-dealer will be an important step in our goal of creating a bridge between DeFi and traditional finance, including to eventually open a cryptocurrency trading desk, if we choose to enter DeFi in the future. However, we do not have any current plans to pursue DeFi operations in the short-term, and are not actively focused on these efforts at this time, instead electing to allocate our limited human resources to establishing and growing our cryptocurrency mining capabilities. If we do pursue DeFi in the future, management does not expect this to occur until late calendar year 2022 or 2023 at the earliest. Further, if we acquire a broker-dealer, we intend to limit our activities to securities which are registered with the SEC. We intend to operate any broker-dealer we acquire as an introducing broker, and not as a clearing firm. Accordingly, we would not maintain custody of any cryptocurrency securities on behalf of clients.

If we do acquire a broker-dealer, the operation of any such entity is subject to intense regulation and competition. We would need to overcome obstacles inherent in integration of a newly acquired business generally, as well as specific complications posed in the broker-dealer context. Among these challenges are:

•        difficulties retaining or maintaining clients of the broker-dealer or otherwise benefitting from the transaction as anticipated, including due to liabilities or other issues which may have gone undetected in due diligence;

•        differences in the information technology infrastructure or friction amongst the personnel of Agora and the broker-dealer;

•        the lack of knowledge and experience of our management team in the broker-dealer industry, and resultant reliance upon the former management and other key personnel of the broker-dealer, particularly in the short- and medium-term following the acquisition;

•        laws and regulations imposed on the industry and broker-dealer practices by legislatures, governmental agencies such as the SEC and self-regulatory organizations such as FINRA which are intense and robust, and the high costs of continued compliance with these requirements; and

•        broad and fierce competition among broker-dealers and the capital markets generally, with many of the companies we will compete with having greater capital and human resources than we do.

With respect to laws and regulations, we will need to comply with, among others: (i) anti-money laundering and know your customers laws, (ii) minimum capital, liquidity reserve and corporate structure requirements, (iii) monitoring, reporting and notice requirements with respect to net capital and other financial metrics, and (iv) cash deposit, “best execution,” margin lending, and other operational obligations and restrictions aimed at protecting investors and securities markets.

See “Risks Related to Acquisition Activities such as Our Planned Acquisition of a Broker-Dealer” beginning on page 28 for more information on the challenges and risks involved in the acquisition and operation of a broker-dealer.

Employees

As of April 22, 2022, we had 9 full-time employees and 0 part-time employees.

Emerging Growth Company and Smaller Reporting Company Status

Because we had less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        We are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•        We are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        We are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

•        We are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (ii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iii) the date on which we are deemed to be a “large accelerated filer,” which will occur as of the end of any fiscal year in which we (x) have an aggregate market value of our common stock held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (y) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (z) have filed at least one annual report pursuant to the Exchange Act.

We have elected to not use the extended transition period for complying with any new or revised accounting standards under Section 102(b)(1) of the Exchange Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Executive Officers:
William B. Hoagland	40	Chief Executive Officer and Director
Randy May	57	Executive Chairman and Director
Britt Swann	33	Chief Financial Officer
Non-Employee Directors:
James Everett(1)(2)(3)	58	Director
Steven Nelson(1)(2)(3)	63	Director
Todd Landis(1)(2)(3)	49	Director

____________

(1)      Member of the audit committee.

(2)      Member of the compensation committee.

(3)      Member of the nominating and corporate governance committee.

Executive Officers

William B. Hoagland

Mr. Hoagland has served as Agora’s Chief Executive Officer and a director since September 2021. From May 2019 until April 8, 2022, Mr. Hoagland was also Chief Financial Officer of Ecoark. Prior to that, Mr. Hoagland spent eight years as Managing Member of Trend Capital Management, a hybrid hedge fund with a track record of outperforming the S&P 500. Prior to founding Trend Discovery in 2011, Mr. Hoagland spent six years as a Senior Associate at Prudential Global Investment Management (PGIM), working in both PGIM’s Newark, NJ and London, England offices. Mr. Hoagland holds the Chartered Financial Analyst designation and is a Level III candidate in the Chartered Market Technician Program. Since July 23, 2021, Mr. Hoagland has been a director for HUMBL, Inc. [OTC: HMBL].

Randy May

Mr. May has served as Agora’s Executive Chairman since September 2021. Since April 2016, Mr. May has served as Chairman of the Board of Directors of Ecoark and as its Chief Executive Officer from April 13, 2016 through March 28, 2017, and then again from September 21, 2017, to the present. He previously served as Chairman of the Board of Directors and as Chief Executive Officer of Ecoark, Inc. from its incorporation until its reverse acquisition with Magnolia Solar Corporation in March 2016.

Mr. May is a 25-year retail and supply-chain veteran with experience in marketing, operational and executive roles. Prior to joining Ecoark, Mr. May held a number of roles with Wal-Mart Stores, Inc. (“Walmart”). From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores.

Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide Agora.

Britt Swann

Mr. Swann has served as Chief Financial Officer of the Company since April 12, 2022 and was President of Bitstream from May 2021 through April 12, 2022. From March 2021 to April 12, 2022, he served as Chief Financial Officer of Banner Midstream Corp., a subsidiary of Ecoark focused on oil and gas exploration, production and drilling. From April 2019 to February 2021, he served as Chief Financial Officer of Vantage Operations, an oil and gas company, following his tenure there as Vice President, Finance beginning in April 2017.

James Everett III

James Everett III has served as a director of Agora since October 2021. From June 2014 to date, Mr. Everett has worked as an independent in media (television, podcasts, radio, and social platforms) as well continuing business/asset evaluations and maintains expertise in modern digital investments. Prior to that, from April 2001 to June 2014, Mr. Everett was the sole Managing Member of Jim Everett Company LLC, a registered investment advisor firm. After graduating from Purdue University, Mr. Everett played professional football for 12 years in the National football League, primarily for the Los Angeles Rams. He then earned an MBA degree from the Graziadio School of Business, Pepperdine University.

Based upon his experience and educational background, we believe that Mr. Everett has substantial knowledge of the financial markets and as a result is qualified to serve on our Board.

Todd Landis

Mr. Landis has served as a director of Agora since October 2021. In January 2020, Mr. Landis and other attorneys founded Williams Simons & Landis PLLC, a law firm focused on complex intellectual property litigation. Prior to that, from June 2016 to December 2019, Mr. Landis was a partner at Vinson & Elkins LLP, a full-service law firm where he specialized in complex intellectual property litigation. Williams Simons & Landis PLLC represents Ecoark, Agora’s principal stockholder, in its litigation against Walmart. Previously Vinson & Elkins LLP represented Ecoark in the litigation.

We believe that Mr. Landis’ legal experience in complex litigation will make him a valuable addition to our Board.

Steven Nelson

Mr. Nelson has served as a director of Agora since October 2021. He has been a director and chairman of the audit committee of Ecoark since April 2017. Since 2015, Mr. Nelson has been a lecturer for the Department of Accounting at the University of Central Arkansas. From 1988 to 2015 Mr. Nelson served as Vice-President, Controller of Dillard’s, Inc., where he was responsible for administering financial accounting and reporting. Prior to that, in 1980 Mr. Nelson served as a staff accountant for Ernst & Young and attained the title of audit manager by the time he left the firm in 1984. Mr. Nelson is licensed as a Certified Public Accountant in the State of Arkansas.

Mr. Nelson’s 35-year career as a CPA and his extensive experience as controller of a publicly traded company qualify him to serve on the Board and its Audit Committee. His broad experience as the controller of a public company uniquely qualifies Mr. Nelson to advise Agora not only on general accounting and financial matters but also on various technical accounting, corporate governance and risk management matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues.

Appointment of Officers

Each executive officer serves at the discretion of our Board and holds office until his successor is duly elected and qualified or until his earlier resignation or removal.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which will be effective upon the effectiveness of the registration statement of which this prospectus is a part, that will apply to all of our employees, officers and directors. Upon the completion of this offering, the full text of our code of business conduct and ethics will be posted on our website. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

Board of Directors

Our business and affairs are managed under the direction of our Board. We currently have five directors and no vacancies.

Family Relationships

There are no family relationships among any of the directors or executive officers or our employees. However, our part-time Chief Marketing Officer, who is a consultant rather than an employee, is the son-in-law of our Executive Chairman.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Mr. Steven Nelson, James Everett and Todd Landis do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee is comprised of Steven Nelson, James Everett and Todd Landis. Mr. Nelson is the Chairman of our Audit Committee and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. In addition, our Board has determined that Mr. Nelson is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations, or liabilities that are greater than are generally imposed on members of our audit and compliance committee and our Board. Each member of our Audit and Compliance Committee is financially literate. Our Audit Committee is directly responsible for, among other things:

•        selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•        ensuring the independence of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•        establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•        considering the adequacy of our internal controls and internal audit function;

•        inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks;

•        reviewing and overseeing our policies related to compliance risks;

•        reviewing related party transactions that are material or otherwise implicate disclosure requirements; and

•        approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Everett, Landis and Nelson. Mr. Landis is the chairperson of our Compensation Committee. The composition of our compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of this Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

•        reviewing and approving, or recommending that our Board approve, the compensation and the terms of any compensatory agreements of our executive officers;

•        reviewing and recommending to our Board the compensation of our directors;

•        administering our stock and equity incentive plans;

•        reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

•        establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Everett, Landis and Nelson. Mr. Everett is the chairperson of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•        identifying and recommending candidates for membership on our Board;

•        recommending directors to serve on Board committees;

•        reviewing and recommending our corporate governance guidelines and policies;

•        reviewing succession plans for senior management positions, including the Chief Executive Officer;

•        reviewing proposed waivers of the code of business conduct and ethics for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board);

•        evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and

•        advising our Board on corporate governance matters.

Director Compensation

Shortly after Agora’s formation, we appointed and granted each of Agora’s non-employee directors 100,000 shares of restricted common stock vesting annually in three approximately equal increments over three years subject to continued service. In addition, the Board approved annual cash fees for Agora’s non-employee directors of $100,000. The cash fee is payable quarterly beginning in the quarter ended December 31, 2021.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the fiscal year ended March 31, 2022 to the Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”) serving during the last fiscal year. Sums paid by Ecoark to our Named Executive Officers is set forth below the table at page 86. We were incorporated in fiscal 2022 so nothing is reported for the prior fiscal year.

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(1)(2)	Total
William B. Hoagland Chief Executive Officer	2022	$41,667	833,335	$875,002

Randy May Executive Chairman	2022	$0	833,335	$833,335

Jay Puchir Chief Financial Officer(3)	2022	$41,667	625,000	$666,667

____________

(1)      For amount paid to Messrs. Hoagland and Puchir by Ecoark, see page 86 of this prospectus.

(2)      Amounts reported represent the aggregate grant date fair value of awards and are calculated utilizing the provisions of Accounting Standards Codification 718 “Compensation — Stock Compensation.”

(3)      Mr. Puchir resigned on April 12, 2022.

Executive Officer Compensation

Our Compensation Committee has approved the following employment terms for our executive officers. Formal agreements have not been executed as of the date of this prospectus. The chart below summarizes the terms and conditions of these proposed employment arrangements.

Executive	Term	Base Salary/ Compensation(1)	Equity(2)	Bonus
William B. Hoagland Chief Executive Officer	October 1, 2021 through September 30, 2024(1)	$370,000 per year	1,000,000 shares of restricted common stock	Annual bonus of up to 100% of base salary per year based on the executive and/or Agora meeting performance objectives to be established by the Board or Compensation Committee
Randy May Executive Chairman	October 1, 2021 through September 30, 2024(1)	$300,000 per year	1,000,000 shares of restricted common stock	Annual bonus of up to 100% of base salary per year based on the executive and/or Agora meeting performance objectives to be established by the Board or Compensation Committee
Jay Puchir Former Chief Financial Officer(4)	October 1, 2021 through September 30, 2024	$280,000 per year	750,000 shares of restricted common stock	Annual bonus of up to 100% of base salary per year based on the executive and/or Agora meeting performance objectives to be established by the Board or Compensation Committee
Britt Swann Chief Financial Officer	October 1, 2021 through September 30, 2024(1)	$230,000 per year	250,000 shares of restricted common stock	Cumulative Target Bonuses(3)

____________

(1)      Automatic one-year renewal periods unless either party gives written notice of non-renewal at least 30 days prior to the end of the applicable term

(2)      The restricted shares shall vest in one-third increments each year commencing October 1, 2021 subject to continued employment on the applicable vesting date and also after the first year one-third will vest based upon meeting certain milestones. Any restricted shares which do not vest shall be forfeited. The restricted shares shall automatically vest upon a change of control of Agora.

(3)      Target bonus of up to 250% of the executive’s base salary as follows: (i) 25% upon the achievement by Bitstream of a continuous minimum run rate (“Bitstream Run Rate”) of at least $4,000,000 in revenue per month; (ii) 50% upon the achievement of a Bitstream Run Rate of at least $6,000,000 in revenue per month; (iii) 75% upon the achievement of a Bitstream Run Rate of at least $8,000,000 in revenue per month; (iv) 100% upon the achievement of a Bitstream Run Rate of at least $10,000,000 in revenue per month; and (v) 125% upon the achievement of all of the target bonuses described above.

(4)      On April 12, 2022, Mr. Puchir resigned as Chief Financial Officer of the Company. The Agora Board of Directors approved the accelerated vesting of Mr. Puchir’s 750,000 restricted shares. His salary and entitlement to a bonus terminated as of that date.

Until September 30, 2021, each of Messrs. William B. Hoagland, Randy May, Britt Swann, and Jay Puchir (the former Chief Financial Officer) were solely compensated by Ecoark. Beginning October 1, 2021, the additional compensation over their Ecoark salaries for Messrs. Hoagland and Swann has been allocated to Agora. Effective April 8, 2022 Agora is responsible for all of their compensation, and Messrs. Hoagland and Swann have resigned from their responsibilities with Ecoark. The following is an overview of amounts paid to each of our Named Executive Officers and directors as of March 31, 2022 by Ecoark which paid part of the salaries of Messrs. Hoagland ($247,000), Puchir ($165,000) and Swann ($119,167). Mr. May’s Agora salary of $300,000 will not be paid or accrued until Ecoark completes the spin-off of Agora. Because Mr. May is the Chairman and Chief Executive Officer of Ecoark, he is prohibited from receiving additional compensation for non-employee director positions of current subsidiaries of Ecoark. Mr. May also received 1,000,000 shares of Agora restricted common stock having a grant date fair market value $5,000,000 which are subject to vesting criteria.

Annual Bonus

The executives shall be eligible to earn, for each complete year ending during the Term, an annual bonus of up to 100% of the executive’s Annual Base Salary based on terms and conditions, including the financial performance of Agora as well as individual performance goals, as set forth in a bonus plan that is to be established, approved, administered and determined in all respects in the sole discretion of the Board or, if applicable, the Committee.

Termination Provisions

The table below describes the severance payments that our executive officers are entitled to in connection with a termination of their employment upon death, disability, dismissal without cause, or for Good Reason. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 and the Regulations thereunder.

Death or Total Disability	One year base salary and all equity shall vest

Without Cause or Termination by Executive for Good Reason(1)	Greater of: (i) remaining base salary during applicable term and (ii) three months base salary.

____________

(1)      Good Reason is generally defined as the material reduction of the executive’s base salary or any other action or inaction that constitutes a material breach by Agora. For the executive’s termination of his employment to be for Good Reason, the executive must notify Agora in writing of the event giving rise to Good Reason within 30 days following the occurrence of the event (or, if later, 30 days following the executive’s knowledge of occurrence of the event), the event must remain uncured after the expiration of the 30 days following the delivery of written notice of such event to Agora by the executive, and the executive must resign effective no later than 30 days following Agora’s failure to cure the event and must give at least 30 days’ advance written notice prior to the executive’s effective date of resignation.

(2)      Cause is generally defined as the commission of a felony, fraud or material misappropriation of Agora’s property, excessive use of alcohol or illegal use of drugs, discriminatory or harassing behavior, gross negligence of duties or breach of any agreement by or on behalf of Agora.

Non-Employee Directors:

Outstanding Awards at Fiscal Year End

Listed below is information with respect to unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of March 31, 2022:

Outstanding Equity Awards At Fiscal Year-End

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)
William B. Hoagland	1,000,000	(1)	$5,000,000
Randy May	1,000,000	(1)	$5,000,000
Jay Puchir	750,000	(2)	$3,750,000

____________

(1)      Represents shares of restricted stock granted under the Company’s 2021 Equity Incentive Plan which vest in three equal increments over a three-year period with the first date being October 1, 2022. The value of the restricted common shares is based on the assumed public offering price of $5.00 per share that are to be expensed as stock-based compensation in accordance with the terms of the issuances. The restricted stock grants have both service and performance criteria for vesting.

(2)      Mr. Puchir resigned as Chief Financial Officer in April 2022. In connection with his resignation, the Board accelerated the vesting of his 750,000 shares of restricted common stock.

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors for service during the fiscal year ended March 31, 2022. See “Summary Compensation Table” for the discussion of compensation paid to, or accrued for, Mr. Hoagland.

Name	Fees Paid in Cash $	Stock Awards ($)(1)	Total ($)
James Everett	25,000	100,000	125,000
Todd Landis	25,000	100,000	125,000
Steven K. Nelson(2)	25,000	100,000	125,000

____________

(1)      Amounts reported represent the aggregate grant date fair value of awards computed in accordance with ASC 718 “Compensation — Stock Compensation.”

(2)      Steven Nelson is also an independent director of Ecoark and fees herein do not include payments made to Mr. Nelson for Ecoark board services.

We are paying each of our non-employee directors an annual fee of $100,000 in cash and also awarded each 100,000 shares of restricted stock vesting in three equal annual increments beginning in October 2022, subject to continued service.

Equity Compensation Plan Information

The following table contains information about the 2021 Equity Incentive Plan as of March 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders:
2021 Equity Incentive Plan	—	—	400,000
Equity compensation not approved by stockholders
	—	$—	—
Total	—	$—	400,000

Material Terms of the 2021 Equity Incentive Plan

On September 23, 2021 the Board and Ecoark (as the then sole stockholder) approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan enables the Company to provide stock-based incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company by motivating these persons to achieve long-term results and rewarding them for their achievements; to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-range success; and to promote the success of the Company’s business.

The following is a summary of the material terms of the 2021 Plan, which is qualified in its entirety by the full text of the 2021 Plan, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part.

Duration of the 2021 Plan

The 2021 Plan became effective upon approval by the Board and Ecoark and will remain in effect until September 6, 2031, unless terminated earlier by the Board.

Plan Administration

The 2021 Plan will be administered by the Compensation Committee of the Board (the “Committee”) or, in the Board’s sole discretion, by the Board. The Committee will have the authority to, among other things, interpret the 2021 Plan, determine who will be granted awards under the 2021 Plan, determine the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the 2021 Plan.

Eligibility

The Committee may grant awards to any employee, consultant or director of the Company and its affiliates. However, only employees are eligible to receive Incentive Stock Options (“ISOs”) as defined by the Internal Revenue Code.

Shares Available for Awards; Limits on Awards

The 2021 Plan authorizes the issuance of up to 5,000,000 shares of the Company’s common stock. If any outstanding award expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the shares subject to such award will again become available for future grant under the 2021 Plan.

Types of Awards That May Be Granted

Subject to the limits in the 2021 Plan, the Committee has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the 2021 Plan are: stock options (including both ISOs and non-qualified stock options), restricted stock, restricted stock units (“RSUs”), and Stock Appreciation Rights (“SARs”).

Stock Options

A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a non-qualified stock option. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a 10% stockholder, 110% of the fair market value) of a share of common stock on the grant date.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount of cash or shares of common stock having a value equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone or in tandem with an option granted under the 2021 Plan. SARs may be settled in cash or in common stock at the discretion of the Committee.

Restricted Stock

A restricted stock award is an award of actual shares of common stock which is subject to certain restrictions on sale for a period of time determined by the Committee. Restricted stock may be held by the Company or in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends, provided that any cash or stock dividends with respect to the restricted stock will be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld will be distributed to the participant in cash or, at the discretion of the Committee, in shares of common stock having a fair market value equal to the amount of such dividends upon the release of restrictions on such restricted stock, unless such restricted stock is forfeited.

Restricted Stock Units (RSUs)

An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which may be subject to certain restrictions for a period of time determined by the Committee. One feature of an RSU is that delivery of the underlying common stock is delayed until vesting or a later date. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a stockholder. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), which defers settlement of the RSU beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

Adjustments Upon Changes in Stock

In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2021 Plan and any award agreements, the exercise price of options and SARs, the maximum number of shares of common stock subject to all awards and the maximum number of shares of common stock with respect to which any one person may be granted awards during any period will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

Change of Control

In the event of a change of control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable only if the successor corporation refuses to assume or substitute for the outstanding awards. The change of control is defined as (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Limitation on Awards

The exercise price of options or SARs granted under the 2021 Plan shall not be less than the fair market value of the underlying common stock at the time of grant. In the case of ISOs, the exercise price may not be less than 110% of the fair market value in the case of 10% stockholders. Options and SARs may not be exercisable for a period of more than 10 years after the date of grant, except that the exercise period of ISOs granted to 10% stockholders is limited to five years. The exercise price may be paid by check or wire transfer or, at the discretion of the Committee, by delivery of shares of our common stock having a fair market value equal, determined as provided for in the 2021 Plan or otherwise as approved by the Committee, as of the date of exercise to the cash exercise price, or a combination thereof.

Amendment or Termination of the 2021 Plan

The Board may amend or terminate the 2021 Plan at any time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of any stock exchange or quotation system on which the shares of common stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the 2021 Plan. Further, any amendment to the 2021 Plan that impairs the rights of participants who received outstanding grants under the 2021 Plan must be approved by such participants.

Amendment of Awards

The Committee may amend the terms of any one or more awards. However, the Committee may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

Forfeiture and Recoupment

Each award and the applicable participant’s rights, payments and benefits with respect to an award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of the participant’s: (i) breach of a duty of confidentiality, (ii) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines, (iii) competing with the Company, (iv) soliciting Company personnel after employment is terminated, (v) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the participant, (vi) being terminated for cause, (vii) violating of the Company’s insider trading policy, or (viii) engaging in other conduct that is disloyal or detrimental to the interests of the Company as determined by the Board.

Transfer of Awards

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the 2021 Plan. ISOs are only transferable by will or by the laws of descent and distribution.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this prospectus, as adjusted to reflect the sale of common stock contained in the units offered by us in this offering assuming no exercise of the underwriter’s option to purchase additional units, for:

•        each of our executive officers;

•        each of our directors;

•        all of our directors and executive officers as a group; and

•        each person known by us to be the beneficial owner of more than 5% of any class of our voting securities.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. Because our executive officers with one exception were executive officers of and compensated by Ecoark during the last two completed years, we refer to executive officers rather than named executive officers.

Applicable percentage ownership before the offering is based on 46,271,221 shares of common stock outstanding as of the date of this prospectus. Applicable percentage ownership after the offering is based on the issuance of _______ shares of common stock contained in the units sold in this offering (without including ________ shares of common stock if the underwriter exercises its option to purchase additional shares and/or warrants in full) and excludes the shares issuable upon exercise of __ warrants included in the units and any potential purchases in this offering by the persons and entities named in the table below. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares by the person that are currently exercisable or would become exercisable within 60 days of the date of this prospectus. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Agora Digital Holdings, Inc., 145 King Street, Suite 410 Charleston, SC 29401.

Names and Address of Individual or Identity of Group(1)	Number of Shares Beneficially Owned	Beneficial Ownership Prior to the Offering (%)	Beneficial Ownership After the Offering (%)
Officers and Directors
William B. Hoagland(2)	1,000,000	2.2	1.8
Randy May(3)	42,671,221	92.2	75.8
Britt Swann(4)	250,000	*	*
James Everett III(5)	100,000	*	*
Todd Landis(6)	100,000	*	*
Steven Nelson(7)	100,000	*	*
Directors and executive officers as a group (6 persons)(8)	44,221,221	94.9	78.6

5% Holders
Ecoark Holdings, Inc.	41,671,221	90.1	74.1
303 Pearl Parkway, Suite 200 San Antonio, Texas 78215

____________

*        Less than one percent.

(1)      The address for each officer and director is care of Agora, 145 King Street, Charleston, SC 29401, except Mr. May is 303 Pearl Parkway, San Antonio, Texas 78215.

(2)      Hoagland.    Mr. Hoagland is an executive officer and a director.

(3)      May.    Mr. May is an executive officer and director. As Chief Executive Officer of Ecoark, he has the power to vote the shares owned by Ecoark and is therefore also deemed to be the beneficial owner of its common stock. Includes 1,000,000 restricted shares, vesting annually over three years subject to continued employment on each applicable vesting date and after the first year meeting certain milestones.

(4)      Swann.    Mr. Swann is an executive officer. Represents restricted shares vesting annually over three years subject to continued employment on each applicable vesting date and after the first year meeting certain milestones.

(5)      Everett.    Mr. Everett is a director. Represents restricted shares vesting annually over three years subject to continued service on each applicable vesting date.

(6)      Landis.    Mr. Landis is a director. Represents restricted shares vesting annually over three years subject to continued service on each applicable vesting date.

(7)      Nelson.    Mr. Nelson is a director. Represents restricted shares vesting annually over three years subject to continued service on each applicable vesting date.

(8)      This amount represents beneficial ownership by all directors and all current executive officers of Agora.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Shortly after formation, we entered into compensation arrangements with our executive officers and directors. We issued each person below a number of shares of restricted common stock which vest in three approximately equal increments over a three-year period beginning October 1, 2022, subject to continued service as of each applicable vesting date. For our executive officers, we added an additional vesting requirement that the second and third vesting installments are subject to achievement of certain targets based upon our access to electric power. In addition, the Board approved annual cash fees for Agora’s non-employee directors of $100,000. The cash fee is payable quarterly beginning in the quarter ended December 31, 2021, and the quarterly payment for the three months ended December 31, 2021 has been paid. For more information on the terms of Employment Agreements, see “Executive Compensation.”

Name	Capacity	Number of Shares
William B. Hoagland	Chief Executive Officer	1,000,000
Randy May	Executive Chairman	1,000,000
Jason Puchir	Former Chief Financial Officer(1)	750,000
Britt Swann	Chief Financial Officer	250,000
James Everett III	Director	100,000
Todd Landis	Director	100,000
Steven Nelson	Director	100,000

____________

(1)      Mr. Puchir resigned on April 12, 2022 and was replaced by Mr. Swann who had been President of Bitstream.

On September 22, 2021, Agora became the sole owner of Trend Discovery. Trend Discovery is the sole owner of Trend Capital Management, which is the general partner of Trend LP, a limited partnership. On August 31, 2021, William B. Hoagland, our Chief Executive Officer and a director, transferred 550,000 shares of Ecoark common stock to Trend LP, of which Mr. Hoagland owns an approximately 36.0% partnership interest. Mr. Hoagland is also Chief Financial Officer of Ecoark. Following the transfer, Trend LP owns 713,255 shares of Ecoark common stock. Additionally, Trend SPV holds 243,471 shares of Ecoark common stock and 460,000 warrants to purchase Ecoark common stock. Trend Capital Management is the general partner or manager of, and provides services and collects fees from entities including Trend LP and Trend SPV, respectively. However, Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark securities held by Trend LP nor Trend SPV since it assigned the sole power to vote and direct all investment activities which will impact the entities’ economic performance to an independent third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company. Trend Capital Management does not have the obligation to absorb losses or the right to receive benefits that could be significant as a result of the entities’ performance. Trend Capital Management does not have any ownership of or a controlling financial interest in Trend LP nor Trend SPV and therefore management has concluded consolidation of these entities with Trend Capital Management is not required. By virtue of its respective holdings of Ecoark common stock and warrants, when the stock dividend by Ecoark of 80% of the shares of Agora common stock, or 33,336,997 shares, is effected, Trend LP will receive 713,255 of the Agora shares, and Trend SPV will receive 703,471 of the Agora shares. In addition to Mr. Hoagland, Mr. Randy May, our Executive Chairman owns a 0.35% limited partnership interest in Trend LP. Further, Mr. Gary Metzger, an Ecoark director and father-in-law of Mr. Hoagland owns a 25.0% and 39.6% interest in Trend LP and Trend SPV, respectively.

Ecoark has made periodic loans to Agora to permit it to begin its cryptocurrency mining business. On November 13, 2021, Agora issued Ecoark a $7.5 million term note which accrues 10% per annum interest and is due March 31, 2023. As of April 22, 2022, Agora owed principal of $4,947,995.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 46,271,221 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our articles of incorporation and the form of warrant, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Nevada law, including Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Units

Each unit consists of one share of our common stock and one warrant to purchase one share of our common stock for an exercise price of $____ per share, subject to adjustment as described in this prospectus. The warrants will become exercisable upon issuance and will expire ____ years from issuance.

Common stock

Dividend Rights

Subject to applicable law and to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. Our articles of incorporation do not provide for cumulative voting with respect to the election of directors. The directors are elected by a plurality of the votes cast at the election.

Liquidation Rights

If Agora becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Warrants

The following summary of the material terms of the warrants included in the units offered hereby is not complete and is subject to, and qualified in its entirety by the form of warrant and the warrant agency agreement between us and Philadelphia Stock Transfer Inc., as the Warrant Agent, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement and form of warrant, before making an investment decision. Each warrant is exercisable into one share of our common stock. The warrants issued in this offering will initially be governed by the terms of a global warrant held in book-entry form. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised.

Exercise Price

The exercise price per share of common stock purchasable upon exercise of the warrants is $____. Each warrant is exercisable into one share of our common stock. The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations (including reverse stock splits), reclassifications or similar events affecting our shares of common stock. Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Term

The warrants are exercisable upon issuance until ____ years from issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date to the Warrant Agent, together with delivery of a completed and executed exercise form, accompanied by full payment of the exercise price by one of the means set forth therein.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Exercise Limitation

A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or 9.99% at the election of the holder) of the outstanding shares of common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned by the holders without our consent.

No Rights as a Stockholder Prior to Exercise

The warrant holders do not have the rights or privileges of holders of shares of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Fundamental Transaction

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the warrants will be entitled to receive upon exercise of such warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants. Additionally, as more fully described in the warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black-Scholes value of the warrants on the date of consummation of such transaction.

Governing Law

By their terms the warrants are governed by New York law.

Exchange Listing

There is currently no established public trading market for the warrants, and there is no assurance that a market will develop. We have applied to list the warrants on Nasdaq under the symbol “DEFYW”. We will not consummate this offering unless our shares of common stock and warrants are approved for listing on Nasdaq.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting, liquidation or conversion rights that could adversely affect the rights of the holders of our common stock or other series of preferred stock.

Anti-Takeover Provisions

Our articles of incorporation and bylaws do not contain any provisions which would operate to delay, defer or prevent a change of control of Agora and that would operate solely with respect to an extraordinary corporate transaction such as a merger, reorganization, tender offer or sale of all or substantially all of our assets. However, certain provisions of our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. Specifically, the following provisions may have anti-takeover effects:

•        Our bylaws contain advance notice requirements for stockholder proposals wherein stockholders seeking to propose a matter for consideration at an annual meeting must deliver detailed notice to us no earlier than the 120th calendar day, nor later than the 90th calendar day, prior to the anniversary date of the immediately preceding annual meeting, or if the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, such notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made;

•        The NRS and our bylaws require the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock of Agora entitled to vote in order to remove an incumbent director;

•        Our articles of incorporation authorize “blank check” preferred stock which may have such rights and preferences, including super voting rights, as the Board may determine, which could be issued to affiliates or other persons whose interests align with incumbent control persons of Agora;

•        Our articles of incorporation provide that lawsuits involving Agora and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under state corporate law, be governed by the laws of Nevada and providing that resulting proceedings be heard exclusively in state courts located within Nevada, which may make actions against or on behalf of Agora more difficult to litigate by stockholders; and

•        Similarly, our articles of incorporation provide that actions brought under the Securities Act or the Exchange Act be brought exclusively in federal court in Nevada, and that federal courts have exclusive jurisdiction over Securities Act litigation relating to Agora.

These provisions, together with provisions of the NRS, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of Agora, or making such an attempt more difficult. Additionally, in most jurisdictions it remains unclear how a court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. See the risk factor titled “Our articles of incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company” beginning on page 36 for more information. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Transfer Agent and Warrant Agent

Philadelphia Stock Transfer Inc., with an address of 2320 Haverford Rd, Ardmore, PA 19003 will act as the Transfer Agent and Warrant Agent in respect our common stock and warrants which are a part of the units being offered hereby.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon conversion of convertible preferred stock or debt, or other securities which we have or may in the future issue, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering we estimate that we will have 56,271,221 outstanding shares of our common stock, calculated as of the date of this prospectus, assuming no sale of units reserved for the underwriter’s option.

Sale of Restricted Securities

The shares of our common stock sold pursuant to this offering will be registered under the Securities Act, and therefore freely transferable, except for our affiliates. Our affiliates own restricted securities and if they purchase units will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our common stock unless such shares are registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144 promulgated under the Securities Act, which is described below.

Rule 144

All of the outstanding shares of common stock of Agora are restricted securities and cannot be sold under Rule 144 until 12 months have passed since the sale and the other requirements of Rule 144(i)(1)(ii) have been satisfied, including Agora being current in its SEC periodic reporting obligations.

In general, Rule 144 provides that any non-affiliate of Agora, who has held restricted common stock for at least 12 months, is entitled to sell their restricted stock freely, provided that Agora stays current in its SEC filings.

An officer, director or other person in control of, controlled by, or under common control with Agora may sell after 12 months with the following restrictions: (i) Agora is current in its SEC filings, (ii) certain manner of sale provisions are complied with, (iii) the filing of a Form 144, and (iv) volume limitations limiting the sale of shares within any three-month period to the greater of (a) a number of shares that does not exceed 1% of the total number of outstanding shares or (b) the average weekly trading volume on Nasdaq over the prior four weeks. A person who has ceased to be an affiliate at least three months immediately preceding the applicable sale and who has owned such shares of common stock for at least six months may sell the shares under Rule 144 without regard to any of the limitations described above except for the current public information requirement.

Lock-Up Agreements

In connection with this offering, Agora, and its officers, directors and existing stockholders including Ecoark (except as provided under “Proposed Stock Dividend” below) have agreed to a 90 day “lock-up” period following the date of this prospectus, with respect to the shares that they beneficially own, including shares underlying outstanding derivative securities. This means for a period of 90 days following the date of this prospectus, such persons and entities may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. The lock-up restrictions, specified exceptions and other features of this arrangement are described in more detail under “Underwriting.” Further, all of the restricted common stock owned by existing stockholders other than Ecoark is subject to vesting over three years and conditioned upon service as of each applicable vesting date. Because restricted common stock cannot be sold until vested, these shares are subject to a further restriction.

Proposed Stock Dividend

Ecoark is a publicly-traded company whose common stock trades on Nasdaq under the symbol “ZEST.” It has advised its stockholders that it intends to effect a stock dividend of 80% of its ownership interest in Trend Discovery to its stockholders, warrant holders and option holders on a pro rata basis. With the organization of Agora, the stock dividend is expected to be 33,336,997 shares of Agora common stock. The Representative has agreed to permit this stock dividend after 90 days from the date of this prospectus unless the underwriter agrees to an earlier date. The underwriter has no obligation to agree to an earlier date and it may not do so. Once the stock dividend occurs, there will be a large supply of our common stock which may materially depress our stock price. A total of 1,416,726 of the shares subject to the proposed stock dividend will be issued to Trend LP and Trend SPV, entities in which our subsidiary, Trend Capital Management is not the investment manager, nor the beneficial owner of Ecoark securities held by Trend LP nor Trend SPV since it assigned the power to vote and dispose of Ecoark securities to a third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company. Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark securities held by Trend LP nor Trend SPV since it assigned the sole power to vote and direct all investment activities which will impact the entities’ economic performance to an independent third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company. Trend Capital Management does not have the obligation to absorb losses or the right to receive benefits that could be significant as a result of the entities’ performance. Trend Capital Management does not have any ownership of or a controlling financial interest in Trend LP nor Trend SPV and therefore management has concluded consolidation of these entities with Trend Capital Management is not required. Mr. William B. Hoagland, our Chief Executive Officer, owns approximately 36.0% of Trend LP as an invested limited partner. To the extent that shares of Agora are distributed to Mr. Hoagland, they will be treated as control shares and only publicly sold under Rule 144 or in a registered transaction. See “Certain Relationships and Related Party Transactions.” For a description of U.S. federal tax consequences of the proposed stock dividend, see “Material Tax Consequences of the Proposed Stock Dividend to U.S. Holders of Ecoark Common Stock.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our units purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and one warrant to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and warrants should also apply to holders of units (as the deemed owners of the underlying common stock and warrants that comprise the units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address the tax considerations arising under the laws of any U.S. state, local or any non-U.S. jurisdiction, or under U.S. federal non-income tax laws, or the potential application of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•        banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•        persons subject to the alternative minimum tax;

•        tax-exempt organizations or governmental organizations;

•        controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•        brokers or dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•        persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•        certain former citizens or long-term residents of the United States;

•        persons whose functional currency is not the U.S. dollar;

•        persons who hold our Common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or warrants being taken into account in an applicable financial statement within the meaning of 451(b) of the Code;

•        persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•        persons who hold or receive our common stock or warrants pursuant to conversion rights under convertible instruments;

•        persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•        persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

For the purposes of this discussion, a “U.S. holder” means a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is not a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty. In addition, significant changes in U.S. federal income tax laws were recently enacted. You should consult with your tax advisor with respect to such changes in U.S. tax law as well as potentially conforming changes in state tax laws.

Investment Unit

For U.S. federal income tax purposes, the shares of common stock and warrants acquired in this offering will be treated as an “investment unit” consisting of one share of common stock and a warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the warrant included in each unit. The separation of the common stock and warrant components of each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a beneficial owner of our common stock who is an individual U.S. holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. holders that are corporate stockholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “— U.S. Holders — Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “— Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Disposition of Our common stock or Warrants” below).

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any distribution (including constructive distributions) that is treated as a dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder generally must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying the non-U.S. holder’s entitlement to benefits under that treaty.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a non-U.S. holder that are effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the holder in the United States) if a properly executed IRS Form W-8ECI stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a corporate non-U.S. holder receiving effectively connected dividends may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Disposition of Our Common Stock or Warrants

In general, subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•        the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•        our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or their holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided such holder has timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions (including constructive distributions) on our common stock or warrants paid to each non-U.S. holder, their name and address, and the amount of tax withheld, if any. A similar report will be sent to the applicable non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends (including constructive dividends) or of proceeds on the disposition of our common stock or warrants made to a non-U.S. holder may be subject to information reporting and backup withholding at a current rate of 24% unless the non-U.S. holder establishes an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or warrants effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed and appropriate IRS Form W-8 or otherwise meets documentary evidence requirements for establishing non-U.S. holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, you may be able to obtain a refund or credit from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively FATCA, generally impose withholding tax at a rate of 30% on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock or warrants if paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on and gross proceeds from the sale or other disposition of our common stock or warrants if paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock and warrants. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock or warrants, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. You should consult your tax advisors regarding the possible implications of FACTA on your investment in our common stock and warrants.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock and warrants, including the consequences of any proposed change in applicable laws.

Material Tax Consequences of the Proposed Stock Dividend to U.S. Holders of Ecoark Common Stock

The following is a summary of the potential material U.S. federal income tax consequences to holders of Ecoark common stock in connection with the planned dividend of 80% of the Agora common stock, or 33,336,997 shares, held by Ecoark to Ecoark’s securityholders pro rata on a fully-diluted basis. This summary is based on the Code, the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this prospectus and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary is limited to holders of Ecoark common stock that are U.S. holders, as defined above, that hold their Ecoark common stock as a capital asset. This summary is for general information only and is not tax advice. It does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as dealers or traders in securities or currencies; tax-exempt entities; banks, financial institutions or insurance companies; real estate investment trusts, regulated investment companies or grantor trusts; persons who acquired Ecoark common stock pursuant to the exercise of employee stock options or otherwise as compensation; stockholders who own, or are deemed to own, 10% or more, by voting power or value, of Ecoark equity; stockholders owning Ecoark common stock as part of a position in a straddle or as part of a hedging, conversion, synthetic security, integrated investment, constructive sale transaction or other risk reduction transaction for U.S. federal income tax purposes; persons who are subject to the alternative minimum tax; persons whose functional currency is not the U.S. Dollar; certain former citizens or long-term residents of the United States; persons who are subject to special accounting rules under Section 451(b) of the Code; persons who own Ecoark common stock through partnerships or other pass-through entities; or persons who hold Ecoark common stock through a tax-qualified retirement plan.

This summary is not a complete analysis or description of all potential U.S. federal income tax consequences of the stock dividend. It does not address any tax consequences arising under the Medicare tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, it does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences of the distribution.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds Ecoark common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

EACH HOLDER OF ECOARK COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DISTRIBUTION.

General

Ecoark plans to the extent possible and practicable to structure the stock dividend to qualify as a transaction that is tax-free for U.S. federal income tax purposes, including potentially under Sections 355 and 368(a)(1)(D) of the Code, although no assurances can be given that the distribution will qualify for such treatment. Ecoark is expected to obtain an opinion of counsel regarding the anticipated tax treatment of the stock dividend prior to making the distribution. Ecoark will advise its stockholders to consult a tax advisor as to the particular tax consequences of the spin-off to them.

If the distribution qualifies for this treatment and subject to the qualifications and limitations set forth herein, for U.S. federal income tax purposes:

•        no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the distribution, except with respect to any cash received in lieu of fractional shares;

•        the aggregate tax basis of the Ecoark common stock and Agora common stock held by each U.S. Holder immediately after the stock dividend will be the same as the aggregate tax basis of the Ecoark common stock held by the U.S. Holder immediately before the distribution, allocated between the Ecoark common stock and Agora common stock in proportion to their relative fair market values on the date of the distribution; and

•        the holding period of Agora common stock received by each U.S. Holder will include the holding period of their Ecoark common stock, provided that such Ecoark common stock is held as a capital asset on the date of the stock dividend.

U.S. Holders that have acquired different blocks of Ecoark common stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, shares of Agora common stock distributed with respect to such blocks of Ecoark common stock.

If the stock dividend were determined not to qualify for non-recognition of gain or loss, the above consequences would not apply and each U.S. Holder who receives Agora common stock in the distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of Agora common stock received, which would generally result in:

•        a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of Ecoark’s current or accumulated earnings and profits;

•        a reduction in the U.S. Holder’s basis (but not below zero) in Ecoark common stock to the extent the amount received exceeds the stockholder’s share of Ecoark’s earnings and profits; and

•        a taxable gain from the exchange of Ecoark common stock to the extent the amount received exceeds the sum of the U.S. Holder’s share of Ecoark’s earnings and profits and the U.S. Holder’s basis in its Ecoark common stock.

Fractional Shares

The Ecoark will not distribute any fractional shares of Agora common stock in connection with the spin-off. Instead, any fractional shares will be rounded up to and distributed as an additional whole share of Agora common stock.

Information Reporting

Treasury Regulations require each Ecoark stockholder that, immediately before the distribution, owned 5% or more (by vote or value) of the total outstanding stock of Ecoark or stockholders whose basis in their Ecoark common stock equals or exceeds $1,000,000 to attach to such stockholder’s U.S. federal income tax return for the year in which the distribution occurs a statement setting forth certain information related to the distribution.

Consequences to Ecoark

The following is a summary of the potential material U.S. federal income tax consequences to Ecoark in connection with the spin-off that may be relevant to holders of Ecoark common stock.

If the distribution qualifies for nonrecognition of gain or loss under Section 355 and related provisions of the Code, no gain or loss will be recognized by Ecoark as a result of the distribution (other than income or gain arising from any imputed income or other adjustment to Ecoark, Agora or the respective subsidiaries if and to the extent that the distribution or any ancillary transaction is determined to have terms that are not at arm’s length).

If the distribution were determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then Ecoark would recognize gain equal to the excess of the fair market value of Agora common stock distributed to Ecoark stockholders over Ecoark’s tax basis in Agora common stock.

UNDERWRITING

We have entered into an underwriting agreement dated ______, 2022, with H.C. Wainwright & Co., LLC (the “Representative”) as the Representative of the underwriters named below and the sole book-running manager of this Offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite their names below.

Underwriter	Number of Shares	Number of Warrants

Total

We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $____ per share and $____ per warrant.

The underwriters are committed to purchase all shares of common stock and warrants offered by us other than those covered by the underwriter’s option described below, if any are purchased. The underwriting agreement provides that the underwriters’ obligation to purchase the securities in this offering is subject to conditions contained in the underwriting agreement. A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the securities from time to time to purchasers directly or through agents, through brokers in brokerage transactions on The Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

No action has been taken by us or the underwriters that would permit a public offering of the securities included in this offering in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares in any jurisdiction where that would not be permitted or legal.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

____________

(1)      We have agreed to allow the Representative an underwriting discount of 7.0% of the gross proceeds of this offering.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $____ and is payable by us. We have agreed to reimburse the Representative for its non-accountable expenses in the amount of $50,000, for its out-of-pocket expenses, legal fees, up to $150,000, and for its clearing expenses in the amount of $15,950 in connection with this offering.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to ____ additional shares of common stock and/or ____ additional warrants to purchase up to __ shares of common stock (15.0% of the number of the shares and/or warrants included in the units sold in this offering). Any securities so purchased shall be sold at a price per share equal to the public offering price, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional securities are purchased pursuant to this option, the underwriters will offer these additional securities on the same terms as those on which the other securities are being offered hereby.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative, as compensation, warrants to purchase a number of shares of common stock equal to 8.0% of the aggregate number of shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per unit in this offering. The Representative’s Warrants are immediately exercisable at any time and from time-to-time, in whole or in part, and will expire on the date that is five (5) years following the commencement of sales in this offering and may be exercised on a cashless basis.

Pursuant to FINRA Rule 5110(e), the Representative’s Warrants and any shares of common stock issued upon exercise of the Representative’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants are registered on the registration statement of which this prospectus forms a part.

Lock-Up Agreements

Our officers and directors, and certain stockholders have agreed with the Representative to be subject to a lock-up period of 90 days following the date of this prospectus. However, the Representative has agreed that Ecoark may effect a stock dividend after 90 days from the date this prospectus. See “Shares Eligible for Future Sale– Lock-Up Agreement.” This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for ____ days following the closing of this offering, subject to certain customary exceptions, and a restriction on the issuance of variable priced securities for ____ following the closing of this offering, subject to an exception, without the consent of the Representative.

Tail Fee

We shall pay the Representative the cash and warrant compensation provided above on the gross proceeds provided to us by investors with whom the Representative had back and forth correspondence in connection with the offering or were introduced to us by the Representative or which we met during our engagement of the Representative in any public or private offering or capital-raising transaction within eighteen months following the expiration or termination of our engagement of the Representative.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters or such other indemnified parties may be required to make in respect thereof.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Philadelphia Stock Transfer Inc.

Nasdaq Listing

We have applied to have our shares of common stock and warrants listed on Nasdaq under the symbols “DEFY” and “DEFYW,” respectively. There is no established public trading market for the warrants, and there is no assurance that a market will develop for the warrants. We will not consummate this offering unless our common stock and warrants are approved for listing on Nasdaq.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, underwriter’s option transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Underwriter’s options transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in their option. In a naked short position, the number of shares involved is greater than the number of shares that they purchase in the underwriter’s option. The underwriters may close out any short position by exercising their option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the underwriter’s option. If the underwriters sell more shares than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their affiliates may in the future provide various advisory, investment and commercial banking and other services for us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have not yet had, and have no present arrangements with any of the underwriters for any further services.

Pricing of the Offering

The public offering price will be determined by negotiations among us and the Representative. In addition to prevailing market conditions, among the factors to be considered in determining the public offering price of our securities will be:

•        our historical performance;

•        estimates of our business potential and our earnings prospects;

•        an assessment of our management; and

•        the consideration of the above factors in relation to market valuation of companies in related businesses.

The assumed public offering price set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. An active trading market for the shares of our common stock may not develop. It is also possible that the shares will not trade in the public market at or above the public offering price following the closing of this offering.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of units offered hereby is being passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. The underwriter is represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements included in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement or the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference to such contract, agreement or document.

Upon completion of this offering, we will be subject to the informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. We also maintain a website at https://agoradigital.com and upon completion of this offering, you may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference and our website is not incorporated in this prospectus.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)

Consolidated Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets March 31, 2021 and 2020	F-3
Consolidated Statements of Operations for the Year Ended March 31, 2021 and Period May 31, 2019 (inception) through March 31, 2020	F-4
Consolidated Statements of Changes in Member’s Equity for the Year Ended March 31, 2021 and Period May 31, 2019 (inception) through March 31, 2020	F-5
Consolidated Statements of Cash Flows for the Year Ended March 31, 2021 and Period May 31, 2019 (inception) through March 31, 2020	F-6
Notes to Consolidated Financial Statements March 31, 2021 and 2020	F-7 – F-11
Condensed Consolidated Balance Sheets December 31, 2021 (Unaudited) and March 31, 2021	F-12
Condensed Consolidated Statements of Operations for the Nine and Three Months Ended December 31, 2021 and 2020 (Unaudited)	F-13
Condensed Consolidated Statement of Stockholders’ Equity for the period September 17, 2021 (Inception) through December 31, 2021(Unaudited)	F-14
Condensed Consolidated Statements of Changes in Member’s Equity for the period April 1, 2021 through September 16, 2021 and for the Nine Months Ended December 31, 2020 (Unaudited)	F-15
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended December 31, 2021 and 2020 (Unaudited)	F-16
Notes to Unaudited Condensed Consolidated Financial Statements December 31, 2021 and 2020	F-17 – F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and members of Agora Digital Holdings, Inc. and Subsidiaries (formerly Trend Discovery Holdings LLC)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Agora Digital Holdings Inc. and Subsidiaries (formerly Trend Discovery Holdings LLC) (collectively, the “Company”) as of March 31, 2021 and from inception on May 31, 2019 through March 31, 2020, the related consolidated statements of operations, consolidated statement of members’ equity and consolidated cash flows for each of the periods in the period ended March 31, 2021, and the related consolidated notes and schedules (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the periods in the period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2020.

New York, NY
October 7, 2021

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2021 AND 2020

	MARCH 31, 2021	MARCH 31, 2020
ASSETS

CURRENT ASSETS:
Cash	$97,974	$75
Accounts receivable	145,127	—
Due from Parent	49,280	—
Prepaid expenses and other current assets	53,094	3,788
Total current assets	345,475	3,863

NON-CURRENT ASSETS:
Goodwill	3,222,799	3,222,799
Total non-current assets	3,222,799	3,222,799
TOTAL ASSETS	$3,568,274	$3,226,662

LIABILITIES AND MEMBER’S EQUITY

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued expenses	$12,215	$33,266
Due to Parent	—	17,500
Total current liabilities	12,215	50,766
Total Liabilities	12,215	50,766

COMMITMENTS AND CONTINGENCIES

MEMBER’S EQUITY
Member’s equity	3,556,059	3,175,896
Total member’s equity	3,556,059	3,175,896
TOTAL LIABILITIES AND MEMBER’S EQUITY	$3,568,274	$3,226,662

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2021 AND PERIOD MAY 31, 2019 (INCEPTION)
THROUGH MARCH 31, 2020

	2021	2020
REVENUES	$478,342	$175,263

OPERATING EXPENSES
Professional fees and consulting	21,630	120,928
Other selling, general and administrative costs	471,463	607,921
Total operating expenses	493,093	728,849

LOSS FROM OPERATIONS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(14,751)	(553,586)
BENEFIT (PROVISION) FOR INCOME TAXES	—	—

NET LOSS	$(14,751)	$(553,586)

NET LOSS PER SHARE – BASIC AND DILUTED	$(14.751)	$(553.586)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	1,000	1,000

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY
FOR THE YEAR ENDED MARCH 31, 2021 AND PERIOD MAY 31, 2019 (INCEPTION)
THROUGH MARCH 31, 2020

Balance – May 31, 2019	$—
Value of Trend Discovery Holdings in acquisition by Ecoark Holdings Inc.	3,237,482
Allocation of home office costs attributable to Trend	492,000
Net loss for the period	(553,586)
Balance – March 31, 2020	3,175,896
Allocation of home office costs attributable to Trend	394,914
Net income for the year	(14,751)
Balance – March 31, 2021	$3,556,059

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 2021 AND PERIOD MAY 31, 2019 (INCEPTION)
THROUGH MARCH 31, 2020

	2021	2020
CASH FLOW FROM OPERATING ACTIVIITES
Net loss	$(14,751)	$(553,586)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Allocation of home office costs to Trend	394,914	492,000

Changes in assets and liabilities
Accounts receivable	(145,127)	—
Prepaid expenses and other current assets	(49,306)	8,240
Accounts payable and accrued expenses	(21,051)	33,157
Due to/(from) Parent	(66,780)	17,500
Total adjustments	112,650	550,897

Net cash provided by (used in) operating activities	97,899	(2,689)

NET INCREASE (DECREASE) IN CASH	97,899	(2,689)

CASH – BEGINNING OF PERIOD	75	2,764

CASH – END OF YEAR	$97,974	$75

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$—	$—
Cash paid for income taxes	$—	$—

NON-CASH INVESTING ACTIVITIES
Goodwill attributed to acquisition by Ecoark	$—	$3,222,799

The accompanying notes are an integral part of these consolidated financial statements.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Consolidated Financial Statements
March 31, 2021 and 2020

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Before Trend Discovery Holdings, LLC (“Trend Holdings” or the “Company”) was acquired by Ecoark Holdings, Inc. (“Ecoark” or “Parent”) through Trend Holdings, Inc. which ceased business after completion of the merger on May 31, 2019. Trend Holdings, is a financial services holding company which until it organized Bitstream Mining, LLC, a Texas limited liability company (“Bitstream”) had two primary subsidiaries: Trend Discovery Capital Management, LLC, a Delaware limited liability company (“Trend Capital Management”), and Barrier Crest, LLC, a Delaware limited liability company (“Barrier Crest”).

Trend Capital Management was founded in 2011 and through June 30, 2021, was Trend Holding’s primary asset. Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark securities held by Trend Discovery LP (“Trend LP”) nor Trend Discovery SPV 1, LLC (“Trend SPV”) since it assigned the power to vote and dispose of securities to a third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV, is from individual limited partners and members, and not from the Company. Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark securities held by Trend LP nor Trend SPV since it assigned the sole power to vote and direct all investment activities which will impact the entities’ economic performance to an independent third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company. Trend Capital Management does not have the obligation to absorb losses or the right to receive benefits that could be significant as a result of the entities’ performance. Trend Capital Management does not have any ownership of or a controlling financial interest in Trend LP nor Trend SPV and therefore management has concluded consolidation of these entities with Trend Capital Management is not required. Trend Capital Management provides services and collects fees from entities which include Trend LP and Trend SPV.

Trend LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical take-off and landing drone delivery platform (“Volans”). More information can be found at website. www.flyvoly.com, the contents of which are not incorporated into this report.

Barrier Crest provides fund administration and fund formation services to institutional investors. Barrier Crest provides fund administration services to Trend LP and Trend SPV.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. This process may result in actual results differing materially from those estimated amounts used in the preparation of the consolidated financial statements if these results differ from historical experience, or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made. The Company evaluates its estimates and assumptions on an ongoing basis. Actual results could differ from those estimates under different assumptions or conditions.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Consolidated Financial Statements
March 31, 2021 and 2020

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

Accrued Expenses

To prepare its consolidated financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets.
Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company recognizes revenue under ASC 606 upon completion of the performance obligations associated with the Company’s services.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Consolidated Financial Statements
March 31, 2021 and 2020

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table disaggregates the Company’s revenue by major source for the periods ended March 31, 2021 and 2020:

	Periods Ended March 31,
	2021	2020
Revenue:
Management Services	$265,362	$175,263
Professional Services	108,750	—
Fund Administration Services	104,230	—
	$478,342	$175,263

Income Taxes

The Company is taxed as a partnership for Federal income tax purposes. Therefore, the Company will record no provision or liability for Federal income tax. Partners are individually taxed on their proportionate share of the Company’s earnings. Ecoark Holdings, Inc. owns 100% of the membership interest of Trend Holdings.

The Company reports its tax information as part of a consolidated tax return for their Parent. As a standalone entity, we would have filed separate tax returns and those returns would have nominal if any book to tax differences. The Company would have nominal net operating losses, that would be fully reserved in our valuation allowance.

Cost Allocations

The accompanying consolidated financial statements and footnotes of the Company have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark Holdings, Inc. operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The Company prior to July 1, 2021 did not have significant operations. Ecoark Holdings, Inc. recognized many corporate expenditures and payroll costs and allocated those costs to the Company as noted below. Commencing July 1, 2021, as the Company became larger, these corporate expenditures and payroll related costs were recognized directly on the Company’s books, and there is no longer a cost allocation from Ecoark Holdings to the Company.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, gross profit, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from Ecoark are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented. Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Consolidated Financial Statements
March 31, 2021 and 2020

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in various areas, including information technology and infrastructure. We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Digital Currencies

Digital currencies will be included in current assets in the consolidated balance sheets as intangible assets with indefinite useful lives. Digital currencies are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital currency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

2. RELATED PARTY TRANSACTIONS

As of March 31, 2021 and 2020, the Company had outstanding advances of ($49,280) and $17,500 to its Parent. These amounts represent expenses paid for by Trend Holdings on behalf of Ecoark, net of expenses paid for by Ecoark on behalf of Trend Holdings.

3. COMMITMENTS AND CONTINGENCIES

Management Agreement

The Company entered into a management agreement with Trend LP. Under the terms of the management agreement, the Company charges Trend LP a management fee of 1/4 of 3% of assets under management per quarter to perform management services for Trend LP.

For the periods ended March 31, 2021 and 2020, the Company earned $265,362 and $175,263 in management fees, respectively. As of March 31, 2021 and 2020, the Company has $122,972 and $0 in management fees receivable from Trend LP.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Consolidated Financial Statements
March 31, 2021 and 2020

4. MEMBERS’ EQUITY

To effectuate the merger between Trend Holdings and Ecoark Holdings, Inc., an entity Trend Holdings, Inc. was formed and was immediately dissolved upon the completion of the merger. As a result, the Company has 100% of their membership interest owned by Ecoark.

5. SUBSEQUENT EVENTS

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through October 7, 2021 which is the date that the consolidated financial statements were available to be issued.

The Company formed three subsidiaries, Bitstream on May 16, 2021, REStream Processing LLC, a Texas Limited Liability Corp. on May 16, 2021, and Trend Discovery Exploration LLC, a Texas Limited Liability Corp. on May 27, 2021.

The Company entered the digital asset mining business through its newly formed wholly-owned subsidiary Bitstream. The Company expects that Bitstream will deploy and operate modularized data centers with the sole purpose of mining digital assets, with Bitcoin as the main focus. The Company anticipates powering these data centers by acquiring a long-term power contract to purchase electric power from the electric grid in Texas. Once the business is operational, the Company intends to continuously add data center platforms by reinvesting cash and potentially utilizing leverage in order to scale operations. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues. Bitstream plans to utilize the energy to power its energy intensive operations of digital asset mining. Additionally, if Texas experiences another power shortage during the winter or summer months from extreme weather conditions, the Company would be able to arbitrage power at favorable margins.

Trend Discovery Exploration LLC (“Exploration”) was assigned various leases from White River SPV 2, LLC and White River E&P LLC (“Assignors”), wholly owned subsidiaries of Ecoark on July 1, 2021. These leases comprise of approximately $3,000,000 of proved oil and gas reserves and approximately $200,000 in asset retirement obligation related to those reserves.

On August 26, 2021, Ecoark’s board had agreed to an initial public offering (“IPO”) of the Company into a new independent publicly traded company. After completion of the IPO, it is anticipated that Ecoark will issue a stock dividend through a pro rata distribution of Ecoark’s common stock and common stock equivalents to Ecoark’s stockholders. Ecoark plans to distribute up to 80% of the common stock it owns in the Company to its stockholders as of a future record date to be determined upon completion of regulatory compliance and the completion of the IPO. Ecoark plans to retain the remaining ownership in the Company on its balance sheet.

On September 2, 2021, Trend Holdings formed OTZI, LLC, a Delaware limited liability corporation.

On September 20, 2021, Ecoark formed Agora Digital Holdings, Inc., a Nevada corporation (“the Company”). Ecoark purchased 100 shares at 0.10 for $10 upon formation. Ecoark assigned their membership interest in Trend and their wholly-owned subsidiaries to the Company on September 22, 2021.

The Company has entered into letters of intent with Priority Power Management, LLC (“PPM”) to supply two sites with electricity at attractive power rates, and have been working on obtaining the equipment and infrastructure which includes transformers, miners and housing to get this site operational. The Company has spent approximately $4,000,000 for this equipment from funds provided by Ecoark.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein except as stated directly above.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2021 (UNAUDITED) AND MARCH 31, 2021

	DECEMBER 31, 2021	MARCH 31, 2021
	(UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash	$168,630	$97,974
Accounts receivable	225,055	145,127
Due from Parent	—	49,280
Intangible assets – cryptocurrencies	15,918	—
Prepaid expenses and other current assets	873,895	53,094

Total current assets	1,283,498	345,475

NON-CURRENT ASSETS:
Property and equipment, net	7,044,694	—
Power development costs	2,000,000	—
Right of use asset – operating leases	490,698	—
Goodwill	3,222,799	3,222,799

Total non-current assets	12,758,191	3,222,799

TOTAL ASSETS	$14,041,689	$3,568,274

LIABILITIES AND STOCKHOLDER’S/MEMBER’S EQUITY

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,464,291	$12,215
Current portion of lease liability – operating leases	115,334	—
Line of credit – Ecoark Holdings Inc.	4,459,057	—

Total current liabilities	7,038,682	12,215

NON-CURRENT LIABILITIES
Lease liabilities – operating leases, net of current portion	376,280	—
Total noncurrent liabilities	376,280	—
Total Liabilities	7,414,962	12,215

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S/MEMBER’S EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2021	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, and 46,271,221 shares issued and outstanding as of December 31, 2021	46,271	—
Additional paid in capital	9,913,273	—
Accumulated deficit	(3,332,817)	—
Member’s equity	—	3,556,059
Total stockholder’s/member’s equity	6,626,727	3,556,059
TOTAL LIABILITIES AND STOCKHOLDER’S/MEMBER’S EQUITY	$14,041,689	$3,568,274

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE NINE AND THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020

	NINE MONTHS ENDED DECEMBER 31,		THREE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$1,770,116	$359,214	$881,657	$165,588
COST OF REVENUES (exclusive of depreciation shown separately below)	788,456	—	503,091	—
Salaries and salaries related costs	—	—	—	—
Professional and consulting fees	3,522,543	21,250	3,322,344	3,250
Cost allocation from Parent’s operating expenses	—	—	—	—
Selling, general and administrative costs	940,125	294,917	387,180	133,623
Cryptocurrency impairment losses	1,047	—	1,047	—
Depreciation	20,945	—	20,945	—

Total costs and expenses	5,273,116	316,167	4,234,607	136,873

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(3,503,000)	43,047	(3,352,950)	28,715

OTHER INCOME (EXPENSE)
Changes in fair value of derivative liability on Ecoark	220,000	33,000	—	169,000
Interest expense, net on Ecoark	(32,526)	(7,000)	(32,526)	(3,000)
Total other income (expense)	187,474	26,000	(32,526)	166,000

INCOME (LOSS) FROM OPERATIONS BEFORE (PROVISION) FOR INCOME TAXES	(3,315,526)	69,047	(3,385,476)	194,715

BENEFIT (PROVISION) FOR INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$(3,315,526)	$69,047	$(3,385,476)	$194,715

NET INCOME (LOSS) PER SHARE – BASIC	$(0.08)	N/A	$(0.07)	N/A

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	39,853,162	N/A	45,484,578	N/A

NET INCOME (LOSS) PER SHARE – DILUTED	$(0.08)	N/A	$(0.07)	N/A

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	39,853,162	N/A	45,484,578	N/A

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)
FOR THE PERIOD SEPTEMBER 18, 2021 THROUGH DECEMBER 31 2021

	Preferred		Common Stock		Additional Paid-In Capital	Common Stock Subscribed	Retained Earnings	Total
	Shares	Amount	Shares	Amount
Balance – September 17, 2021 (formation)	—	$—	—	$—	$—	$—	$—	$—
Assignment of membership interest of Ecoark to Agora	—	—	—	—	3,433,350	—	—	3,433,350
Initial purchase of common shares by Ecoark	—	—	100	—	10	—	—	10
Contributions of equity by Ecoark for common shares purchased on October 1, 2021	—	—	—	—	—	4,167,112	—	4,167,112
Stock-based compensation (on RSU granted by Ecoark for Agora employee)	—	—	—	—	46,393	—		46,393
Net income for the period	—	—	—	—	—	—	52,659	52,659
Balance – September 30, 2021	—	—	100	—	3,479,753	4,167,112	52,659	7,699,524
Reclassification of common stock subscribed upon issuance of shares	—	—	41,671,121	41,671	4,125,441	(4,167,112)	—	—
Restricted common shares issued for services, net of amounts prepaid	—	—	4,600,000	4,600	2,276,369	—	—	2,280,969
Stock-based compensation (on RSU granted by Ecoark for Agora employee)	—	—	—	—	46,393	—	—	46,393
Adjustment by Ecoark on line of credit	—	—	—	—	(14,683)	—	—	(14,683)
Net income for the period	—	—	—	—	—	—	(3,385,476)	(3,385,476)
Balance – December 31, 2021	—	$—	46,271,221	$46,271	$9,913,273	$—	$(3,332,817)	$6,626,727

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY
FOR THE PERIOD APRIL 1, 2021 TO DECEMBER 31, 2021 AND
NINE MONTHS ENDED DECEMBER 31, 2020 (UNAUDITED)

Balance – March 31, 2020	$3,175,896
Allocation of home office costs attributable to Trend	967,000
Net loss for the period	(914,164)
Balance – June 30, 2020	3,228,732
Allocation of home office costs attributable to Trend	(679,000)
Net income for the period	788,496
Balance – September 30, 2020	3,338,228
Allocation of home office costs attributable to Trend	(239,000)
Net income for the period	194,715
Balance – December 31, 2020	$3,293,943

Balance – March 31, 2021	$3,556,059
Allocation of home office costs attributable to Trend	(140,000)
Net income for the period	214,101
Balance – June 30, 2021	3,630,160
Net loss for the period (through September 16, 2021)	(196,810)
Balance – September 17, 2021	$3,433,350

The accompanying notes are an integral part of these consolidated financial statements.

AGORA DIGITAL HOLDINGS, INC.
(FORMERLY TREND DISCOVERY HOLDINGS, LLC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2021 AND 2020 (UNAUDITED)

	2021	2020
CASH FLOW FROM OPERATING ACTIVIITES
Net (loss) income	$(3,315,526)	$69,047
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation	20,945	—
Cryptocurrency impairment losses	1,047	—
Allocation of home office costs	(140,000)	49,000
Common shares issued for services	2,280,969	—
Stock based compensation (on RSU granted by Ecoark for Agora employee)	92,786	—

Changes in assets and liabilities
Accounts receivable	(79,928)	(97,000)
Prepaid expenses and other current assets	(820,801)	3,017
Amortization of right of use asset – operating leases	15,907	—
Intangible assets – cryptocurrencies	(16,965)	—
Operating lease expense	(14,991)	—
Accounts payable and accrued expenses	2,452,076	(33,266)
Total adjustments	3,791,045	(78,249)
Net cash provided by (used in) operating activities	475,519	(9,202)

CASH FLOWS FROM INVESTING ACTIVITES
Payment of power development costs	(2,000,000)	—
Purchase of property and equipment	(7,065,639)	—
Net cash (used in) investing activities	(9,065,639)	—

CASH FLOWS FROM FINANCING ACTIVITES
Purchases of common stock	4,167,122	—
Due to/(from) Parent	4,493,654	131,062
Net cash provided by financing activities	8,660,776	131,062

NET INCREASE IN CASH	70,656	121,860

CASH – BEGINNING OF PERIOD	97,974	75

CASH – END OF PERIOD	$168,630	$121,935

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$—	$—
Cash paid for income taxes	$—	$—

SUMMARY OF NON-CASH ACTIVITIES:

Assignment by Parent of membership interest to additional paid in capital upon formation	$3,433,350	$—
Lease liability incurred for right of use asset – operating leases	$506,605	$—
Adjustment by Ecoark on line of credit	$14,683	$—

The accompanying notes are an integral part of these consolidated financial statements.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Before Trend Discovery Holdings, LLC (“Trend Holdings” or the “Company”) was acquired by Ecoark Holdings, Inc. (“Ecoark” or “Parent”) through Trend Holdings, Inc. which ceased business after completion of the merger on May 31, 2019. Trend Holdings, is a financial services holding company which until it organized Bitstream Mining, LLC, a Texas limited liability company (“Bitstream”) had two primary subsidiaries: Trend Discovery Capital Management, LLC, a Delaware limited liability company (“Trend Capital Management”), and Barrier Crest, LLC, a Delaware limited liability company (“Barrier Crest”).

Trend Capital Management was founded in 2011 and through June 30, 2021, was Trend Holding’s primary asset. Trend Capital Management is not the investment manager of these entities, nor the beneficial owner of Ecoark securities held by Trend Discovery LP (“Trend LP”) nor Trend Discovery SPV I, LLC (“Trend SPV”) since it assigned the power to vote and dispose of securities to a third party not affiliated with Ecoark. The investment capital in Trend LP and Trend SPV is from individual limited partners and members, and not from the Company. Trend Capital Management does not have the obligation to absorb losses or the right to receive benefits that could be significant as a result of the entities’ performance. Trend Capital Management does not have any ownership of or a controlling financial interest in Trend LP nor Trend SPV and therefore management has concluded consolidation of these entities with Trend Capital Management is not required. Trend Capital Management provides services and collects fees from entities which include Trend LP and Trend SPV.

Trend LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical take-off and landing drone delivery platform (“Volans”). More information can be found at website. www.flyvoly.com, the contents of which are not incorporated into this report.

Barrier Crest provides fund administration and fund formation services to institutional investors. Barrier Crest provides fund administration services to Trend LP and Trend SPV.

The Company formed four subsidiaries, Bitstream on May 16, 2021, REStream Processing LLC, a Texas Limited Liability Corp. on May 16, 2021, Trend Discovery Exploration LLC, a Texas Limited Liability Corp. on May 27, 2021, and OTZI, LLC, a Delaware Limited Liability Corp. on September 2, 2021. REStream Processing, LLC and OTZI, LLC are inactive subsidiaries of the Company and there are no plans established for these entities.

The Company intends to issue a stock dividend through a pro rata distribution of their common stock to Ecoark’s common stockholders and holders of common stock equivalents. Ecoark plans to distribute 80% of the Agora common stock it holds to its stockholders as of a future record date to be determined upon completion of regulatory compliance. Ecoark plans to retain the remaining 20% ownership in the Company on its balance sheet.

Ecoark formed Agora Digital Holdings, Inc. (“Agora”) on September 17, 2021, and purchased 100 shares of Agora for $10 on September 22, 2021 when Ecoark assigned its membership interest in Trend Holdings to Agora. On October 1, 2021, Ecoark purchased 41,671,121 shares of the Company’s common stock for a value of $4,167,112 in cash that the Company used to purchase equipment to commence the Bitstream operations, as well as in equipment that Ecoark purchased on behalf of the Company.

Agora was organized by Ecoark to enter the cryptocurrency mining business. Because of regulatory uncertainty over cryptocurrencies being deemed to be securities, Agora’s initial focus is on mining Bitcoin which the Securities and Exchange Commission (the “SEC”) administratively determined is not a security. Because of regulatory concerns and the changing regulatory environment, Agora intends to seek opportunities to engage with cryptocurrencies that do not involve the offer or sale of any securities.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Bitstream

Bitstream was organized to be our principal cryptocurrency subsidiary. Bitstream has entered into a series of agreements and arrangements including arranging for a reliable and economical electric power source needed to efficiently mine Bitcoin, order miners, housing infrastructure and other infrastructure to mine Bitcoin and locate a third-party hosting service to operate the miners and the service’s more advanced miners. Agora has spent (and agreed to spend) between $12-$14 million in connection with these agreements, not including future revenue sharing.

Agora began beta testing its initial miners in mid-November 2021 and in the quarter ended June 30, 2022, we anticipate the Bitmain S19 Pro miners supplied by the hosting service provider will be operational.

Bitstream anticipates that they will deploy and operate modularized data centers (facilities) with the sole purpose of mining cryptocurrencies, with Bitcoin initially as the focus. Agora anticipates powering these data centers by acquiring a long-term power contract to purchase electric power from the electric grid in Texas. Once the business is operational, Bitstream intends to continuously add data center facilities by reinvesting their revenues. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues. Bitstream plans to utilize the energy to power its energy intensive operations of cryptocurrency mining. Additionally, if Texas experiences another power shortage during the winter or summer months from extreme weather conditions, Bitstream would be able to arbitrage power at favorable margins. Bitstream will do this by temporarily shutting down their cryptocurrency mining operations and selling their purchased power back to the grid at favorable margins. In the winter of 2021, during the blackout, the price per kWh exceeded $10 at its peak imbalance, whereas Bitstream’s power cost is expected to be $0.023 per kWh.

Bitstream has:

•        entered into a letter of intent to obtain a source of electric power in West Texas, including the initial 12 megawatts (“MW”) of power, and an increase to 48 MW in the next six to twelve months, and has also entered into a second letter of intent for an additional 30 MW at a second location; subject in each case to entering into a definitive power purchase agreement with the retail power provider;

•        paid the power management company $2,422,500 which includes $2,000,000 in power development fees and is negotiating definitive agreements for the power; and

•        ordered 5,000 used Canaan AvalonMiners 841 13 tera hash per second (“TH/s”) miners for $1,350,000 plus shipping costs, which have all been delivered to the West Texas data centers.

Priority Power Management, LLC Letters of Intent to develop high performance data centers

On September 3, 2021, Bitstream entered into a letter of intent with PPM under which PPM will build a high-performance data center, which includes site acquisition, development and sourcing of electrical capacity of 12 MWs at a West Texas location. This letter of intent is subject to execution of a definitive agreement. The execution of a definitive agreement has been delayed pending closing of this offering. We paid PPM a development fee of $1,000,000 and reimbursed it $96,000 which PPM paid to a utility for access to power that is imminently available and has longer term potential to reach a higher capacity. PPM has advised us that it has arranged for 12 MW of available capacity by signing a Distribution Facilities Extension Agreement (“DFEA”) with the utility and posting the required deposit of $96,000.

On October 20, 2021, Bitstream entered into a second letter of intent with PPM under which PPM will build a high-performance data center, which includes site acquisition, development and sourcing of electrical capacity of 30 MWs at a second West Texas location. This supplements the Company’s September 3, 2021 agreement to secure 12 MWs and as a result the Company will have a total of 42 MWs of electric power assuming execution of a definitive agreement. The execution of a definitive agreement has been delayed pending closing of this offering. In connection

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

with the second letter of intent, we paid PPM another development fee of $1,000,000 and reimbursed it $326,500 which PPM paid to a utility. We also agreed to pay PPM an additional $1,628,000 upon entering into the definitive agreement. PPM has advised us that it has arranged for 30 MW of available capacity by signing another DFEA with the utility for this second location and posting the required deposit of $326,500.

Both utility deposits will be used by the utility to cover any expenses incurred in readying their respective infrastructure to serve Bitstream’s contracted capacity under the DFEAs and reimburse any unspent monies.

Both development fees paid to PPM for the right to the DFEAs are classified as non-current assets. Once Bitstream acquires control of either site (which will occur upon entering into definitive agreements), the respective development fee shall be allocated to the costs of construction of the centers and depreciated over the estimated useful lives of the components of the assets acquired.

There are uncertainties of Bitstream being able to fulfill its obligations under the terms of the respective agreements is if there is a lack of availability of miners to consume the entire capacity required within the required timeframe. We believe that this is an unlikely scenario as Bitstream was able to attain equipment during the peak of the market without issues.

In connection with the increase in electrical capacity, the Company has agreed to pay a total of $2,954,500, consisting of a $2,628,000 development fee, of which $1,628,000 will be due and payable upon completion of the public offering or execution of the definitive agreement and a $326,500 reimbursement for payments made by the power management company to the electric utility to obtain the power. Of this amount $1,326,500 has already been paid. In addition, the Company agreed to pay a total of $450,000 upon PPM signing a binding agreement to acquire or lease 20 or more acres of usable land for Bitstream’s facility and construct a transmission line to the mining site.

The development fee and utility deposits are directly attributed to the planned development and construction of the high-performance data centers. The Company concluded the planned development and construction of the performance data centers are identifiable assets pursuant to ASC 805-20-05-1.

Upon completion and acquisition of the respective data centers, these deposits will be applied to the development and construction costs and recorded as a cost component of the assets acquired. To the extent that any deposits are non-refundable, and the associated acquisition process is terminated or no longer determined probable, the fees, deposits and any additional related pre-acquisition costs will be charged to general and administrative expenses. Management reviews the likelihood of the acquisition of assets in conjunction with its periodic asset impairment analysis.

Mining Equipment

In September 2021 Bitstream ordered 5,000 used Canaan AvalonMiners 841 13 TH/s miners for $1,350,000. Bitstream has received all 5,000 units. Bitstream’s plan is to use trailer or shipping container-like units as housing infrastructure to house our miners. We have leased a warehouse in Seguin, TX to stage and test equipment prior to deploying to production within containers. As of April 22, 2022, 550 miners were operating. Bitstream has partnered with another third-party vendor to build entry level housing infrastructure to deploy the initial mining equipment in November. In August 2021, Bitstream entered into an agreement with a third party which will supply Bitstream with more advanced housing infrastructure in exchange for approximately $375,000.

Delivery of this enhanced housing infrastructure is expected in the first quarter of fiscal year 2023. On December 9, 2021 Bitstream signed a lease agreement for 20 acres of land near the power substation upon which Bitstream will place the housing infrastructure. The counterparty executed the lease agreement on December 10, 2021. On January 3, 2022, the Company finalized a land purchase agreement for a separate parcel of 20 acres of land ($12,500 per acre) in West Texas for $250,000. The Company has an option to sell back this land to the sellers at $400 per acre upon cessation of the land being used as a data center.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In September 2021, Bitstream entered into a binding agreement referred to as a Memorandum of Understanding with Elite Mining Inc. (the “Hosting Company”) that will supply high speed miners, host Agora’s data center and operate the miners it installs. In Phase 1 which is a beta test phase, Bitstream paid $600,000 to the Hosting Company which will also supply 6 MW capacity’s worth of very high speed and efficient miners beginning in January 2022. Bitstream has an option to purchase these high-speed miners at replacement cost (which may be higher than current cost). The Hosting Company may provide hosting for third parties during Phase 1 which reduces the cash flow for Bitstream. This hosting agreement will also allow us to rapidly utilize the full 42 MW of electricity under the initial power purchase agreement as more fully described below. The agreement also contemplates increasing the electricity capacity at the facility to 40 or 60 MW, although no assurances can be given that we will be successful in sourcing the power. We can terminate the hosting agreement as soon as we have secured sufficient capital to replace the hosted Bitmain S19 Pros with our own. Once Bitstream purchases the high-speed miners, the Hosting Company cannot host third parties. Under the agreement, Agora has agreed to pay the Hosting Company $100,000 per mobile unit. The agreement provides that the Hosting Company may terminate its relationship with Bitstream at a date greater than four years after May 1, 2022, which is the target date for the beginning of Phase 2, or the termination date of September 14, 2025, whereupon all equipment and infrastructure will be retained by Bitstream for Bitstream’s continued operations. The agreement expires on the termination date, unless renewed by the parties.

Under the hosting agreement, the Hosting Company will host third parties’ Bitmain Antminer S19 miners at the Company’s site location, and we will receive 100% of the resulting revenue for mining production at up to the hash rate (TH/s) at which Bitmain has indicated that the miners will operate, and 65% of the mining production which exceeds that hash rate. For example, if Bitmain indicates that a miner will operate at a hash rate of 100 TH/s and the miner operates at 150 TH/s, the Company would receive 100% of the stated manufacturer clock rate attributable to 100 TH/s and 65% of the revenue attributable to the overclock rate including the additional 50 TH/s.

Under the agreement, we will also have the ability to purchase the hosted miners in a “virtual swap” transaction. The virtual swap is essentially a call option which allows us to purchase the hosted miners located at our site from the third parties who own them by delivering the third parties new S19 miners at their new mining location. When we deliver the replacement equipment, the mining revenue from the hosted miners at our site will then be routed to our digital wallet. By already having miners installed and operating, the virtual swap will allow us to bypass the logistical challenges of removing the current mining equipment at our site that is owned by the hosted parties and replacing it with new equipment owned by us, by instead enabling us to purchase the equipment already at our site. While we do not have an agreement in place for the purchase of replacement S19 miners, we expect to use either one or more suppliers or brokers, or to transact directly with Bitmain, the manufacturer, to purchase the replacement miners for the virtual swap. The virtual swap will take effect after 60 days’ notice by us.

We intend to use a portion of the proceeds from this offering to pay for the virtual swap, which would result in upgrading our mining fleet by adding superior miners to the Canaan AvalonMiner 841, which have relatively lower hash rates and are being used by us to “beta test” our initial facility while still generating approximately $61,500 of revenue per month per continuously running a 550-unit container. We are in the process of building two additional mining infrastructure units to commence mining with more of the AvalonMiner 841s that have been delivered but are not currently being operated. We expect to have the two additional units installed and operating in quarter ending June 30, 2022. Our current production rate of our beta test facility with the single unit is two petahashes per day (PH/s per day), which is expected to increase when the additional units are constructed and operational. The Hosting Company uses immersion cooling for the miners it installs for Bitstream. Immersion cooling is a cooling technique where Bitcoin mining units are submerged in a specialized fluid to keep the integrated circuits operating at lower temperatures. When successful, this has the potential to: prolong equipment life, enhance microchip efficiencies, and provides the opportunity to “overclock” the rig, i.e., running at speeds beyond factory specified design. Overclocking, including when assisted by immersion cooling, is a technique that can be used to increase a miner’s overall hash rate.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Phase 2 is planned to begin in May 2022 which is subject to Bitstream agreeing to proceed. If Bitstream elects to enter Phase 2, it will be required to loan the Hosting Company the funds to develop a mining site in Texas on terms to be negotiated. Bitstream will have certain rights to the production capacity from Phase 2 and will pay the Hosting Company for its services.

Once the business is fully operational, Agora intends to continuously add data center platforms by reinvesting cash and potentially utilizing leverage to scale operations. All data centers will be remotely managed with onsite personnel for servicing and troubleshooting any operational issues.

In order to advance Agora’s environmental, social and governance (“ESG”) strategy and seek a way to reduce the power costs of our planned mining activities, an Ecoark subsidiary made an intercompany assignment of certain oil and gas mineral leases to Agora’s subsidiary, Trend Exploration. Trend Exploration has been investigating the use of flared or stranded natural gas to fuel a turbine to generate the energy required to mine cryptocurrency.

Barrier Crest, provides fund administration and related services for small hedge funds. Trend Discovery Holdings LLC (“Trend Discovery”) owns an entity which is the general partner and manager, respectively, but not the investment manager, of two investment funds. These investment funds own shares of Ecoark and one also owns warrants of Ecoark.

Trend Discovery Exploration LLC (“Exploration”) was assigned an 80% working interests in 14 wells from Ecoark’s wholly owned subsidiaries, White River SPV 2, LLC and White River E&P LLC on July 1, 2021. Exploration will not record the reserves as assets, but rather will recognize the revenue and costs associated with these wells in their statement of operations. All of the working interests assigned to Exploration are considered proved reserves.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

The Company applies the guidance of Topic 810 Consolidation of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries — all entities in which a parent has a controlling financial interest — are consolidated except when control does not rest with the parent. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, the estimated useful lives of our fixed and intangible assets, management’s estimate of provisions required for

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

impaired value of equipment and intangible assets, including goodwill, asset retirement obligations, estimates of liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards.

Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Reclassifications

The Company has reclassified certain amounts in the December 31, 2020 unaudited condensed consolidated financial statements to be consistent with the December 31, 2021 presentation.

Oil and Gas Properties

The Company currently does not own any oil and gas properties or leases. Should the Company acquire leases in the future, they will use the full-cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we will be required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling.

The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus,

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties or to exploration costs in cost of revenue.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits.

However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:    Observable inputs such as quoted prices in active markets.

Level 2:    Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3:    Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Cryptocurrencies will consist of cryptocurrency assets and will be presented in current assets. Fair value will be determined by taking the price of the coins from the trading platforms which the Company will most frequently use.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identify the contract with the customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•        Variable consideration

•        Constraining estimates of variable consideration

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        The existence of a significant financing component in the contract

•        Noncash consideration

•        Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

The Company accounts for incremental costs of obtaining a contract with a customer and contract fulfillment costs in accordance with ASC 340-40, Other Assets and Deferred Costs. These costs should be capitalized and amortized as the performance obligation is satisfied, if certain criteria are met. The Company elected the practical expedient, to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that would otherwise have been recognized is one year or less, and expenses certain costs to obtain contracts when applicable. Agora recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. Agora recognizes the cost of sales of a contract as expense when incurred or when a performance obligation is satisfied. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained, are not considered recoverable, or the practical expedient applies.

Extraction

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month; and (iii) cash is received the following month from the crude oil buyer.

For Trend Exploration, certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cryptocurrency Mining

The Company recognizes income from cryptocurrency mining from the provision of transaction services within cryptocurrency networks, commonly termed “cryptocurrency mining” upon satisfaction of its performance obligations within its contracts with customers.

As consideration for providing computing power, the Company receives cryptocurrency from the mining pool in which it participates. Income from cryptocurrency mining (mining earnings are made up of the baseline block reward and transaction fees, defined as “rewards”) which is measured based on the fair value of the cryptocurrency received.

Providing computing power in cryptocurrency transaction verification services (known as “mining”) is an output of the Company’s ordinary activities. The provision of computing power is the only performance obligation in the Company’s contracts with mining pool operators, its customers. The Company will recognize income from cryptocurrency mining for the provision of computing power upon satisfaction of its performance obligation. As consideration for the provision of computing power, the Company is entitled to payment in Bitcoin, which is a form of noncash consideration. Noncash consideration is measured at fair value at contract inception. Fair value of the cryptocurrency consideration is determined using the quoted price on the Company’s primary trading platform of the cryptocurrency at the beginning of the contract period, which is considered to be the beginning of each twenty-four-hour period (at contract inception). Specifically, fair value at contract inception is based on the market price at the beginning of the contract term, at the single Bitcoin level (one Bitcoin). This amount is recognized in revenue over the contract term as hash rate is provided. Changes in the fair value of the noncash consideration due to form of the consideration (changes in the market price of Bitcoin) are not included in the transaction price and hence are not included in revenue. Changes in fair value of the noncash consideration post-contract inception that are due to reasons other than form of consideration (other than changes in the market value of Bitcoin) are measured based on the guidance on variable consideration, including the constraint on estimates of variable consideration. Cryptocurrencies are recorded on the consolidated balance sheet, as intangible asset — cryptocurrencies.

The Company has entered into a cryptocurrency mining pool with the mining pool operator F2Pool, to provide computing power to the mining pool. The arrangement is terminable at any time by either party and the Company’s enforceable right to cryptocurrency compensation only begins when the Company provides computing power to the mining pool operator.

The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hash rate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due the Company. Given cancelation terms of the contracts, all contracts effectively provide the Company with the option to renew for successive contract terms of twenty-four hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency reward the mining pool operator receives (referred to as a “block reward”), and potentially network transaction fees, less digital asset transaction fees to the mining pool operator which will be recorded as a deduction from revenue because they represent consideration payable to the customer. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm, over the contract term. The Company is entitled to compensation for providing computing power to a mining pool even if a block is not successfully placed. The block reward provides an incentive for Bitcoin miners to process transactions made with the cryptocurrency. Creating an immutable record of these transactions is vital for the cryptocurrency to work as intended. The blockchain is like a decentralized bank ledger, one that cannot be altered after being created. The miners are needed to verify the transactions and keep this ledger up to date. Block rewards, and to a lesser extent, network transaction fees, are their payment for doing so.

The terms of the agreement with the mining pool operator provide that neither party can dispute settlement terms after thirty-five days following settlement.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the mining pool in which the Company participates, the Company’s mining pool operator calculates block rewards using the Pay-Per-Shares-Plus (PPS+) payment method and charges 2.5% of the block rewards as a fee to operate the pool (the “digital asset transaction fee”). When the Company’s number of Bitcoin reaches the minimum threshold of 0.005 Bitcoin, the Company receives a payout and the pool transfers the cryptocurrency consideration to the Company’s designated wallet within 8 hours, between 00:00 and 08:00 UTC.

The PPS+ payment method pays miners for the number of shares they contribute to the pool (effectively, the amount of computing power provided to the pool) plus network transaction fees. Shares can be described as discrete amounts of valid work each miner or mining farm contributes to the pool. The value of each share contributed is determined by the Bitcoin’s current network difficulty and the number of total shares contributed from miners and mining farms. Cryptocurrency rewards are received regardless if a pool successfully found a block because the mining pool operator understands that, probabilistically, blocks will be successfully found in a statistically predictable manner by the pool depending on the total amount of hashing power (shares) contributed by the miners and mining farms and therefore, pays out as if a block was found. This is a strategy that provides regular payments to miners and allows consistent payouts.

Network transaction fees, however, are paid out based on blocks actually found and solved and therefore the network transaction fee revenue is not consistently paid out. We expect that network transaction fees will be a very small contributor to total miner cryptocurrency rewards and offset only an insignificant portion of the mining pool’s 2.5% digital asset transaction fee.

The Company’s cost of cryptocurrency revenue consists primarily of direct costs of earning the cryptocurrencies related to mining operations, namely electric power costs, other utilities, labor, insurance whether incurred directly from self-mining operations or reimbursed, including any revenue sharing arrangements under hosting agreements, but excluding depreciation and amortization, which are separately stated in the Company’s Consolidated Statement of Operations.

Financial Services

For Trend Discovery Capital Management and Barrier Crest, the Company recognizes revenue when: (i) evidence of an arrangement exists; (ii) fees are fixed or determinable, (iii) services have been delivered, and (iv) collectability is reasonably assured. The Company’s revenue is generated from management fees and investment advisor fees. This is not anticipated to be a material revenue source upon Bitstream achieving full operational status.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

Cryptocurrencies

Cryptocurrencies are included in current assets in the consolidated balance sheets as intangible assets with indefinite useful lives. Cryptocurrencies are recorded at cost less impairment.

The Company accounts for its cryptocurrencies as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles — Goodwill and Other. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. The Company has elected to bypass the optional qualitative impairment assessment and to track its cryptocurrency activity daily for impairment assessment purposes. The Company determines the fair value of its cryptocurrencies on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active trading platform that the Company has determined is its principal market for Bitcoin (Level 1 inputs). The Company performs an analysis each day to identify whether events or changes in circumstances, principally decreases in the quoted prices on the active trading platforms, indicate that it is more likely than not that its cryptocurrencies are impaired. For impairment testing purposes, daily fair value of the cryptocurrencies is based on the next day’s beginning market price of the cryptocurrency (UTC 00:00), at the single Bitcoin level (one bitcoin). The excess, if any, of the current carrying amount of the cryptocurrency assets over the daily fair value represents an impairment loss. The total of all daily impairment losses for the given quarter are summed and recorded at the end of the quarter. Impairment losses are recognized as “Cryptocurrency impairment losses” in the Company’s Consolidated Statements of Operations.

To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. As of December 31, 2021, the Company had an outstanding carrying balance of cryptocurrencies of $15,918, net of impairment losses of $1,047 for the nine months ended December 31, 2021. As of December 31, 2021, the Company held approximately 0.334 Bitcoin.

Cryptocurrencies awarded to the Company through its mining activities are included as an adjustment to reconcile net loss to cash provided by (or used in) operating activities on the accompanying Consolidated Statements of Cash Flows. The sales (if any) of cryptocurrencies are included within investing activities in the accompanying Consolidated Statements of Cash Flows and any realized gains or losses (if any) from such sales are included in operating income in the Company’s Consolidated Statement of Operations. The Company accounts for sales of cryptocurrencies in accordance with the first in first out (FIFO) method of accounting.

Any impairment losses related to cryptocurrencies are included in the Cryptocurrency Mining segment.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

Effective July 1, 2021, when Agora was assigned the working interests in 14 wells from Ecoark, and the commencement of the Bitstream operation, the Chief Decision Making Officer determined that the Company will segment their business into three distinct segments: (a) the traditional fund administration and financial consulting business that is performed in Trend Capital Management and Barrier Crest (“Financials Services”); (b) the oil and gas production

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in Trend Discovery Exploration LLC (“Extraction”); and (c) the cryptocurrency mining and blockchain services (“Cryptocurrency Mining”). Through September 30, 2021, the Cryptocurrency Mining segment had not recognized any revenue, however, much of the administrative cost in Agora can be attributed to this segment. For the nine months ended December 31, 2020, Agora only operated in one segment, the Financial Services segment, therefore there is no separate segment reporting for this period.

Income Taxes

The Company prior to the assignment of the membership interest from Ecoark was taxed as a partnership for Federal income tax purposes. Therefore, the Company did record a provision or liability for Federal income tax. Ecoark, the 100% partner in Agora was individually taxed on their proportionate share of the Company’s earnings.

The Company reports its tax information as part of a consolidated tax return for their Parent. As a standalone entity, Agora will file separate tax returns and those returns would have nominal if any book to tax differences to date. The Company would have net operating losses, that would be fully reserved in our valuation allowance.

Effective September 17, 2021, income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company will file income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company will be subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Share-Based Compensation

The Company follows ASC 718, Compensation — Stock Compensation and has adopted ASU 2017-09 Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cost Allocations

The accompanying consolidated financial statements and footnotes of the Company have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark Holdings, Inc. operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The Company prior to July 1, 2021 did not have significant operations. Ecoark Holdings, Inc. recognized many corporate expenditures and payroll costs and allocated those costs to the Company as noted below. Commencing July 1, 2021, as the Company became larger, these corporate expenditures and payroll related costs were recognized directly on the Company’s books, and there is no longer a cost allocation from Ecoark Holdings to the Company.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from our Parent are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Commencing July 1, 2021, Agora has reflected all of their expenses including costs that Ecoark formerly recorded and allocated to Agora. As a result, there is no allocation for the three months ended December 31, 2021 (as well as the three months ended September 30, 2021) reflected in these consolidated financial statements.

We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The ASU simplifies the diluted net income per share calculation in certain areas. The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the impact that this new guidance will have on its consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Impact of COVID-19

The COVID-19 pandemic previously had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine rollouts and the emergence of virus mutations.

COVID-19 did not have a material effect on the Consolidated Statements of Operations or the Consolidated Balance Sheets.

Because the federal government and some state and local authorities are reacting to the current Omicron variant of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) includes, among other things, provisions relating to payroll tax credits and deferrals, net operating loss carryback periods, alternative minimum tax credits and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also established a Paycheck Protection Program (“PPP”), whereby certain small businesses are eligible for a loan to fund payroll expenses, rent and related costs.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 2: REVENUE

The Company recognizes revenue when it transfers promised services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

The following table disaggregates the Company’s revenue by major source for the nine and three months ended December 31:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Management Services	$49,369	$77,780	$149,369	$204,890
Professional Services	72,900	66,500	186,400	87,000
Fund Administration Services	52,699	21,308	187,074	67,324
Commissions	1,000	—	1,000	—
Other	68	—	68	—
Cryptocurrency Mining	17,455	—	17,455	—
Oil and Gas Production	688,166	—	1,228,750	—
	$881,657	$165,588	$1,770,116	$359,214

There were no significant contract asset or contract liability balances for all periods presented.

The Company elected the practical expedients in paragraphs 606-10-50-14 and 50-14A and does not disclose the amount of transaction price allocated to remaining performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed, or variable consideration related to future service periods.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

Cryptocurrency Mining

Providing computing power to solve complex cryptographic algorithms in support of cryptocurrency blockchains, in a process known as “solving a block”, is an output of the Company’s ordinary activities. The provision of computing power is the only performance obligation in the Company’s contracts with mining pool operators, its customers. The Company satisfies its performance obligation over time as it provides computing power.

The contract term is short, limited to the period of time the Company’s miners are contributing to the mining pool computational operations in support of the blockchain, measured in “hash rate” or “hashes per second”. The contract term is the payout period under the Company’s mining pool contracts, which is a twenty-four-hour period. After each contract period, the Company has the right to renew the contract for subsequent, successive payout periods.

The cryptocurrency received in exchange for providing computing power represents noncash consideration. The fair value of the noncash consideration determined at contract inception is recognized in revenue as the Company performs over the contract term using an output method based on hash rate contributed. Changes in the fair value of the noncash consideration post-contract consideration due to reasons other than form of consideration (that is, other than the price of Bitcoin) are estimated under the expected value method but constrained from inclusion in the transaction price (and hence revenue) until end of the contract term when the uncertainty has been resolved and amount is known.

The Company receives payment for its provision of hash rate under the Pay-Per-Shares-Plus (“PPS+”) payment method. The payment method contains two components, (1) the block rewards issued by the blockchain network and paid by the mining pool operator, and (2) transaction fees generated from (paid by) blockchain users and distributed (paid out) to individual miners by the mining pool operator. The pool, as a collective entity, develops its own technology that, on

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 2: REVENUE (cont.)

one end, gathers individual miner’s hash rate, and on the other end contributes hash rate to the network to compete for block rewards from the network. For PPS+, as long as individual miners contribute hash rate to the pool, the Company (as an individual miner) is entitled to receive its corresponding amount of block rewards based on the mining pool’s calculation methodology, which is standard across pool operators.

Block rewards are the new coins awarded to cryptocurrency miners by the network (Bitcoin for the Bitcoin network) and is a theoretical number calculated by the mining pool operator based on inputs including difficulty level, network hash rate, and block rewards (for example, 6.25 for Bitcoin). Transaction fees refers to the total fees paid by users of the network to execute transactions.

Digital asset transaction fees are payable to the mining pool operator to cover the costs of maintaining the pool and are deducted from the block reward payout. This fee is deducted from the block reward the Company receives and recorded as a reduction of revenue because it does not represent payment for a distinct good or service.

There is no significant financing component in the Company’s contract with mining pool operators.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2021 and March 31, 2021:

	December 31, 2021	March 31, 2021
	(unaudited)
Mining technology equipment – Miners (2-year life)	$1,718,976	$—
Transformers and cables (10-year life)	3,365,203	—
Containers (5-year life)	1,116,549	—
Housing and cooling infrastructure (5-year life)	864,911
Accumulated depreciation	(20,945)	(—)
Property and equipment, net	$7,044,694	$—

As of December 31, 2021, the Company performed an evaluation of the recoverability of these long-lived assets. The Company has considered ASC 360-10-55-14, (paragraph a- the actual and expected technological advances) and have concluded the estimated useful life of the mining technology equipment in place is between two (2) and ten (10) years. The analysis resulted in no impairment as of related to these assets.

In addition, pursuant to ASC 360-10-55, the Company will review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company performs the analysis by comparing the expected future cash flows of the assets to the carrying value of the related long-lived assets.

Depreciation expense for the nine and three months ended December 31, 2021 is $20,945, respectively. There was no depreciation expense for the nine and three months ended December 31, 2020.

NOTE 4: GOODWILL

The Company has included on their consolidated balance sheets, the goodwill associated with Ecoark’s acquisition of Trend Discovery Holdings, LLC. This goodwill has not been impaired to date. The value of the goodwill is $3,222,799 and represented the difference between the net assets acquired by Ecoark and the consideration paid by Ecoark.

The Company assessed the criteria for impairment, and there were no indicators of impairment present as of December 31, 2021, and therefore no impairment is necessary.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 5: RELATED PARTY TRANSACTIONS / LINE OF CREDIT

Prior to November 13, 2021, the Company had an intercompany payable with Ecoark. All intercompany transactions ran through this account. On November 13, 2021, Agora issued Ecoark a $7.5 million line of credit note that accrued interest at 10% per annum. The due to parent balance at November 13, 2021 was transferred to this line of credit note on that date.

As of December 31, 2021 the Company had outstanding $4,459,057 under the line of credit. Interest expense for the nine and three months ended December 31, 2021 under this line of credit was $32,101, respectively. Prior to November 13, 2021, no interest was charged on intercompany advances. The Company used the proceeds under the line of credit to pay for their cryptocurrency mining equipment.

As of March 31, 2021, the intercompany advances balance was $49,280 due from Ecoark for expenses paid by the Company related to Ecoark.

NOTE 6: POWER DEVELOPMENT FEE

The Company paid $1,000,000 in two separate letters of intent for two different land sites to PPM for a total of $2,000,000. The payments represent the fee for assisting the Company in obtaining 12 MW and 30 MW, respectively of utility capacity as defined and agreed by ERCOT West Load Zone in the Oncor Electric Delivery Company LLC (“Utility”) at the “one-span” tariff rate classification of “6.1.1.1.5 Primary greater than 10kw”. If the Utility is unable to deliver these terms as defined in the facilities extension agreement, PPM will assist us in locating a new location for the Company with at least the stated capacity and same rate tariff. PPM informed the Company that it has arranged for the 12 MW and 30 MW of available capacity by signing two distribution facilities extension agreements with the Utility and posting the required collateral. The $1,000,000 development fee under each of letter of intent purchased this right to the distribution facilities extension agreements which gives the Company access to the 12 MW and 30 MW electric capacity from the Utility.

The Company also reimbursed the utility deposits paid by PPM in the amount of $96,000 and $327,000, respectively. The power development fees are deemed non-refundable unless Priority Power Management, LLC cannot find a suitable location within 6 months. The Company and PPM are still negotiating a definitive power agreement.

The Company has classified these payments as “Power Development Costs” as a noncurrent asset on the Consolidated Balance Sheets.

The development fee and utility deposits are directly attributed to the planned development and construction of the high-performance data centers. The Company concluded the planned development and construction of the performance data centers are identifiable assets pursuant to ASC 805-20-05-1.

Upon completion and placing the centers’ into service, these deposits will be applied ratably to the acquisition price and recorded as a cost component of the assets. To the extent that any deposits are non-refundable, and the associated acquisition process is terminated or no longer determined probable, the fees, deposits and any additional related pre-acquisition costs will be charged to general and administrative expenses. Management reviews the likelihood of the acquisition of assets in conjunction with its periodic asset impairment analysis.

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 7: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accrued payable and accrued expenses consisted of the following:

	December 31, 2021	March 31, 2021
	(unaudited)
Professional fees and consulting costs	$66,356	$2,215
Vacation and paid time off	50,905	—
Cryptocurrency equipment and operations	2,113,332	—
Interest	32,101	—
Insurance	122,864	—
Other accrued expenses	78,733	10,000
Total	$2,464,291	$12,215

NOTE 8: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 — quoted prices for identical instruments in active markets;

Level 2 — quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 — fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the nine months ended December 31, 2021 and 2020. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The Company records the fair value of the of the warrant derivative liabilities disclosed in accordance with ASC 815, Derivatives and Hedging. The fair values of the derivatives were calculated using the Black-Scholes Model. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in other income (expense) in the consolidated statement of operations. The following table presents assets and liabilities that are measured and recognized at fair value on a recurring basis as of:

	Level 1	Level 2	Level 3	Total Gains and (Losses)
December 31, 2021
Cryptocurrencies	$15,918	—	—	$(1,047)

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 9: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of May 31, 2019 and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company recognized lease liabilities and a right of use asset upon the entering into leases in November 2021. The Company recorded these amounts at present value, in accordance with the standard, using discount rates of 5%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 24 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The Company’s portfolio of leases contains both finance and operating leases that relate primarily to the commodity and Cryptocurrency Mining segments. As of December 31, 2021, the value of the unamortized lease right of use asset is $490,698, which is from operating leases (through maturity at October 31, 2026). As of December 31, 2021, the Company’s lease liability was $491,614, which is from operating leases.

Maturity of lease liability for the operating leases for the period ended December 31,
2022	$137,304
2023	$135,983
2024	$94,743
2025	$97,585
2026	$83,344
Imputed interest	$(57,345)
Total lease liability	$491,614
Disclosed as:
Current portion	$115,334
Non-current portion	$376,280
Amortization of the right of use asset for the period ended December 31,
2022	$120,383
2023	$122,346
2024	$83,433
2025	$87,787
2026	$76,749
Total	$490,698

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 9: LEASES (cont.)

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Three months ended December 31, 2021	Nine months ended December 31, 2021
	(unaudited)	(unaudited)
Operating lease expense	$20	$20
Total lease cost	$20	$20

NOTE 10: COMMITMENTS AND CONTINGENCIES

Management Agreement

The Company entered into a management agreement with Trend LP. Under the terms of the management agreement, the Company charges Trend LP a management fee of ¼ of 3% of assets under management per quarter to perform management services for Trend LP.

For the nine and three months ended December 31, 2021 and 2020, the Company earned $149,369 and $204,890 and $49,369 and $77,780 in management fees, respectively. As of December 31, 2021 and March 31, 2021, the Company has $126,589 and $122,972 in management fees receivable from Trend LP.

Bitstream Commitments on Purchase Obligations

As discussed in the overview of Bitstream in Note 1, Bitstream has entered into a number of agreements where they are obligated to purchase equipment necessary to run their business. Bitstream has estimated this commitment to be approximately $12-$14 million inclusive of what has spent to date.

NOTE 11: EQUITY

Trend Holdings (prior to September 22, 2021)

To effectuate the merger between Trend Holdings and Ecoark Holdings, Inc., an entity Trend Holdings, Inc. was formed and was immediately dissolved upon the completion of the merger. As a result, Trend Holdings had 100% of their membership interest owned by Ecoark up to September 22, 2021.

Agora Digital Holdings, Inc. (subsequent to September 22, 2021)

Ecoark formed Agora Digital Holdings, Inc. (“Agora”) on September 17, 2021.

Agora is authorized to issue 250,000,000 shares of common stock, par value $0.001 as well as 5,000,000 shares of preferred stock, par value $0.001. On September 22, 2021, Ecoark purchased 100 shares of Agora for $10. Those shares were the only shares issued and outstanding as of September 30, 2021.

On October 1, 2021, the Ecoark purchased 41,671,121 shares of Agora common stock for $4,167,112 which Agora used to purchase equipment to commence the Bitstream operations. The $4,167,112 was received by the Company in September 2021 and the shares were issued on October 1, 2021.

In addition, between October 1 and December 7, 2021, Agora issued 4,600,000 restricted common shares to its management, non-employee directors, employees and advisors. After issuance of these shares, Ecoark controls approximately 90% of Agora. The future stock-based compensation related to these shares that will be measured

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 11: EQUITY (cont.)

consists of $12,166,680 over a three-year period in service based grants ($9,611,145 in year one, $1,861,096 in year two, and $694,436 in year 3) and $10,833,320 in performance based grants ($5,416,660 for the deployment of 20 MW in the State of Texas, and $5,416,660 for the deployment of 40 MW in the State of Texas) for a total of $23,000,000. These restricted common shares were measured pursuant to ASC 718-10-50 at an estimated value per share of $5.00, and consist of both service based and performance based criteria.

Of the 4,600,000 restricted shares of common stock — 2,433,336 shares of restricted stock are considered service grants and 2,166,664 are considered performance grants. The service grants vest over three years as follows: 1,550,010 restricted common shares in one year; 466,665 restricted common shares in two years and 416,661 restricted common shares in three years. Only awards granted to management directly related to the cryptocurrency mining operation have awards that contain both service and performance conditions. The remaining awards granted, contain only service-based conditions.

The performance grants vest as follows: 1,083,332 restricted common shares upon the Company deploying a 20 MW power contract in Texas; and 1,083,332 restricted common shares upon the Company deploying a 40 MW power contract in Texas. As of December 31, 2021, none of the performance criteria are probable as no contracts have been signed as the proper funding has not been secured, therefore no compensation expense is recognized in accordance with ASC 718-10-25-20 related to the performance grants.

The unrecognized stock based compensation expense as of December 31, 2021 is $10,833,320 in performance based grants and $9,885,711 in service based grants for a total of $20,719,031.

The Company recorded $92,786 of stock based compensation related to restricted stock units granted by Ecoark to Agora employees. These are Ecoark instruments and when the RSUs are converted into common stock, they will be common stock of Ecoark, not Agora. The value of the restricted stock unit was based off of Ecoark’s stock price.

The Company accounts for stock-based payments in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”). During the nine months ended December 31, 2021, in addition to the value measured by the 4,600,000 restricted stock grants, stock-based compensation consists primarily of restricted stock units (“RSUs”) granted to a Company employee while employed by Ecoark. The Company measures compensation expense for RSUs based on the fair value of the award on the date of grant. The grant date fair value is based on the closing market price of Ecoark’s Common Stock on the date of grant.

NOTE 12: SEGMENT INFORMATION

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions. Effective July 1, 2021, when Agora was assigned the working interests in 14 wells from Ecoark, and the commencement of the Bitstream operation, the Chief Decision Making Officer’s determined that the Company will segment their business into three distinct segments: (a) the traditional fund administration and financial consulting business that is performed in Trend Capital Management and Barrier Crest (“Financials Services”); (b) the oil and gas production in Trend Discovery Exploration LLC (“Extraction”); and (c) the cryptocurrency mining and blockchain services (“Cryptocurrency

Agora Digital Holdings, Inc.
(formerly Trend Discovery Holdings, LLC)
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2021 and 2020

NOTE 12: SEGMENT INFORMATION (cont.)

Mining”). In the three months ended December 31, 2021, the Cryptocurrency Mining segment commenced recognition of revenue from cryptocurrency mining operations, and a majority of the administrative cost in Agora can be attributed to this segment. For the nine and three months ended December 31, 2020, Agora only operated in one segment, the Financial Services segment, therefore there is no separate segment reporting for this period.

Nine Months Ended December 31, 2021	Financial Services	Extraction	Cryptocurrency Mining	Total
Segmented operating revenues	$523,843	$1,228,750	$17,523	$1,770,116
Cost of revenues (exclusive of depreciation shown separately below)	—	695,633	92,823	788,456
Total operating expenses net of depreciation	664,981	101,879	3,696,855	4,463,715
Depreciation	—	—	20,945	20,945
Other (income) expense	(215,981)	—	28,507	(187,474)
Income (loss) from continuing operations	$74,843	$431,238	$(3,821,607)	$(3,315,526)
Three Months Ended December 31, 2021	Financial Services	Extraction	Cryptocurrency Mining	Total
Segmented operating revenues	$175,968	$688,166	$17,523	$881,657
Cost of revenues (exclusive of depreciation shown separately below)	—	410,268	92,823	503,091
Total operating expenses net of depreciation	393,608	28,694	3,288,269	3,710,571
Depreciation	—	—	20,945	20,945
Other expense	4,019	—	28,507	32,526
Income (loss) from continuing operations	$(221,659)	$249,204	$(3,413,021)	$(3,385,476)

Segmented assets as of December 31, 2021
Property and equipment, net	$—	$—	$7,044,694	$7,044,694
Goodwill	$3,222,799	$—	$—	$3,222,799
Capital expenditures	$—	$—	$7,044,694	$7,044,694

NOTE 13: SUBSEQUENT EVENTS

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through April 22, 2022 which is the date that the consolidated financial statements were available to be issued.

On January 3, 2022, the Company finalized a land purchase agreement for a separate parcel of 20 acres of land ($12,500 per acre) in West Texas for $250,000. The Company has an option to sell back this land to the sellers at $400 per acre upon cessation of the land being used as a data center.

On April 12, 2022, the Board of Directors approved the resignation of the Company’s former Chief Financial Officer effective immediately. The Board of Directors approved the acceleration of the vesting of the former Chief Financial Officer’s service-based and performance-based restricted stock grants. As a result, all 750,000 restricted stock grants are fully vested as of April 12, 2022.

On April 21, 2022, the Company extended the maturity date of the line of credit with Ecoark to March 31, 2023.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein except as stated directly above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the registration fees, the FINRA filing fee and the Nasdaq initial listing fee.

SEC registration fees	$11,726.56
FINRA filing fee	$18,825.00
Nasdaq initial listing fee	$81,000.00
Accounting fees and expenses	$30,000.00
Legal fees and expenses	$275,000.00
Transfer agent and registrar fees and expenses	$20,000.00
Miscellaneous fees and expenses	$10,448.44
Legal Fees of the Underwriter	$150,000.00
Total	$597,000.00

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Article VI of the bylaws of Agora provides that Agora shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of Agora, by reason of the fact that he is or was a director, officer, employee or agent of Agora, or is or was serving at the request of Agora as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Agora, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Agora has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 15. Recent Sales of Unregistered Securities.

Since September 17, 2021, we have issued the following securities without registration under the Securities Act in reliance on exemptions therefrom:

Ecoark Holdings, Inc.	41,671,221
William B. Hoagland	1,000,000
Randy May	1,000,000
Jay Puchir	750,000
Britt Swan	250,000
James Everett	100,000
Todd Landis	100,000
Steven Nelson	100,000
Richard Horgan	250,000
Michael Pollack	250,000
George Green	50,000
Justin Podhola	25,000
Trevor Maloy	25,000
Troy Richards	100,000
Matt Wilson	250,000
Kevin Geiger	100,000
George Wilson	50,000
Tyler Randolph	50,000
Mikey Taylor	50,000
Stefan Zylik	50,000
Brian Zurichin	50,000

Ecoark is the promoter and parent company and acquired its shares for investment and without a view to distribution, and the transaction was exempt under Section 4(a)(2) of the Securities Act. The other issuances were to certain employees, consultants, executive officers and directors of Agora, each of whom acquired the shares for investment and without a view to distribution, and were exempt under Section 4(a)(2) of the Securities Act and in certain instances Rule 506(b) thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits.

See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)    Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Securities Act.

•        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description	Filed/Furnished Herewith	Incorporated by Reference
			Form	Exhibit No.	Filing Date
1.1	Form of Underwriting Agreement*+		S-1/A	1.1	3/9/2022
3.1	Articles of Incorporation*		S-1	3.1	11/19/2021
3.1	Certificate of Correction*		S-1	3.1(a)	11/19/2021
3.2	Bylaws of Agora Digital Holdings, Inc.*		S-1	3.2	11/19/2021
4.1	Form of Warrant*		S-1/A	4.1	3/9/2022
4.2	Form of Warrant Agent Agreement*		S-1/A	4.2	1/10/2022
5.1	Opinion of Nason, Yeager, Harris & Fumero, P.A.*		S-1/A	5.1	1/10/2022
10.1	2021 Equity Incentive Plan#*		S-1/A	10.1	12/10/2021
10.2	Employment Agreement with William B. Hoagland#+*		S-1	10.2	11/19/2021
10.3	Employment Agreement with Randy May#+*		S-1	10.3	11/19/2021
10.4	Employment Agreement with Jay Puchir#+*		S-1	10.4	11/19/2021
10.5	Employment Agreement with Britt Swann#+*		S-1	10.5	11/19/2021
10.6	Form of Restricted Stock Agreement#*		S-1	10.6	11/19/2021
10.7	Sale of Goods Agreement dated September 9, 2021++*		S-1	10.7	11/19/2021
10.8	Lease Agreement dated December 9, 2021++*		S-1/A	10.8	1/10/2022
10.9	Letter of Intent dated September 3, 2021*		S-1/A	10.9	3/9/2022
10.10	Letter of Intent dated October 20, 2021*		S-1/A	10.10	3/9/2022
21.1	List of Subsidiaries*		S-1	21.1	11/19/2021
23.1	Consent of RBSM LLP(1)	(1)
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.(2)	(2)
107	Filing fee table*		S-1/A	107	3/9/2022

____________

(1)      Filed herein

(2)      Contained in Exhibit 5.1

*        Previously filed.

#        Indicates management contract or compensatory plan, contract or agreement.

+        Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC Staff upon request.

++      Portions of this exhibit have been omitted as permitted by the rules of the SEC. The information omitted is both (i) the type that the Company customarily and actually treats as private or confidential, and (ii) not material. The Company undertakes to submit an un-redacted copy of this exhibit for review if requested by the SEC Staff.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on April 26, 2022.

AGORA DIGITAL HOLDINGS, INC.
By:	/s/ William B. Hoagland
William B. Hoagland
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William B. Hoagland	Chief Executive Officer and Director	April 26, 2022
William B. Hoagland	(Principal Executive Officer)
/s/ Britt Swann	Chief Financial Officer	April 26, 2022
Britt Swann	(Principal Financial Officer and Principal Accounting Officer)
/s/ Randy May	Chairman of the Board of Directors	April 26, 2022
Randy May
/s/ James Everett	Director	April 26, 2022
James Everett
/s/ Todd Landis	Director	April 26, 2022
Todd Landis
/s/ Steven Nelson	Director	April 26, 2022
Steven Nelson